UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to § 240.14a-12

NuCO2Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of NuCO2 Inc.
(2)	Aggregate number of securities to which transaction applies: 14,813,032 shares of common stock and options to purchase 1,861,570 shares of common stock.
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined): The filing fee was determined by multiplying .00003930 by the sum of (i) $444,390,960, which is the product of 14,813,032 outstanding shares of NuCO2 Inc. common stock and the merger consideration of $30.00 per share and (ii) $17,535,990, which is the product of outstanding options to purchase 1,861,570 shares of NuCO2 common stock and $9.42, which is the amount equal to the excess of the merger consideration of $30.00 per share over the weighted average exercise price per share of such outstanding options.

(4)	Proposed maximum aggregate value of transaction: $461,926,950
(5)	Total fee paid: $18,154

☒	Fee paid previously by written preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NuCO2 INC.

2800 S.E. MARKET PLACE
STUART, FLORIDA 34997

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of NuCO2 Inc.  The special meeting will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996.

At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 29, 2008 (the "merger agreement"), by and among NuCO2 Acquisition Corp. (“Parent”), NuCO2 Merger Co. (“Merger Sub”) and NuCO2 Inc.  Parent and Merger Sub are affiliates of Aurora Capital Group, a Los Angeles-based private equity firm.  Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent.

In connection with the proposed financing of the merger, we will transfer substantially all of our assets to newly-created, wholly owned subsidiaries, which transfer is referred to in the accompanying proxy statement as the “asset transfer” and which subsidiaries of ours are referred to in the accompanying proxy statement as the “financing subsidiaries.”  At the special meeting, you will also be asked to consider and vote on a proposal to approve this asset transfer, without which the merger will not be completed.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.

As a result of the transactions contemplated by the merger agreement, Parent will acquire our entire company, and each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive $30.00 in cash, without interest.

We will not consummate the merger unless our shareholders approve both the merger and the asset transfer.  If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

The consummation of the merger is subject to customary conditions, including the satisfaction or waiver of the conditions set forth in the debt financing commitment letter from the lender signatory thereto to Parent, which are more fully described in the accompanying proxy statement.

Our board of directors, by unanimous action of the independent directors, has determined that the merger agreement and the transactions contemplated thereby (including the merger and the asset transfer) are advisable and in our best interests and the best interests of our shareholders.  Accordingly, the board of directors, by unanimous action of the independent directors, has approved and adopted the merger agreement and the transactions contemplated thereby.  The board of directors, by unanimous action of the independent directors, recommends that you vote “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to (1) approve and adopt the merger agreement and approve the merger and (2) approve the asset transfer.

Subject to shareholders’ compliance with the requirements of the Florida Business Corporation Act, which we refer to in the accompanying proxy statement as the “FBCA,” we have concluded that holders of our common stock are entitled to assert appraisal rights under the FBCA if the merger is consummated.

Your vote is extremely important.  We ask that you either promptly sign, date and return the enclosed proxy card in the envelope provided without delay or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card, even if you plan to attend the special meeting.

This notice and the accompanying proxy statement and the form of the proxy are first being sent to our shareholders on or about April 10, 2008.

Sincerely,

Michael E. DeDomenico
Chairman and Chief Executive Officer

NuCO2 INC.

2800 S.E. MARKET PLACE
STUART, FLORIDA 34997

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
MAY 8, 2008

Notice is hereby given that a special meeting of the shareholders of NuCO2 Inc., a Florida corporation, will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996.  The special meeting is being called to consider and vote upon the following proposals:

1.
To approve and adopt the Agreement and Plan of Merger, dated as of January 29, 2008 (the "merger agreement"), by and among NuCO2 Acquisition Corp. (“Parent”), NuCO2 Merger Co. (“Merger Sub”) and NuCO2 Inc. and approve the merger of Merger Sub with and into us, as a result of which (a) we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent and (b) each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive $30.00 in cash, without interest;

2.
To approve the transfer of substantially all of our assets to our newly-created, wholly owned subsidiaries, which transfer is referred to in the accompanying proxy statement as the “asset transfer” and which subsidiaries of ours are referred to in the accompanying proxy statement as the “financing subsidiaries;” and

3.
To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to (a) approve and adopt the merger agreement and approve the merger or (b) approve the asset transfer.

At the special meeting, we may transact such other business as may properly come before the special meeting or any adjournment thereof.

We will not consummate the merger unless our shareholders approve both the merger and the asset transfer.  If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

The consummation of the merger is subject to customary conditions, including the satisfaction or waiver of the conditions set forth in the debt financing commitment letter from the lender signatory thereto to Parent, which are more fully described in the accompanying proxy statement.

The board of directors, by unanimous action of the independent directors, recommends that you vote “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the special meeting.  Subject to the provisions of the FBCA, shareholders of record at the close of business on March 7, 2008 are entitled to receive notice of and to vote at the special meeting and any adjournment thereof.  A list of such shareholders will be available for inspection on written demand by any shareholder or such shareholder’s agent or attorney, for any proper purpose, during regular business hours, at NuCO2 Inc., at 2800 S.E. Market Place, Stuart, Florida 34997, during the 10-day period preceding the special meeting and continuing through the meeting.  Subject to the provisions of the FBCA, this list will also be available at the place of the meeting for inspection by any shareholder or the shareholder’s agent or attorney at any time during the meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to (1) approve and adopt the merger agreement and approve the merger and (2) approve the asset transfer.

Subject to shareholders’ compliance with the requirements of the FBCA, we have concluded that holders of our common stock are entitled to assert appraisal rights under the FBCA if the merger is consummated.

All shareholders are cordially invited to attend the special meeting.  Whether or not you expect to attend, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card.  You may revoke your proxy and vote in person at the special meeting if you desire.  If you fail to vote in person or by proxy, or abstain from voting, it will have exactly the same effect as voting against approving and adopting the merger agreement and approving the merger and against approving the asset transfer.

By order of the Board of Directors,

Eric M. Wechsler, Secretary

Annex A	Agreement and Plan of Merger, dated as of January 29, 2008, by and among NuCO2 Acquisition Corp., NuCO2 Merger Co. and NuCO2 Inc.
Annex B	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
Annex C	Florida Appraisal Rights Statute

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement about the proposed transactions contemplated by the merger agreement and the special meeting and may not contain all of the information that is important to you as a shareholder of NuCO2 Inc.  Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

References in this proxy statement to “the Company,” “NuCO2,” “we,” “our,” “our company” and “us” mean NuCO2 Inc.; all references to “Parent” refer to NuCO2 Acquisition Corp.; all references to “Merger Sub” refer to NuCO2 Merger Co.; all references to “Aurora” refer to Aurora Capital Group, an affiliate of Parent and Merger Sub; all references to “merger agreement” refer to the Agreement and Plan of Merger, dated as of January 29, 2008, by and among NuCO2 Acquisition Corp., NuCO2 Merger Co. and NuCO2 Inc., as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; all references to the “financing subsidiaries” refer to the direct and indirect wholly owned subsidiaries of the Company formed in connection with the asset transfer; all references to “asset transfer” refer to the transfer of  the Company’s assets to the financing subsidiaries; all references to the “merger” refer to the merger of Merger Sub with and into us pursuant to the merger agreement; and all references to the “transactions” refer to the transactions contemplated by the merger agreement, including the merger and the asset transfer.

The Companies (page 23)

NuCO2Inc.
2800 S.E. Market Place
Stuart, Florida 34997
(772) 221-1754

NuCO2 Inc., a Florida corporation, is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry.  With service locations within reach of virtually all of the fountain beverage users in the Continental U.S., our experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others.  Our revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages.  The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks.  We provide systems and services that allow our customers to spend more time serving their customers.  Our website is located at www.nuco2.com.  Information on our website is not a part of this proxy statement.

NuCO2 Acquisition Corp.
10877 Wilshire Blvd., Suite 2100
Los Angeles, California 90024
(310) 551-0101

NuCO2 Acquisition Corp., a Delaware corporation, is an affiliate of Aurora Capital Group.  Founded in 1991, Aurora Capital Group currently manages over $2 billion of private equity capital, pursuing two distinct strategies: acquiring healthy middle-market companies through Aurora Equity Partners III and acquiring companies in need of restructuring through Aurora Resurgence Fund, L.P.  Aurora Capital Group’s website is located at www.auroracap.com.  Information on this website is not a part of this proxy statement.

NuCO2 Merger Co.
10877 Wilshire Blvd., Suite 2100
Los Angeles, California 90024
(310) 551-0101

NuCO2 Merger Co., a Florida corporation and a wholly owned subsidiary of NuCO2 Acquisition Corp., was formed solely for the purpose of effecting the merger and the transactions related to the merger agreement.  It has not engaged in any business except in furtherance of this purpose.

Financing Subsidiaries
2800 S.E. Market Place
Stuart, Florida 34997
(772) 221-1754

The financing subsidiaries were formed for the purpose of effecting the asset transfer and collectively engaging in the business of NuCO2 following the consummation of the asset transfer.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.

The Special Meeting (page 20)

Date, Time and Place (page 20)

The special meeting will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996, to consider and vote upon proposals to:

•	approve and adopt the merger agreement and approve the merger;

•	approve the asset transfer; and

•
approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to (a) approve and adopt the merger agreement and approve the merger or (b) approve the asset transfer.

                At the special meeting, we may transact such other business as may properly come before the special meeting and any adjournment thereof.

          Record Date, Shares Entitled to Vote and Quorum (page 20)

Only holders of record of our common stock at the close of business on March 7, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.  On the record date, 14,813,032 shares of our common stock were issued and outstanding and held by approximately 143 holders of record.  A quorum will be present at the special meeting with respect to a proposal to be voted on at the meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date on that proposal are represented in person or by proxy at the special meeting.

Vote Required (page 20)

In order to (1) approve and adopt the merger agreement and approve the merger and (2) approve the asset transfer, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of each of these proposals.  If you withhold a vote or abstain from voting on either of these proposals, it will have the same effect as a vote “AGAINST” such proposal.  If a quorum is not present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting.  If a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast for that proposal at the special meeting, in person or by proxy.

Stockholders’ Agreement (page 76)

In connection with the merger agreement, all of our executive officers and directors, who collectively held approximately 1.1% of our total common stock outstanding on the record date and are entitled to vote those shares, have entered into a stockholders’ agreement in which they have agreed, in their capacities as stockholders, upon the terms and subject to the conditions set forth in the stockholders’ agreement, to vote all shares of our common stock held of record or beneficially owned by them in favor of the merger, the adoption of the merger agreement, each other action contemplated by the merger agreement and any actions required in furtherance of the merger, and against the adoption of any third-party acquisition proposal.  The stockholders’ agreement terminates upon the earliest to occur of (1) the effective time of the merger, which we refer to in this proxy statement as the “effective time,” (2) the termination of the merger agreement and (3) upon written notice by any of our executive officers or directors from and after any amendment, waiver or modification to the terms of the merger agreement that changes the form of, decreases the amount of, or alters in any material respect the timing of payment of the merger consideration of $30.00 per share in cash.

Voting of Proxies (page 21)

After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person.  If you elect to submit your proxy by telephone or via the Internet, you will need to provide the control number set forth on the enclosed proxy card upon which you will be provided the option to vote “for,” “against” or “abstain” with respect to each of the proposals.  If no specification is indicated, all of your shares of common stock represented by valid proxies that have been submitted will be voted “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Revocability of Proxies (page 22)

Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by giving written notice of the revocation to our Secretary;

•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or

•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

The Transactions (page 23)

Consideration to Be Received by Our Shareholders (page 58)

If the merger agreement is approved and adopted, the merger is approved and the asset transfer is approved by our shareholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent.  At the effective time, each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive $30.00 in cash, without interest, which we refer to in this proxy statement as the “merger consideration.”

In connection with the proposed financing of the merger, subject to the approval of our shareholders, we will engage in the asset transfer to our financing subsidiaries.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.  Our shareholders will not receive any consideration as a result of the asset transfer.

We will not consummate the merger unless our shareholders approve both the merger and the asset transfer.  If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

As a result of the transactions, Parent will acquire our entire company.  Following the completion of the transactions, we will no longer be a public company, and you will cease to have any ownership interest in us and will not participate in any of our future earnings and growth or losses.

Reasons for the Transactions (page 31)

Our board of directors, by unanimous action of the independent directors, has determined to recommend the approval and adoption of the merger agreement and the approval of the transactions based on its consideration of a number of factors, which are described in the section of this proxy statement entitled “The Transactions—Reasons for the Transactions.”  Our board of directors is comprised of six directors, five of whom are independent, with Michael E. DeDomenico, our Chairman and Chief Executive Officer, being the sole management member.

Recommendation of the Board of Directors (page 34)

After careful consideration, the board of directors, by unanimous action of the independent directors, has determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders and has approved and adopted the merger agreement and approved the transactions.  The board of directors, by unanimous action of the independent directors, recommends that you vote “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (page 34)

Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or “Houlihan Lokey,” rendered an oral opinion to the board of directors during the meeting at which the merger agreement was approved and adopted (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated January 29, 2008), to the effect that the consideration to be received by the holders of our common stock in the merger, other than those holders of our common stock who (i) Parent allows to retain an interest in us, (ii) receive an interest in Parent, or (iii) otherwise participate in the merger through some form of equity ownership, was fair, from a financial point of view, to those holders, as of that date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.

Houlihan Lokey’s opinion was directed to the board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger, other than those holders of our common stock who (i) Parent allows to retain an interest in us, (ii) receive an interest in Parent, or (iii) otherwise participate in the merger through some form of equity ownership, and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.  We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion.  However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the board of directors or any shareholder as to how to act or vote with respect to the merger or related matters. See “The Transactions – Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.”

Background of the Transactions (page 23)

The section of the proxy statement entitled “The Transactions—Background of the Transactions” contains a description of the process that we undertook with respect to reaching a definitive merger agreement with Parent and Merger Sub, and includes a discussion of our contacts and discussions with Parent and its affiliates that led to the merger agreement.

Financing for the Transactions; Source and Amounts of Funds (page 42)

Parent estimates that the total amount of funds necessary to consummate the transactions, including related fees and expenses, is approximately $531 million, including:

•	approximately $461 million to pay our shareholders and option holders amounts due to them under the merger agreement;

•	approximately $23 million to repay certain existing indebtedness; and

•	approximately $37 million to pay fees and expenses in connection with the transactions.

These payments are expected to be funded by a combination of equity and debt financing arranged by Parent.  Parent has obtained equity and debt financing commitments described in the section entitled “The Transactions—Financing for the Transactions; Source and Amounts of Funds” in connection with the transactions.  The contemplated debt financing may change after the date hereof.  The merger agreement permits changes to the contemplated debt financing under specified circumstances.  The total funded indebtedness of the Company and its subsidiaries following the transactions is expected to be approximately $337 million.

The consummation of the merger is subject to the satisfaction or waiver of the conditions set forth in the debt financing commitment letter from the lender signatory thereto to Parent and the condition that the lender not hold back amounts that otherwise would have been funded under the terms of the debt financing commitment letter.

Material United States Federal Income Tax Consequences (page 47)

Holders of our common stock that exchange all of their shares of our common stock for cash (either pursuant to the merger agreement or as a result of perfecting their appraisal rights under Florida law) will recognize gain or loss on the exchange in an amount equal to difference between the amount of the cash received and that holder’s adjusted tax basis in the shares of our common stock exchanged therefor.

Interests of Certain Persons in the Transactions (page 50)

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval and adoption of the merger agreement and the approval of the transactions, you should be aware that our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our shareholders.  See “The Transactions—Interests of Certain Persons in the Transactions” for a description of such interests that may be different from, or in addition to, the interests of our shareholders.

Our board of directors was aware of these interests and considered them, among other matters, when it determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders and approved and adopted the merger agreement and approved the transactions.

Appraisal or Dissenters’ Rights (page 55)

We have concluded that our shareholders are entitled to assert appraisal rights under the FBCA in connection with the merger.  To exercise appraisal rights, you must:

•	before the taking of the vote on the merger agreement at the special meeting, deliver to us a written notice of your intent to demand payment if the merger is effected;

•	NOT vote (or cause or permit to be voted) any of your shares of our common stock in favor of the proposal to approve and adopt the merger agreement and approve the merger; and

•	comply with other procedures as is required by Sections 607.1301 through 607.1333 of the FBCA.

A copy of Sections 607.1301 through 607.1333 of the FBCA is attached to this proxy statement as Annex C.

Under the merger agreement, Parent is not required to consummate the merger if holders of more than 10% of our common stock outstanding immediately prior to the effective time of the merger properly exercise appraisal rights in accordance with Florida law.

The Merger Agreement (page 58)

Structure of the Merger (page 58)

Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger.  As a result of the merger, we will become a wholly owned subsidiary of Parent, and we will cease to be a publicly traded company.

Consideration to be Received by our Shareholders in the Merger (page 58)

At the effective time, each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive the merger consideration of $30.00 in cash, without interest.  All shares of our common stock held in our treasury or by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent will automatically be cancelled and no payment will be made in respect of those shares.

Treatment of Stock Options (page 59)

Each holder of an option to purchase shares of our common stock that is outstanding and unexercised as of the effective time and has an exercise price per share that is less than the merger consideration will receive, in exchange for the cancellation of such stock option, an amount in cash (subject to any applicable withholding taxes) equal to the product of (1) the difference between the merger consideration and the applicable exercise price per share of such stock option, and (2) the aggregate number of shares of common stock issuable upon exercise of such stock option.  No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $30.00 per share.

Solicitation (page 64)

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on March 14, 2008 (the “Go Shop Period End Date”), the Company and its representatives had the right, acting under the direction of the board of directors, to directly or indirectly:

•	initiate, solicit and encourage Acquisition Proposals, including by way of public disclosure and by way of providing access to non-public information to any person; and

•	enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals.

From the Go-Shop Period End Date until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company may not, and must use commercially reasonable efforts to cause its representatives not to, directly or indirectly, subject to specified exceptions discussed below:

•	initiate, solicit or encourage (including by way of providing non-public information) the submission of any Acquisition Proposal or engage in any discussions or negotiations with respect thereto; or

•
approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or consummate any such transaction or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or resolve or agree to do any of the foregoing.

However, the Company may continue to take any of these actions from and after the Go-Shop Period End Date with respect to certain Excluded Parties, as determined by the board of directors in accordance with the terms of the merger agreement described under “The Merger Agreement—Solicitation.”  As of the Go-Shop Period End Date, the board of directors did not designate any Excluded Parties under the terms of the merger agreement.

Neither the board of directors nor any committee of the board of directors may directly or indirectly withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation in favor of the merger.  However, at any time prior to obtaining the required shareholder approval of the merger agreement, if the Company receives an Acquisition Proposal (including from an Excluded Party) after the date of the merger agreement and the board of directors concludes in good faith, after consultation with its outside financial and legal advisors, that the Acquisition Proposal constitutes a Superior Proposal and that the failure to withdraw or modify its approval of the merger agreement or its recommendation that the Company’s shareholders adopt the merger agreement and approve the merger would be inconsistent with the fulfillment of its fiduciary duties, the board of directors may

•	cause the Company to terminate the merger agreement to concurrently enter into a definitive agreement with respect to the Superior Proposal, and/or

•	withdraw or modify its approval of the merger agreement or its recommendation that the Company’s shareholders adopt the merger agreement and approve the merger.

The Company may not terminate the merger agreement as provided above, unless concurrently with the termination the Company pays the Termination Fee payable pursuant to the merger agreement, as described below under “Fees and Expenses.”  In addition, the Company may not terminate the merger agreement as provided above and the board of directors may not effect a withdrawal or modification of its approval of the merger agreement unless the Company provides Parent a four-business day period in which to negotiate a Superior Proposal.

As used in the merger agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective affiliates) concerning any (A) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) direct or indirect sale, lease, pledge or other disposition of assets or business of the Company representing 20% or more of the revenues, net income or assets of the Company, in a single transaction or a series of related transactions, (C) issuance, sale or other disposition by the Company to any person or group (other than Parent or Merger Sub or any of their respective affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (D) transaction or series of related transactions in which any person or group (other than Parent or Merger Sub or their respective affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding equity interests of the Company.

As used in the merger agreement, “Superior Proposal” means any written Acquisition Proposal that the board of directors determines in its good faith judgment (after consultation with its outside legal and financial advisors) is more favorable to the Company’s shareholders (in their capacity as such), taking into account all relevant legal, financial, regulatory and other aspects of the proposal and the person making the proposal, than the merger agreement (considering any changes to the merger agreement agreed in writing by Parent in response thereto) and which the board of directors determines in good faith is reasonably likely to be consummated.  For purposes of the definition of “Superior Proposal”, the references to “20% or more” in the definition of Acquisition Proposal are deemed to be references to “50%.”

Conditions to the Merger (page 70)

The obligations of each of Parent, Merger Sub and the Company to consummate the merger are subject to the satisfaction or waiver (where permissible), at or prior to the effective time, of the following conditions:

•
the merger agreement shall have been adopted and, to the extent required, the transactions shall have been approved by the requisite vote of the shareholders of the Company in accordance with the FBCA and the governing documents of the Company.

•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

•
no governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the merger illegal or otherwise preventing or prohibiting consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible), at or prior to the effective time, of the following additional conditions at or prior to the effective time:

•
the representations and warranties of the Company contained in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time as though made at and as of the effective time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to have a material adverse effect.

•
the Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under the merger agreement on or prior to the effective time.

•
the Company shall have delivered to Parent a certificate, dated the date of the closing of the merger, signed by any executive officer of the Company, certifying in that capacity but not as an individual as to the satisfaction of the preceding two conditions.

•	the holders of not more than 10% of the Company’s common stock outstanding immediately prior to the effective time shall have properly exercised appraisal rights in accordance with applicable law.

•	the conditions set forth in the debt financing commitment letter shall have been satisfied or waived.

•
no portion of the Senior Holdback Amount or the Subordinated Holdback Amount shall be required to be held in a collateral account by the Indenture Trustee (as such terms are defined in the debt financing commitment letter as in effect as of the date of the merger agreement) as of the effective time.

The obligation of the Company to consummate the merger is subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the effective time:

•
the representations and warranties of Parent and Merger Sub contained in the merger agreement shall be true and correct in all material respects as of the effective time, as though made at and as of the effective time, provided, that the representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date.

•
Parent and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under the merger agreement on or prior to the effective time.

•
Parent shall have delivered to the Company a certificate, dated the date of the closing of the merger, signed by any executive officer of Parent, certifying in that capacity but not as an individual as to the satisfaction of the preceding two conditions.

•	Parent shall have deposited with the paying agent, for the benefit of the holders of the shares, cash in an amount sufficient to pay the aggregate merger consideration.

Termination of the Merger Agreement (page 71)

The merger agreement may be terminated and the merger and the other transactions may be abandoned at any time prior to the effective time, notwithstanding any requisite approval and adoption of the merger agreement and the merger (the date of any such termination, the “Termination Date”) as follows:

(a)	By mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the boards of directors of Parent, Merger Sub and the Company;

(b)
By either Parent, Merger Sub or the Company, by written notice (delivered no earlier than the day following the Outside Date), if the effective time shall not have occurred on or before May 31, 2008 (the “Outside Date”).  However, if the termination date of the debt financing commitment is extended past May 31, 2008, the Outside Date will be extended to the same date without any further action of the parties.  The right to terminate the merger agreement under this paragraph (b) will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before the Outside Date;

(c)
By either Parent, Merger Sub or the Company, by written notice, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or applicable law that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the merger. The right to terminate the merger agreement under this paragraph (c) will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, any such order to have been enacted, issued, promulgated, enforced or entered;

(d)	By written notice of Parent or Merger Sub if any of the following actions or events occur and whether or not they are permitted by the terms of the merger agreement:

•
the board of directors withdraws, amends, modifies or changes its recommendation of the adoption of the merger agreement in a manner adverse to Parent or Merger Sub or shall have resolved or publicly proposed to do so,

•
the board of directors shall have recommended to the shareholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

•
the Company fails publicly to reaffirm its recommendation of the merger within seven business days after the date any Acquisition Proposal or any material modification thereto is first publicly announced or otherwise becomes generally known to the public, or

•	the Company shall have materially breached its obligations under the solicitation provisions of the merger agreement.

(e)
By written notice of Parent or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under the merger agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would result in a failure of a condition related to the Company’s representations, warranties or covenants (a “Terminating Company Breach”).  However, if a Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of the Terminating Company Breach through the exercise of its commercially reasonable efforts and for as long as the Company continues to exercise its commercially reasonable efforts, Parent may not terminate the merger agreement under this paragraph until the earlier of the expiration of the 20-day period and the Outside Date;

(f)
By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under the merger agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would result in a failure of a condition related to Parent’s representations, warranties or covenants (a “Terminating Parent Breach”).  However, if a Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of the Terminating Parent Breach through the exercise of its commercially reasonable efforts and for as long as Parent continues to exercise its commercially reasonable efforts, the Company may not terminate the merger agreement under this paragraph until the earlier of the expiration of the 20-day period and the Outside Date;

(g)
By written notice of the Company in accordance with the solicitation provisions of the merger agreement, if the Company shall have concurrently entered into a definitive agreement with respect to a Superior Proposal and paid the Termination Fee payable pursuant to the merger agreement, as described below under “Fees and Expenses;”

(h)	By written notice of the Company if:

(1)
(A) Parent shall have notified the Company that the debt financing cannot be consummated for any reason; provided, that Parent shall be obligated to give this notice to the Company within one business day after it makes its determination that the debt financing cannot be consummated and in no event later than the Outside Date, and (B) Parent has not secured commitments for alternative financing in an amount sufficient to pay the aggregate merger consideration, repay indebtedness and pay related fees and expenses by no later than the earlier of 30 days after the date of Parent’s notice and the Outside Date; or

(2)	The debt financing or any alternative financing is not consummated by the Outside Date;

and, in the case of either (1) or (2), the failure is either primarily caused by, or primarily results from:

•	any breach of the financing covenants contained in the merger agreement by Parent, Merger Sub, any of their respective affiliates or any of their or their respective affiliates’ representatives;

•
the breach by any lender of its obligation to provide all or any part of the debt financing (provided that no such breach can occur unless all conditions set forth in the debt financing commitment letter shall have been satisfied or have been waived by the relevant lenders); or

•
the failure of all or any part of Parent’s equity financing (or any substitute or replacement equity financing) to be obtained, other than due to the failure of any condition to the obligations of all the parties to the merger agreement, or to the obligations of Parent and Merger Sub, to consummate the merger (other than the condition related to the debt financing commitment to the extent the failure of that condition is due to the failure of the equity financing to be obtained);

(i)
By written notice of Parent, Merger Sub or the Company, if, at the special meeting (including any adjournment thereof), the Company’s shareholders do not adopt the merger agreement or approve the transactions.

Effect of Termination of the Merger Agreement (page 73)

Subject to the fee and expense payment provisions described below, in the event of the termination of the merger agreement in accordance with its terms, the merger agreement will become void, and there will be no liability on the part of any party or any of their respective affiliates or the directors, officers, employees, agents or representatives of any of them, and all rights and obligations of each party will cease, except:

•	Parent will be obligated to reimburse the Company for the premium paid for a swap option purchased by the Company at Parent’s request, plus applicable interest;

•
in the case of a termination of the merger agreement as a result of a Terminating Company Breach or a Terminating Parent Breach arising out of an inaccuracy in any representation as of the date of the merger agreement or a breach of any warranty or covenant, the breaching party is required to reimburse the terminating party for its reasonable, documented Transaction Costs (as defined below), up to a maximum amount of $5,000,000 (the “Expense Reimbursement Amount”), within 10 business days of receipt of a reasonably detailed accounting of those expenses, and the breaching party will not have any other liability under the merger agreement except in the case of a willful breach or as provided in “Fees and Expenses” below; and

•
in the case of a willful breach of any representation, warranty or covenant, Parent, Merger Sub and the Company agreed that the damages suffered or to be suffered by the Company, in the case of a willful breach of the merger agreement by Parent or Merger Sub, or by Parent and Merger Sub, in the case of a willful breach of the merger agreement by the Company, will not be limited to the Expense Reimbursement Amount and may include the benefit of the bargain of the merger to the terminating party (and, in the case of the Company, its shareholders), adjusted to account for the time value of money.  However, Parent and Merger Sub are thinly capitalized acquisition entities and the Limited Guaranty, which is described below, pursuant to which Aurora Equity Partners III, L.P. and Aurora Overseas Equity Partners III, L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) unconditionally agreed to guarantee the obligations of Parent and Merger Sub under the merger agreement, limits the liability of the Guarantors to $35.0 million.

Fees and Expenses (page 74)

Except as otherwise provided below, all Transaction Costs incurred in connection with the merger agreement and the transactions are required to be paid by the party incurring the expenses, whether or not any of the transactions is consummated.  As used in the merger agreement, “Transaction Costs” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the merger agreement, the preparation, printing, filing or mailing of this proxy statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions, and including any reimbursement by Parent for the premium paid by the Company for the swap option purchased by the Company at Parent’s request.

Termination Fee Payable by the Company

The Company agreed that if the merger agreement is terminated by:

(1)
Parent or Merger Sub pursuant to paragraph (d) under “Termination of the Merger Agreement” above (if Parent or Merger Sub is not then in material breach of any of its obligations, representations or warranties under the merger agreement);

(2)	the Company pursuant to paragraph (g) under “Termination of the Merger Agreement” above; or

(3)	Parent or Merger Sub:

•
pursuant to paragraph (b) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement but prior to the Outside Date, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the board of directors of the Company and not withdrawn or terminated; or

•
pursuant to paragraph (e) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement and prior to the Terminating Company Breach giving rise to the right of Parent or Merger Sub to terminate the merger agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the board of directors of the Company and not withdrawn or terminated; or

•
pursuant to paragraph (i) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement and prior to the vote of the Company’s shareholders seeking approval of the merger at the special meeting, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public and not withdrawn or terminated;

and, in any of these three cases, within nine months after the date of termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not the Acquisition Proposal was made prior to termination of the merger agreement or by the same person) (for the purposes of this paragraph (3), the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “more than 50%”):

then the Company is required to pay Parent the Termination Fee in immediately available funds:

•	within two business days after the Termination Date, in the case of paragraph (1) above;

•	concurrently with termination, in the case of paragraph (2) above; and

•
upon the earlier of entry into the definitive agreement with respect to, or consummation of, the Acquisition Proposal, in the case of paragraph (3) above, with a credit for any Expense Reimbursement Amount previously paid by the Company as a result of a Terminating Company Breach.

If the merger agreement is terminated by Parent or Merger Sub pursuant to paragraph (i) under “Termination of the Merger Agreement” above but the other conditions for payment of the Termination Fee have not yet been satisfied, then the Company is required to reimburse Parent for its reasonable, documented Transaction Costs, up to a maximum amount of $5,000,000, within 10 business days of receipt of a reasonably detailed accounting of those expenses, and, if the conditions for payment of the Termination Fee are later satisfied, the Termination Fee will be payable net of the Transaction Costs previously paid.

“Termination Fee” means $15,000,000 if the Acquisition Proposal that results in the action or event that forms the basis for termination is submitted by an Excluded Party (whether the Acquisition Proposal is submitted before or after the Go-Shop Period End Date) and the right to terminate the merger agreement arises no later than March 29, 2008.  In all other cases, the “Termination Fee” is $20,000,000.  The Termination Fee will be reduced by any Expense Reimbursement Amount previously paid by the Company.  In no event will payment of more than one Termination Fee be made.

Termination Fee Payable by Parent

Parent agreed that if the merger agreement is terminated by the Company pursuant to paragraph (h) under “Termination of the Merger Agreement” above, then Parent is required to pay the Company the Reverse Termination Fee of $15,000,000 in immediately available funds within two business days after the Termination Date.

Limited Guaranty (page 76)

Concurrently with the execution of the merger agreement, and as a condition to the willingness of the Company to enter into the merger agreement, the Guarantors entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, each Guarantor unconditionally agreed to guarantee, on a several, and not joint, basis as set forth in the Guaranty, all of the obligations of Parent and Merger Sub under the merger agreement, up to a maximum amount equal to their pro rata share of $35.0 million.  The Guarantors are affiliates of Aurora.  The Guaranty terminates on the earlier to occur of (a) the indefeasible payment and performance in full of all obligations of Parent and Merger Sub under the merger agreement, (b) the termination of the merger agreement in accordance with its terms, and only if neither Merger Sub nor Parent has any liability or financial obligation to the Company that survives such termination or (c) consummation of the merger.

The Asset Transfer (page 78)

In connection with the proposed debt financing for the merger, subject to the approval of the Company’s shareholders, the Company will engage in the asset transfer by selling or contributing substantially all of its assets to one or more direct or indirect wholly owned financing subsidiaries prior to the closing of the financing, which is expected to occur concurrently with the effective time.  It is anticipated that multiple financing subsidiaries will hold different assets of the Company, so that, for example, one financing subsidiary will hold all existing and future contracts of the Company, one financing subsidiary will hold all existing and future equipment of the Company and one financing subsidiary will hold all existing and future intellectual property of the Company.  It is also anticipated that a direct wholly owned financing subsidiary will employ all employees of the Company, except for certain members of senior management who will remain employed by the Company.  The financing subsidiaries will be structured to avoid bankruptcy consolidation between the Company, on the one hand, and the financing subsidiaries, including the employee holding subsidiary, on the other hand.  The financing subsidiaries, including the employee holding subsidiary, will each engage the Company to provide specified management services.  Under certain circumstances, the Company may be replaced as the manager of the financing subsidiaries, including the employee holding subsidiary.

Although the Company contemplates that, subject to the approval of the Company’s shareholders, it will engage in the asset transfer in connection with the proposed debt financing for the merger, the documentation setting forth the terms and conditions of the asset transfer has not been finalized, and as a result, the exact terms and conditions of the asset transfer may differ from those described above.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTIONS

The following questions and answers briefly address some commonly asked questions regarding the special meeting, the merger agreement and the transactions.  These questions and answers may not address all questions that may be important to you.  Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

Q.	Why are our shareholders receiving these materials?
A.
Our board of directors is sending these proxy materials to provide our shareholders with information about the merger agreement and the transactions so that they may determine how to vote their shares in connection with the special meeting.

Q.	When and where is the special meeting?
A.	The special meeting will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996.

Q.	Who is soliciting my proxy?
A.	This proxy is being solicited by our board of directors.

Q.	Who is paying for the solicitation of proxies?
A.
We will bear the cost of solicitation of proxies by us. In addition to soliciting shareholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some shareholders in person or by mail, telephone or other means of electronic communication following the original solicitation. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies.

Q.	What matters will we vote on at the special meeting?
A.            You will vote on proposals to:

•	approve and adopt the merger agreement and approve the merger;

•	approve the asset transfer; and

•
approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to (a) approve and adopt the merger agreement and approve the merger or (b) approve the asset transfer.

At the special meeting, we may transact such other business as may properly come before the special meeting and any adjournment thereof.

Q.	How does our board of directors recommend I vote on the proposals?
A.	Our board of directors recommends that you vote:

•	“FOR” the approval and adoption of the merger agreement and the approval of the merger;

•	“FOR” the approval of the asset transfer; and

•	“FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What are the required votes for the proposals?
A.
In order to (1) approve and adopt the merger agreement and approve the merger and (2) approve the asset transfer, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of each of these proposals. If you withhold a vote or abstain from voting on either of these proposals, it will have the same effect as a vote “AGAINST” such proposal.  If a quorum is not present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting.  If a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast for that proposal at the special meeting, in person or by proxy.

Q.	Are any of the proposals conditioned upon the approval of any other proposal?
A.
We will not consummate the merger unless our shareholders approve both the merger and the asset transfer. If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

Q.	Who may attend the special meeting?
A.	All of our shareholders who owned shares of our common stock on March 7, 2008, the record date for the special meeting, may attend.

Q.	Who may vote at the special meeting?
A.
Only holders of record of our common stock as of the close of business on March 7, 2008, the record date for the special meeting, may vote at the special meeting.  As of the record date, we had 14,813,032 outstanding shares of our common stock entitled to vote on the transactions.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A.
Yes, but your broker will only be permitted to vote your shares of our common stock if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote your shares will have the same effect as voting against the approval and adoption of the merger agreement and the approval of the merger and against the approval of the asset transfer.

Q.	What does it mean if I get more than one proxy card?
A.
If your shares are registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one proxy card. If you are submitting your proxy by completing and returning your proxy card, please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	What is a “quorum”?
A.
A “quorum” will be present at the special meeting with respect to a proposal to be voted on at the meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date on that proposal are represented in person or by proxy.  This quorum of our shares must be present at the special meeting, in person or by proxy, in order for the special meeting to be held.  Shares entitled to vote on a proposal at the special meeting and present by proxy will be counted as present for purposes of determining the presence of a quorum with respect to that proposal even if the proxy does not have authority to vote on all matters.

Q.	What happens if I withhold my vote or abstain from voting?
A.
If you withhold a vote or abstain from voting on the proposal for the approval and adoption of the merger agreement and the approval of the merger or the proposal for the approval of the asset transfer, it will have the same effect as a vote “AGAINST” such proposal.  If a quorum is not present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting, and, therefore, withholding a vote or abstaining from voting on the proposal to adjourn the special meeting in this case will have the same effect as a vote “AGAINST” the proposal.  If a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast for that proposal at the special meeting, in person or by proxy, and, therefore, withholding a vote or abstaining from voting in this case will have no effect on the proposal to adjourn the special meeting.

Q.	Will my shares be voted if I do not provide my proxy?
A.
Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the special meeting.  However, the proposals to be voted upon at the special meeting are not considered “routine” matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions.  If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of determining the presence of a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion.  Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum on each of the proposals to be voted on at the special meeting.  With regard to the proposal to approve and adopt the merger agreement and the proposal to approve the asset transfer, the shares represented by broker non-votes will have the same effect as a vote “AGAINST” these proposals because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the approval and adoption of the merger agreement and the approval of the asset transfer in order for each of these proposals to be approved.  If a quorum is not present, the shares represented by broker non-votes will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because holders of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting must vote in favor of adjournment in order for this proposal to be approved.  If a quorum is present, broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast.

Q.	If I have given a proxy, may I change my vote?
A.	Yes. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by giving written notice of the revocation to our Secretary;

•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or

•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

Q.	What are the proposed transactions?
A.	Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent.

In connection with the proposed financing of the merger, subject to the approval of our shareholders, we will engage in the asset transfer to our financing subsidiaries.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.

We will not consummate the merger unless our shareholders approve both the merger and the asset transfer.  If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

As a result of the transactions, Parent will acquire our entire company and we will cease to be a publicly traded company.

Q.	If the transactions are completed, what will I be entitled to receive for my shares and when will I receive it?
A.
At the effective time, each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive the merger consideration of $30.00 in cash, without interest.  All shares of our common stock held in our treasury or by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent will automatically be cancelled and no payment will be made in respect of those shares.

Shareholders will not receive any consideration as a result of the asset transfer.

After the effective time, we will arrange for a letter of transmittal to be sent to each of our shareholders.  The merger consideration will be paid to each shareholder once that shareholder submits a properly completed and duly executed letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.	Am I entitled to appraisal rights?
A.
Yes.  In order to exercise your appraisal rights, you must follow the requirements of Florida law.  Under Florida law, holders of our common stock who do not vote (or cause or permit to be voted) any of their shares of our common stock in favor of approving and adopting the merger agreement and approving the merger will have the right to seek appraisal and to obtain payment of the fair value of their shares if the merger is completed, but only if they submit a written notice of their intent to demand payment prior to the vote on the merger agreement at the special meeting and they comply with the procedures and requirements under Sections 607.1301 through 607.1333 of the FBCA, which are summarized in this proxy statement.  A copy of Sections 607.1301 through 607.1333 of the FBCA is included as Annex C to this proxy statement and a description of these provisions can be found along with additional information about appraisal rights under the section entitled “The Transactions—Appraisal or Dissenters’ Rights.”

Q.	Will the merger be taxable to me?
A.
Yes.  The exchange of your shares of our common stock for cash will be taxable to you.  You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive (either as merger consideration of $30.00 per share or as a result of perfecting your appraisal rights under Florida law) and your adjusted tax basis in your shares of our common stock exchanged therefor.  You will not recognize any gain or loss for federal income tax purposes as a result of the asset transfer.

See the section entitled “The Transactions—Material United States Federal Income Tax Consequences” for a more detailed explanation of the tax consequences of the merger.  You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.	Is the merger subject to the satisfaction of any conditions?
A.
Yes. In addition to shareholder approval, the merger is subject to the satisfaction or waiver of other customary conditions, including the satisfaction or waiver of the conditions set forth in the debt financing commitment letter. For a description of these conditions, please see the sections entitled “The Transactions—Financing for the Transactions; Source and Amount of Funds” and “The Merger Agreement—Conditions to the Merger.”

Q.	What should I do now?
A.
After carefully reading and considering the information contained in this proxy statement, including the appendices, please authorize your shares of our common stock to be voted by either marking, signing and dating the enclosed proxy card and returning it in the postage prepaid envelope provided as soon as possible or promptly submitting your proxy by telephone or over the Internet following the instructions on the proxy card. Do NOT enclose or return your stock certificates with the proxy card.

Q.	What happens if I sell my shares of common stock before the special meeting?
A.
The record date for the special meeting is March 7, 2008, which is earlier than the date of the special meeting.  If you held your shares of our common stock on the record date for the special meeting, you will retain your right to vote at the special meeting.  If you transfer your shares of our common stock after the record date for the special meeting but prior to the date on which the merger is consummated, you will lose the right to receive the merger consideration for the shares of our common stock you have sold.  The right to receive the merger consideration will pass to the person who owns your shares of our common stock when the merger is consummated.

Q.	When do you expect to complete the transactions?
A.
We are working toward completing the transactions as quickly as possible. We currently expect to complete the transactions as soon as possible after the special meeting and after all applicable conditions are satisfied or waived. In order to complete the transactions, we must obtain shareholder approval and the other closing conditions under the merger agreement must be satisfied or waived. See “The Transactions—Financing for the Transactions; Source and Amount of Funds” and “The Merger Agreement—Conditions to the Merger.”

Q.	What happens to NuCO2 Inc. if the merger agreement is not approved and adopted?
A.
If the merger agreement is not approved and adopted and the asset transfer is not approved, the merger will not be consummated and our shareholders will not receive any payment for their shares. We will remain an independent public company, and we would expect to be operated by management in a manner similar to that in which we are being operated today. If, however, our shareholders approve the asset transfer but not the merger, then, in an effort to provide value to our shareholders, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger. In this event, we would also expect to be operated by management in a manner similar to that in which we are being operated today, with the primary difference being that our business would be conducted, in a highly leveraged capital structure, through our wholly owned financing subsidiaries rather than at the parent company level.  We do not currently anticipate that we would pursue this debt financing under these circumstances, but could determine otherwise in the furutre.  Shareholders will not receive any consideration as a result of the asset transfer itself. See “The Transactions—Certain Effects on the Company if the Transactions are Not Completed.”

Q.	After the special meeting, how can I determine whether the proposals to approve and adopt the merger agreement and approve the asset transfer have been approved by our shareholders?
A.
Promptly after the special meeting, we anticipate that we will issue a press release announcing whether the proposals to approve and adopt the merger agreement and approve the asset transfer have been approved by holders of a sufficient number of outstanding shares of our common stock.

Q.	Should I send in my stock certificates now?
A.
No. After the effective time, you will receive written instructions informing you how to send in your stock certificates in order to receive the merger consideration. You will receive your cash payment as soon as practicable after receipt of the stock certificates representing the shares of our common stock that you own, together with the properly completed documents requested in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q.	Where can I find more information about NuCO2 Inc.?
A.
We file periodic reports and other information with the Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC.”  This information is available at the SEC’s public reference facilities, and at the Internet site maintained by the SEC at http://www.sec.gov.  For a more detailed description of the information available, please see the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q.	Who can help answer my questions?
A.	If you have questions about the special meeting or the transactions after reading this proxy statement, you should contact our proxy solicitor, MacKenzie Partners, Inc., as follows:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (call collect)
or
Call Toll-Free (800) 322-2885

proxy@mackenziepartners.com

THE SPECIAL MEETING

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

The special meeting will be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida 34996.

Purpose of the Special Meeting

At the special meeting, we will ask holders of our common stock to consider and vote on the following proposals:

1.
To approve and adopt the Agreement and Plan of Merger, dated as of January 29, 2008, by and among NuCO2 Acquisition Corp. (“Parent”), NuCO2 Merger Co. (“Merger Sub”) and NuCO2 Inc. and approve the merger of Merger Sub with and into us, as a result of which (a) we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent and (b) each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive the merger consideration of $30.00 in cash, without interest;

2.	To approve the transfer of substantially all of our assets to our newly-created, wholly owned subsidiaries; and

3.
To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to (a) approve and adopt the merger agreement and approve the merger or (b) approve the asset transfer.

At the special meeting, we may transact such other business as may properly come before the special meeting or any adjournment thereof.

Our board of directors, by unanimous action of the independent directors, has determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders.  Accordingly, the board of directors, by unanimous action of the independent directors, has approved and adopted the merger agreement and approved the transactions.  The board of directors, by unanimous action of the independent directors, recommends that you vote “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of our common stock at the close of business on March 7, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.  On the record date, 14,813,032 shares of our common stock were issued and outstanding and held by approximately 143 holders of record.  A quorum will be present at the special meeting with respect to a proposal to be voted on at the meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date on that proposal are represented in person or by proxy at the special meeting.

Vote Required

In order to (1) approve and adopt the merger agreement and approve the merger and (2) approve the asset transfer, holders of at least a majority of the outstanding shares of our common stock entitled to vote must vote in favor of each of these proposals.  Each holder of our common stock is entitled to one vote for each share held of record on the record date.  If you withhold a vote or abstain from voting on either of these proposals, it will have the same effect as a vote “AGAINST” such proposal.

If a quorum is not present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting.  Withholding a vote or abstaining from voting on the proposal to adjourn the special meeting in this case will have the same effect as a vote “AGAINST” the proposal.  If a quorum is present, the approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast for that proposal at the special meeting, in person or by proxy.  Withholding a vote or abstaining from voting in this case will have no effect on the proposal to adjourn the special meeting, since an abstention is not a vote cast.

As of the record date, our executive officers and directors as a group owned and were entitled to vote 168,945 shares of our common stock, which represented approximately 1.1% of our total common stock outstanding on that date.  All of our executive officers and directors have entered into a stockholders’ agreement in which they have agreed, in their capacities as stockholders, upon the terms and subject to the conditions set forth in the stockholders’ agreement, to vote all shares of our common stock held of record or beneficially owned by them in favor of the proposals to be voted upon at the special meeting.

Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the special meeting.  However, the proposals to be voted upon at the special meeting are not considered “routine” matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions.  If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of determining the presence of a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion.  Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum on each of the proposals to be voted on at the special meeting.  With regard to the proposal to approve and adopt the merger agreement and the proposal to approve the asset transfer, the shares represented by broker non-votes will have the same effect as a vote “AGAINST” these proposals because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the approval and adoption of the merger agreement and the approval of the asset transfer in order for each of these proposals to be approved.  If a quorum is not present, the shares represented by broker non-votes will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because holders of a majority of the outstanding shares of our common stock represented, in person or by proxy, and entitled to vote, at the special meeting must vote in favor of adjournment in order for this proposal to be approved.  If a quorum is present, broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast.

Voting of Proxies

After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person.  If you elect to submit your proxy by telephone or via the Internet, you will need to provide the control number set forth on the enclosed proxy card upon which you will be provided the option to vote “for,” “against” or “abstain” with respect to each of the proposals.  If no specification is indicated, all of your shares of common stock represented by valid proxies that have been submitted will be voted “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

We do not expect that any matter other than the proposals to approve and adopt the merger agreement and approve the merger, to approve the asset transfer and to adjourn the special meeting, if necessary or appropriate, will be brought before the special meeting.  If, however, our board of directors properly presents other matters, each of the persons named as a proxy will vote in accordance with his judgment as to matters that he believes to be in the best interests of our shareholders.  A proxy in the accompanying form or properly submitted by telephone or over the Internet will give authority to Michael E. DeDomenico, our Chairman of the Board and Chief Executive Officer, and Robert R. Galvin, our Chief Financial Officer and Executive Vice President, to vote on such matters at their respective discretion and they intend to do so in accordance with their best judgment on any such matter.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy or submission of a proxy by telephone or over the Internet pursuant to the instructions on the proxy card does not preclude a shareholder from voting in person at the special meeting.  Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by giving written notice of the revocation to our Secretary;

•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or

•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

Solicitation of Proxies

We will bear the cost of solicitation of proxies by us.  In addition to soliciting shareholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication.  We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses.  Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by our directors, officers and employees may also be made of some shareholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

We have retained the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies for a base fee not to exceed $7,500, plus reasonable out-of-pocket expenses, and have agreed to indemnify MacKenzie Partners, Inc. for specified liabilities and expenses.

You should not send your stock certificates with your proxy.  A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our shareholders promptly after the effective time.

THE TRANSACTIONS

This section describes material aspects of the merger agreement and the transactions.  While we believe that the description covers the material terms of the merger agreement and the transactions, it may not contain all of the information that is important to you.  You should read carefully this entire document and the other documents referred to in this proxy statement for a more complete understanding of the merger agreement and the transactions.

The Companies

NuCO2 Inc.

NuCO2 Inc., a Florida corporation, is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry.  With service locations within reach of virtually all of the fountain beverage users in the Continental U.S., our experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others.  Our revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages.  The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks.  We provide systems and services that allow our customers to spend more time serving their customers.  Our website is located at www.nuco2.com.  Information on our website is not a part of this proxy statement.

NuCO2 Acquisition Corp.

NuCO2 Acquisition Corp., a Delaware corporation, is an affiliate of Aurora Capital Group.  Founded in 1991, Aurora Capital Group currently manages over $2 billion of private equity capital, pursuing two distinct strategies: acquiring healthy middle-market companies through Aurora Equity Partners III and acquiring companies in need of restructuring through Aurora Resurgence Fund, L.P.  Aurora Capital Group’s website is located at www.auroracap.com.  Information on this website is not a part of this proxy statement.

NuCO2 Merger Co.

NuCO2 Merger Co., a Florida corporation and a wholly owned subsidiary of NuCO2 Acquisition Corp., was formed solely for the purpose of effecting the merger and the transactions related to the merger agreement.  It has not engaged in any business except in furtherance of this purpose.

Financing Subsidiaries

The financing subsidiaries were formed for the purpose of effecting the asset transfer and collectively engaging in the business of NuCO2 following the consummation of the asset transfer.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.

Background of the Transactions

Our board of directors, which is comprised of six directors, five of whom are independent, with Michael E. DeDomenico, our Chairman and Chief Executive Officer, being the sole management member, regularly evaluates our business and operations, competitive position, business strategy and strategic opportunities and alternatives, with the goal of enhancing shareholder value.  We also from time to time have received informal inquiries from strategic players and financial sponsors related to potential business combination transactions, which the board of directors has reviewed and considered in due course.

In March 2006, we received an informal inquiry from a leading gas distribution company, which we refer to as “Company A”, regarding their interest in a potential strategic transaction.  At the request of our board of directors, our management contacted representatives of UBS Securities LLC (“UBS”) to request that UBS act as financial advisor to the Company in relation to our review of the inquiry from Company A.  Following discussions between the members of our board of directors, our management and representatives of UBS, we determined to accept a meeting with Company A.

In March 2006, representatives from Company A contacted members of our management to discuss the possibility of a stock-for-stock merger with the Company.

On March 27, 2006, Company A signed a confidentiality agreement with us.  Over the next two months, representatives of Company A had a number of discussions with members of our management as part of its preliminary due diligence investigation regarding our business, prospects and the potential benefits of a combination of the two companies.

On May 23, 2006, our board of directors held a regular meeting.  Our management updated the board of directors on the status of the discussions with Company A, including that Company A had proposed a stock-for-stock merger without a meaningful premium to our then current trading price.  Representatives of UBS reviewed the financial aspects of a potential transaction with Company A, as well as certain other possible strategic alternatives.  The board of directors subsequently determined that Company A’s offer was not in the best interests of our shareholders because, among other things, the offer did not provide a meaningful premium to our shareholders.  We subsequently terminated discussions with Company A.

Following our discussions with Company A and as part of our ongoing review and assessment of the Company’s business strategy, the board of directors decided to further investigate, on a preliminary basis, the possibility of engaging in a business combination or other strategic transaction.  At the request of the board of directors, our management contacted representatives of UBS to request that UBS act as financial advisor to the Company in connection with this investigation.  On July 24, 2006, we entered into a formal engagement letter with UBS to act as our financial advisor with respect to our continuing financial review of strategic alternatives and other financial matters.

At the request of our board of directors, representatives of UBS began to prepare a preliminary list of potential strategic parties that might be interested in a strategic transaction with the Company.  Our board of directors narrowed the preliminary list prepared by UBS to nine potential strategic parties and authorized our management and representatives of UBS to contact these parties.  Company A was not included in this list because we had already explored a strategic transaction with Company A.  The nine potential strategic parties were companies in our industry, gas distribution companies and other companies providing products that might be viewed as complementary to our business.

From June 29, 2006 through August 2, 2006, we contacted, on a confidential basis, these nine parties to solicit their interest in a potential business combination.  Our management contacted certain of these parties with whom we had an existing relationship, and representatives of UBS on our behalf contacted the remaining parties.  Of these nine parties, seven parties indicated that they would be interested in receiving summary information about the Company.  Through this period until August 8, 2006, representatives of UBS distributed a business overview of the Company, which our management and representatives of UBS had prepared using publicly available information.  These parties were also requested to enter into confidentiality and standstill agreements.

Of the seven parties that received a business overview of the Company, three parties expressed a desire to evaluate further the opportunity for a business combination and to receive more detailed non-public information on the Company.  On September 5, 2006, one of the three parties that had expressed continued interest, which we refer to as “Company B”, signed a confidentiality and standstill agreement with us.  We prepared for preliminary due diligence discussions with Company B regarding the Company, including preparing a management presentation.  The other two parties did not enter into confidentiality and standstill agreements with us, and ultimately declined to participate in discussions.  The eight parties that declined to participate in discussions with us cited, among other things, lack of perceived strategic fit, uncertainty regarding industry fundamentals and our business model, preoccupation with other strategic activity, balance sheet constraints, and our then current market valuation.

On September 19, 2006, at a regular meeting of the board of directors, the board members were updated on the contacts that had been made, and any discussions that had been conducted to date, with the strategic parties regarding a potential business combination.

On October 17, 2006, representatives from Company B met with our management and representatives from UBS to review the Company’s business, operations and prospects.

On October 20, 2006, Company B notified us through representatives of UBS that it had decided to discontinue discussions with us citing, among other things, its difficulties in determining how it would integrate our business into its business following an acquisition and valuation issues given our then current market valuation.  Our board of directors subsequently requested that management consider further our strategic plans for organic growth and to develop recommendations and alternatives to generate operating improvements to our business that would be presented at its regular meeting in early December 2006.

In December 2006, we received a telephone call from representatives of a financial sponsor-led group, who requested a meeting to discuss a potential transaction that would involve a sale of the Company and subsequently executed a confidentiality and standstill agreement with us.  On December 20, 2006, members of our management and a representative of UBS met with the representative of the financial sponsor to discuss our business, operations and prospects.

At the regularly-scheduled board of directors meeting on December 7, 2006, our management reviewed the strategic plans for organic growth and operational improvements they had developed.  On January 9, 2007, we publicly announced that we had adopted a new strategic growth plan designed to enhance shareholder value, achieve improved operating margins and profitability, reduce capital needs, heighten free cash flow and improve returns.  As stated in the announcement, this plan, with its focus on return on investment rather than top-line growth, resulted in our lowering of previously targeted new customer activations, revenues and income for the balance of our fiscal year ending June 30, 2007.

In late December 2006 and throughout January 2007, discussions continued between the Company, representatives of UBS, the financial sponsor-led group and its representatives.  The financial sponsor-led group did not provide any offer or formal indication of interest, however.

On January 29, 2007, at a special meeting of our board of directors, the board of directors reviewed our new strategic growth plan and other strategic and financial options available to the Company to maximize shareholder value, including an open market share repurchase program.  The board of directors also reviewed the status of the discussions with the financial sponsor-led group, including the financial aspects of a potential leveraged buyout transaction.  At the meeting, our board of directors determined to continue to pursue the new strategic growth plan, so as to realize the benefits of any operational improvements, and to discontinue discussions regarding a sale of the Company at that time.  In addition, the board of directors authorized the repurchase of up to $50.0 million of our issued and outstanding shares of common stock through an open market repurchase program, which our board of directors believed was a complement to the strategic plan we had recently announced.

On January 30, 2007, we called the financial sponsor-led group to discontinue further discussions, citing a desire to focus on our new strategic growth plan.

On January 31, 2007, we reported our second quarter results for fiscal 2007 and announced that our board of directors had authorized the open market share repurchase program.

During the first half of calendar year 2007, following our strategic growth plan announcement, we and representatives from UBS received informal inquiries from or on behalf of certain financial sponsors, including Aurora, who expressed interest in exploring a potential transaction with the Company.  The financial sponsor-led group with whom we discontinued discussions in January 2007 maintained contact with us but did not seek to engage us in further discussions.

On May 22, 2007, at a regularly scheduled meeting of our board of directors, the board of directors discussed with our management and representatives of UBS the status of our new strategic growth plan, including the operational improvements that we had achieved, the inquiries we had received from financial sponsors, including Aurora, and various strategic alternatives available to the Company.  Representatives of UBS discussed the financial aspects of a potential leveraged buyout transaction, in light of the market for acquisition financing at the time.  The board of directors discussed potential processes for evaluating the possible sale of the Company in a leveraged buyout transaction, including the risks to the Company’s business if it became known that the Company was considering a sale.  The board of directors also discussed whether to reinitiate contact with some or all of the strategic parties previously solicited by the Company, and determined, based on the Company’s prior contacts with these parties, that they were unlikely to have interest in an acquisition of the Company for cash at our then current valuations.  The board of directors also believed that an effective canvassing of these strategic parties and others, without the potential for associated disruption of the Company’s business, could be accomplished through the inclusion in an agreement with a financial sponsor of a “go shop” provision, which would allow the board of directors to actively solicit alternative proposals from strategic parties and others following the announcement of such an agreement.  In addition, our board of directors reviewed with UBS alternative financing structures that might be available to a financial sponsor in a possible acquisition of the Company, including the possibility of UBS offering to provide financing to the prospective bidders as part of the process developed by the Company.  This is commonly referred to as “stapled financing”.  Representatives of UBS discussed the potential advantages and disadvantages of UBS both acting as financial advisor to the Company and offering stapled financing to prospective bidders.  UBS described the potential conflicts of interest, or the perception thereof, that could arise as a result of UBS both acting as financial advisor to the Company and offering stapled financing to prospective bidders.  UBS indicated that prospective bidders would not be required to accept the stapled financing from UBS as a condition of acceptance of any proposal, and that no proposal would be disadvantaged if the bidder determined to use alternate financing.  UBS also indicated that the board of directors would be required to obtain a fairness opinion from an independent financial advisor if UBS ultimately participated in a financing provided to a prospective bidder.

     After discussion, the board of directors authorized our management and representatives of UBS to approach four financial sponsors, including Aurora, whom they believed were well positioned to engage in a potential transaction with the Company.  The board of directors instructed that these contacts be made very quietly, so as to minimize the risk of a leak.  Our board of directors also considered the potential advantages to the process generally of UBS offering to provide stapled financing, including, among other things, that the stapled financing could expedite and maintain the confidentiality of the process.  Our board of directors believed it was advisable to have UBS investigate further the proposed stapled financing.  Our board of directors also determined that it was in the best interests of the Company and our shareholders to continue UBS’s engagement as financial advisor to the Company, given, among other things, UBS’s long relationship with the Company, familiarity with our business strategy and prospects, including our potential value in a sale transaction, and expertise in our industry and market.

During June 2007, Aurora made numerous contacts with the Company and representatives of UBS, expressing their continued interest in a potential transaction with the Company.

Also in June 2007, at the direction of our board of directors, our management directed UBS to proceed with a stapled financing proposal.

On July 11, 2007, we supplemented our formal engagement letter with UBS to address the conditions under which UBS would provide stapled financing to prospective bidders.  Under the terms of the UBS engagement letter, we agreed that prospective bidders would not be required to accept the stapled financing from UBS, and that the board of directors would be required to obtain a fairness opinion from an independent financial advisor, if UBS ultimately participated in a financing provided to a prospective bidder.

At the request of our board of directors, from July 13, 2007 through July 17, 2007, representatives from UBS contacted, on a confidential basis, four financial sponsors, including Aurora, to solicit interest in a possible acquisition of the Company.  Each financial sponsor was provided a business overview of the Company, which our management and representatives of UBS had prepared using publicly available information, and requested to enter into a confidentiality and standstill agreement.

On July 16, 2007, at a special meeting of the board of directors, our management and representatives of UBS updated the board of directors on the status and timing of the discussions with the four financial sponsors, including discussions with Aurora.  The board of directors instructed our management to continue the process with these financial sponsors.

During July 2007, each of the four financial sponsors executed a confidentiality and standstill agreement and received a confidential information memorandum.  For the purposes of submitting a preliminary bid, representatives of UBS discussed with each of the financial sponsors the indicative total size and key terms of the stapled financing package it was preparing at the request of our board of directors.

On July 30, 2007, one of the financial sponsors notified representatives of UBS that it would not submit a preliminary bid citing, among other reasons, its inability to justify valuations at or above our then current stock price.

On August 1, 2007, Aurora submitted an initial indication of interest in the range of $32.00 to $33.00 per share.  Aurora indicated that it intended to retain our management and would likely permit some members of management to “rollover” equity in any proposed transaction.  Aurora did not indicate whether it intended to accept the stapled financing package contemplated to be made available, but indicated that its bid assumed available financing on terms generally consistent with the preliminary financing package previously discussed.  Aurora’s proposal was also conditioned upon additional due diligence.

On August 6, 2007, another one of the financial sponsors notified representatives of UBS that it would not submit a preliminary bid citing, among other reasons, its inability to justify valuations at or above our then current stock price.

During early August 2007, Aurora and the other remaining financial sponsor, which we refer to as “Sponsor A”, were provided with certain non-public information through an online data room and in-person diligence sessions with our management, monitored by representatives of UBS.  In addition, representatives of Aurora and Sponsor A visited our headquarters in Stuart, Florida, with representatives of UBS present.

On August 13, 2007, Sponsor A submitted a preliminary indication of interest in the range of $30.00 to $32.00 per share.  Sponsor A indicated that it intended to retain our management and would likely offer some members of management equity incentive plans in any proposed transaction.  Sponsor A also indicated that it anticipated financing any transaction with the stapled financing package contemplated to be made available.  Following discussion with our board of directors, at the request of the board of directors and in light of the higher range proposed by Aurora, representatives of UBS discussed with Sponsor A the price range included in its indication of interest, including where Sponsor A anticipated any firm proposal might fall within its bid range.  Sponsor A indicated that it was likely to be at the low end of its bid range, but requested additional time to consider the inquiry.

On August 16, 2007, Sponsor A notified representatives of UBS that its valuation would likely be at the low end of its bid range.  Sponsor A subsequently decided not to continue in the process, citing, among other reasons, its likely inability to achieve valuations in excess of the low end of its bid range and the time, money and resources that would be required to further pursue its proposal.

Throughout August and September 2007, Aurora continued its diligence process.  Key diligence matters addressed by our management included customer contracts, capital expenditures and growth opportunities.  During this time, representatives from Aurora also had discussions with representatives of Ernst & Young LLP, our independent auditors.

On August 27, 2007, Sponsor A contacted representatives of UBS and indicated that it would still have interest in pursuing a transaction with the Company at a value of up to the low end of their initial bid range.  After discussion regarding the status of the process at that time, Sponsor A decided not to continue its diligence review.

On September 4, 2007, members of our management and representatives of UBS and Olshan Grundman Frome Rosenzweig & Wolosky LLP, our outside counsel (“Olshan”), held a teleconference with representatives of Baker & McKenzie, our special securitization counsel (“Baker”), to review the developments over recent months in the markets for acquisition financing and the general terms of the anticipated stapled financing, including the requirement of obtaining minimum ratings from outside rating agencies.  It was noted that the contemplated securitization structure had not typically been used in the acquisition context, and represented a cost-efficient approach to providing acquisition financing in extremely difficult market conditions.  Given the general deterioration in the financing markets, we anticipated that the stapled financing package might be the only financing available on reasonable terms.  The participants discussed the need for the Company to engage an independent investment banking firm to advise the board of directors as to the fairness of any possible transaction.

Over the next two weeks, representatives of Olshan contacted several investment banking firms, including Houlihan Lokey, to discuss their possible engagement to render an opinion to the board of directors as to the fairness of the consideration to be received in any possible transaction.  No investment banking firm was engaged at the time to avoid unnecessary expense if no transaction ultimately materialized.

On September 12, 2007, Sponsor A contacted representatives of UBS again to reiterate its interest in pursuing a transaction at a value of up to the low end of its initial bid.  After discussion regarding the status of the process at that time, this firm decided again to not continue its diligence review.

On September 17, 2007, our management and representatives of UBS and Aurora met in New York at the offices of UBS for additional due diligence discussions.  At our instruction, Olshan provided a draft merger agreement to counsel for Aurora for its review.  The draft merger agreement contemplated that there would be a post-signing “go shop” period, in which we could actively solicit alternative transaction proposals, as well as other customary provisions permitting the board of directors to consider and accept superior proposals.

During September and October 2007, our management and representatives of UBS and Aurora continued to develop the terms of the contemplated stapled financing, and our management and representatives of UBS had numerous discussions with representatives of Moody’s Investor Service and Fitch Ratings, independent rating agencies, regarding the stapled financing proposal and our corporate structure, financial results and business practice.  Representatives of Olshan continued discussions with certain investment banking firms, including Houlihan Lokey, regarding their possible engagement to render an opinion as to the fairness of the consideration to be received in any possible transaction.

During November 2007, our management and representatives of UBS and our legal advisors had a number of discussions on the status and timing of the process, as well as the status and timing of securing independent ratings for the stapled financing proposal.

On December 4, 2007, at a regularly scheduled meeting of the board of directors, representatives of UBS discussed the status of the negotiations with Aurora and certain of the terms and conditions contained in the draft financing commitment letter for the stapled financing proposal.  In light of the general deterioration in the market for acquisition financing, and the conditions included in the draft financing commitment letter, representatives of UBS informed the board of directors that the consummation of an acquisition by Aurora would likely be subject to the satisfaction or waiver of the conditions in the financing commitment letter.  The board of directors discussed the advantages and disadvantages of a potential transaction structured in this manner.  Representatives of Olshan and Gunster, Yoakley & Stewart, P.A., our Florida counsel, then discussed the fiduciary duties of our directors generally and in the context of a transaction process resulting in a sale of the Company.  In anticipation of Aurora accepting the stapled financing proposal, representatives of Olshan also reiterated for our board of directors the need for a fairness opinion from an investment banking firm other than UBS and other roles that this other investment banking firm could fulfill in connection with the transaction. Our board of directors also reviewed the process to date, including the recent process with financial sponsors.  The board of directors finally discussed the mechanics of the “go-shop” provision and ability for the board of directors to consider and accept alternative acquisition proposals under the draft merger agreement, subject to payment of customary termination fees and expenses.

During December 2007 and January 2008, our management and representatives of UBS and Aurora continued to develop the terms of the contemplated stapled financing, and our management and representatives of UBS had numerous discussions with representatives of Moody’s Investor Service and Fitch Ratings, independent rating agencies, regarding the stapled financing proposal and our corporate structure, financial results and business practice.

On January 14, 2008, at the request of the board of directors, representatives of UBS provided a final process letter to Aurora that detailed the procedures and guidelines for submitting a final binding offer to acquire 100% of our common stock.

On January 16, 2008, Aurora submitted a proposal offering to pay $29.00 in cash per share of our common stock.  Aurora’s per share offer reflected the deterioration of the broader credit markets and the resulting increase in the cost of Aurora’s debt financing and tightening of its senior revolver restrictions.  Aurora also submitted a mark-up of the merger agreement with its proposal.

On January 18, 2008, a special meeting of our board of directors was held to consider and evaluate Aurora’s offer.  Representatives from Olshan and UBS were invited to participate at the meeting.  A representative from UBS reviewed the history of negotiations with Aurora and the structure and key terms of their offer, and noted that Aurora intended to accept the stapled financing package offered by UBS and that, therefore, the board of directors would need to obtain independent advice as to the fairness of the proposed transaction from a financial point of view.  It was noted that representatives of Houlihan Lokey were available for that purpose, but the board of directors had determined to delay formally engaging Houlihan Lokey until an agreement on price had been reached with Aurora.  A discussion followed regarding the price offered by Aurora, relative to historical stock prices of the Company and the terms and conditions reflected in the draft merger agreement.  Representatives of Olshan reviewed certain key terms of the draft merger agreement, including, among other things, the recourse contemplated to be available under the terms of a limited guaranty, the material adverse change condition, the proposed financing-related conditions and certain provisions of the merger agreement related to the board of directors’ ability to solicit, consider and accept alternative superior transactions, including the terms and conditions related to the proposed termination fee.  Representatives from Olshan then reviewed the fiduciary obligations of the directors, including if Mr. DeDomenico contemplated participating in the proposed transaction by a “roll-over” of equity.  At this time, Mr. DeDomenico reviewed his recent discussions with Aurora regarding a possible management “roll-over,” and he informed the board of directors that he would recuse himself from any board deliberations with respect to the potential transaction, except that he would be available on an ongoing basis to respond to specific board inquiries.  Daniel Raynor was appointed lead director in connection with the negotiation of the merger agreement.  After discussion, the board of directors determined to seek a higher price from Aurora, and instructed UBS to communicate to Aurora that an offer price of $29.00 per share would not be accepted and to request a higher price.

On January 18, 2008, pursuant to the board of directors’ instruction, representatives of UBS contacted Aurora and communicated that the $29.00 per share offer price was too low and that the board of directors was unwilling to accept a proposal at that price.  Aurora subsequently increased its offer price to $30.00 per share and indicated that this was its best and final offer.

On January 21, 2008, a special meeting of our board of directors was held to discuss Aurora’s increased offer of $30.00 per share, including Aurora’s statement that this was its best and final offer.  Following discussion with our management and representatives of UBS, the board of directors determined to authorize negotiations with Aurora of the terms of a definitive merger agreement at the $30.00 per share price.  The board of directors determined to formally engage Houlihan Lokey to review the financial aspects of the proposed transaction and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareholders in the proposed transaction.

From January 22, 2008 through January 24, 2008, members of our management, representatives of UBS and Olshan, representatives of Gibson, Dunn & Crutcher LLP, counsel to Aurora (“Gibson”), and Aurora convened at Olshan’s New York City offices to negotiate the terms of the merger agreement.  Negotiations on the merger agreement between the parties with their advisors continued through January 29, 2008.  The key issues under negotiation were the closing conditions in respect of the proposed financing, the fee and expense reimbursement conditions, including the termination fee and reverse termination fee provisions, and the terms and conditions of the “go shop” provision. The parties also negotiated the terms of a limited guaranty to be given by affiliates of Aurora, as well as the terms of a stockholders’ agreement between Aurora and each of the executive officers and directors of the Company, pursuant to which they would agree, in their capacities as shareholders, to vote their shares of our common stock in favor of the merger and the adoption of the merger agreement, and against the adoption of any third-party acquisition proposal.

On January 23, 2008, the board of directors held a telephonic meeting during which representatives of Olshan and UBS summarized the open issues related to the merger agreement, including the closing conditions in respect of the proposed financing, the fee and expense reimbursement provisions and the “go shop” provision.

On January 24, 2008, another special meeting of our board of directors was held to discuss the progress of the negotiations with Aurora and the open issues related to the merger agreement, as described above.  Our management, including Mr. DeDomenico, recused themselves from the meeting.  The remaining directors of the board of directors, with representatives of Olshan and UBS, discussed the open issues and directed the Olshan and UBS representatives to continue to work with Mr. Raynor and our representatives to resolve the open issues.  Our representatives, in consultation with Mr. Raynor, continued negotiations with Aurora and its representatives on these issues.

On January 28, 2008, the board of directors held a telephonic meeting to discuss the proposed transaction and the status of negotiations with Aurora.  Houlihan Lokey reviewed its financial analyses with respect to the Company and the proposed transaction, as well as its analysis of a hypothetical dividend recapitalization transaction, which it had prepared at the board of directors’ request.  Representatives from Olshan reviewed the remaining open issues related to the merger agreement.  The board of directors then discussed the open issues on the merger agreement and gave direction to Olshan on these points.  Our representatives, in consultation with Mr. Raynor, continued negotiations with Aurora and its representatives on these issues, and the parties reached final resolution on the remaining open issues in the merger agreement.

On January 29, 2008, our board of directors held another telephonic meeting to review the final terms of the proposed transaction and the definitive merger agreement.  Representatives of UBS reviewed the process in its entirety, ranging from the initial discussions with potential strategic parties in 2006 through the process with financial sponsors in 2007 and early 2008.  Representatives from Olshan reviewed, and the board of directors considered, the terms of the definitive merger agreement, including the conditions to the consummation of the merger, the “go shop” provision that permitted the board of directors to actively solicit alternative proposals for a period of 45 days after signing and the fee and expense reimbursement provisions of the merger agreement, including the termination fee that would be payable if the board of directors accepted an alternative transaction and the reverse termination fee that would be payable by Aurora if it failed to obtain its debt financing under specified circumstances.  The board of directors also discussed the financial aspects of the proposed merger with representatives of Houlihan Lokey.  Following this discussion, Houlihan Lokey rendered an oral opinion to the board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated January 29, 2008), to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the consideration to be received by the holders of our common stock in the merger, other than those holders of common stock who (i) Parent allows to retain an interest in the Company, (ii) receive an interest in Parent, (iii) or otherwise participate in the merger through some form of equity ownership, was fair, from a financial point of view, to those holders.  After careful consideration, the board of directors, by unanimous action of the independent directors, determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders, approved the merger agreement and the transactions and recommended that our shareholders adopt the merger agreement and approve the transactions.    Mr. DeDomenico recused himself from the vote on the proposed transaction.

On January 29, 2008, the parties executed the merger agreement, the stockholders’ agreement and the limited guaranty.  On January 30, 2008, we issued a press release announcing the signing of the merger agreement and related agreements.

Following the execution of the merger agreement, at the request of our board of directors, representatives of UBS contacted 12 strategic parties, including Company A and Company B, and 34 financial sponsors, including Sponsor A and the two other financial sponsors that did not submit a final offer to acquire us in connection with our initial process, regarding their interest in pursuing a transaction with us.  The strategic parties were companies in our industry, gas distribution companies and other companies providing products that might be viewed as complementary to our business.  The financial sponsors were selected based on the size and focus of their funds, past and present portfolio companies, as well as our business model, financial characteristics and industry focus.  All but two of these parties stated that they did not have the capacity or interest to pursue a potential transaction, citing, among other reasons, the inability to compete with the terms of the announced merger agreement, lack of perceived strategic fit or interest in our business or industry, preoccupation with other acquisitions or strategic activity and financial constraints.

On February 1, 2008, members of our board of directors and management participated in a conference call with representatives from UBS and Olshan to discuss the “go shop” process.

On February 3, 2008, we received an executed confidentiality and standstill agreement from a financial sponsor, which we refer to as “Sponsor B.”

On February 4, 2008, a strategic party, which we refer to as “Company C,” expressed its desire to evaluate a transaction with us and was sent a confidentiality and standstill agreement.  Company C did not execute the confidentiality and standstill agreement and accordingly was not sent any non-public information.

On February 5, 2008, UBS sent to Sponsor B a confidential information memorandum and representatives of UBS and Sponsor B discussed the proposed stapled financing.

On February 12, 2008, Company C informed representatives of UBS that, after having reviewed publicly available information about us and having completed a financial evaluation, it had decided not to submit a competing offer.

On February 14, 2008, our board of directors held a special meeting at which the directors discussed the “go shop” process with representatives of UBS and Olshan.

Following this board meeting, at the request of our board or directors, representatives of UBS followed up with Sponsor B on several occasions to ascertain its interest in pursuing a transaction.  On February 28, 2008, Sponsor B notified UBS that it had determined not to pursue a transaction with us.

On March 17, 2008, we issued a press release announcing the expiration of the “go shop” period with no parties having been designated as “excluded parties” under the terms of the merger agreement.

Reasons for the Transactions

In reaching its decision to approve and adopt the merger agreement and approve the merger and the other transactions, and to recommend that our shareholders vote to approve and adopt the merger agreement and approve the transactions, our board of directors consulted with management and its financial and legal advisors.  The board of directors considered the following factors and potential benefits of the transactions, each of which it believes supported its decision.

1.
Company Financial Condition.  The board of directors considered our current and historical financial condition and results of operations, as well as our prospects and strategic objectives if we were to remain an independent public company.  The board of directors believed that our strategic growth plan, announced in January 2007, with its focus on return on investment rather than top-line growth, had the potential to result in a slower rate of increase of our revenues, as compared to our historical results, and, accordingly, our stock price, and that the current turbulent capital market conditions increased this risk.  The board of directors also considered the capital resources required to execute our growth strategy, and that the costs involved in updating our infrastructure, combined with recent price increases for stainless steel for our bulk CO2 tanks, would place significant pressure on our gross margin going forward.

2.
Best Acquisition Proposal Received.  The board of directors considered that contacts had been made with a number of highly qualified third parties (including Aurora) regarding potential strategic transactions involving us and that, at the time we entered into the merger agreement, the search for alternative bidders revealed no other firm proposals to purchase us.  The board of directors believed that Parent’s proposal pursuant to the merger agreement was beneficial for several reasons, including (A) the purchase price to be paid per share of our common stock was the highest price offered and the purchase price is payable in cash, (B) the conditions required to be satisfied or waived in order to consummate the transactions were customary and reasonable and (C) the likelihood of successfully consummating the transactions, due in part to Parent’s receipt of signed commitment letters for all debt and equity financing required to pay the aggregate merger consideration. The fact that contacts had been made to a total of 46 potential strategic parties and financial sponsors during the “go shop” period, many of whom cited their inability to compete with the terms of the merger and none of whom made an offer to acquire us, reinforced the board’s belief that Parent’s proposal pursuant to the merger agreement was beneficial.

3.	Strategic Alternatives. The board of directors considered strategic alternatives to increase shareholder value other than a sale of our company, including:

•
maintaining our current capital structure and business strategy.  However, the board of directors ultimately decided against this approach in light of its views on the likely impact of our recently announced growth strategy on our future capital requirements, revenues, gross margin and share price; and

•
issuing a one-time cash dividend to our shareholders or pursuing a leveraged recapitalization or a “dutch auction” tender offer.  However, the board of directors decided that these alternatives would significantly increase our leverage, thereby limiting our future financial flexibility and decreasing our market capitalization.  Such leverage could hinder our ability to make significant capital investments and expand our business.  The board of directors believed that these options would not produce the same value for our shareholders as the merger.

4.
Multiple of EBITDA.  The board of directors considered the fact that the merger consideration of $30.00 per share represents a multiple of 11.6 times our actual earnings before interest, taxes, depreciation and amortization, or “EBITDA,” for the 12 months ended December 31, 2007.  The board of directors believed that this multiple was especially attractive in view of the risks associated with our growth strategy.

5.
Fairness Opinion.  The board of directors considered the financial analysis reviewed by Houlihan Lokey with the board of directors, and the oral opinion to the board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated January 29, 2008), to the effect that the $30.00 per share merger consideration to be received by the holders of our common stock in the merger, other than those holders of our common stock who (A) Parent allows to retain an interest in us, (B) receive an interest in Parent, or (C) otherwise participate in the merger through some form of equity ownership, was fair, from a financial point of view, to those holders, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.  See “The Transactions—Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.”

6.
Customary Conditions to Consummation; Reverse Termination Fee.  The board of directors considered that Parent’s obligation to consummate the merger is subject to customary conditions, including receipt of required regulatory and shareholder approvals.  The board of directors further considered that the consummation of the merger is subject to the satisfaction or waiver of conditions of Parent’s proposed financing, but that we have the ability to terminate the merger agreement and receive a $15 million termination fee if Parent fails to obtain its debt financing in certain circumstances involving a breach by Parent (including the failure to obtain its equity financing) or Parent’s lenders.

7.
Market Price of our Common Stock.  The board of directors considered the current and historical market prices of our common stock, and the fact that the merger consideration represents a premium to the market price of our common stock, including a premium of 24.6% over the closing price on January 29, 2008, the last full trading day prior to the public announcement of the merger agreement, a premium of 24.4% over the average closing price for the one-week period ended January 29, 2008, and a premium of 23.1% over the one-month average closing price for the period ended January 29, 2008.  The board of directors further considered that, if we were to remain an independent, publicly traded company, the potential effects of our strategic growth plan and current capital market conditions would make it difficult for our common stock to achieve the price offered by Aurora in the foreseeable future.

8.
Alternative Acquisition Proposals.  The board of directors considered that the merger agreement allows us to actively solicit acquisition proposals from third parties during the 45-day period immediately after the signing of the merger agreement and that, once this “go shop” period ends, we still have the ability to continue discussions with persons who have made acquisition proposals and with whom we are then engaged in discussions, subject to the terms of the merger agreement.  In addition, we may respond to unsolicited acquisition proposals made both during and after the “go shop” period in accordance with the terms of the merger agreement.  The board of directors also considered that the terms of the merger agreement enable the board of directors to terminate the merger agreement in order to enter into an agreement for a superior proposal, subject to giving Parent the prior right to top a superior proposal and paying a termination fee in the event the merger agreement is terminated.  The board of directors further considered the amount and two-tiered structure of the termination fee (a lesser amount of $15 million for acquisition proposals made during the “go shop” period provided that the applicable termination event occurs by March 29, 2008, and $20 million in other cases), and that the termination fee includes any expense reimbursement.    The board of directors considered the possible effect of these provisions of the merger agreement on third parties that might be interested in making a proposal to acquire us.

The board of directors also considered and balanced against the potential benefits of the transactions various risks and other potentially negative factors concerning the transactions, but determined that these factors were outweighed by the factors supporting the transactions.  These risks included the following:

•	the risk that the transactions might not be completed in a timely manner or at all;

•
the interests of our executive officers and directors in the transactions (See “Interests of Certain Persons in the Transactions”).  The board of directors believes that this risk was mitigated by its appointment of Daniel Raynor, an independent director, as lead director in connection with the negotiation of the merger agreement;

•	the other strategic alternatives potentially available to us, as discussed above;

•	the fact that we will no longer exist as an independent, publicly traded company;

•
the fact that, following the merger, our current shareholders will not participate in any of our potential future earnings or growth and will not benefit from any potential appreciation in our value or otherwise have any rights or benefits as a shareholder of our company;

•	the possibility of disruptions in our business and employee turnover as a result of the pendency of the transactions, including the asset transfer;

•	the potential restrictions on the conduct of our business under the terms of the merger agreement prior to completion of the transactions;

•	the fact that the consummation of the merger is subject to the conditions of the proposed financing;

•
the asset transfer that we must undertake as a condition to Parent’s ability to obtain its debt financing and the risk that we may incur significant expenses without being able to successfully complete the asset transfer and, accordingly, the merger (see “Financing for the Transactions; Source and Amount of Funds”);

•
the fact that the merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes (see “Material United States Federal Income Tax Consequences”); and

•	the requirement that we pay Parent a termination fee of either $15 or $20 million in order for the board of directors to accept a superior proposal.

The foregoing includes the material factors considered by the board of directors.  In view of its many considerations, the board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.  In addition, individual members of the board of directors may have given different weights to the various factors considered.

After considering the factors discussed above, the board of directors, by unanimous action of the independent directors, (1) determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders, (2) approved and adopted the merger agreement and approved the transactions and (3) recommended that the holders of our common stock approve and adopt the merger agreement and approve the transactions.  Our board of directors is comprised of six directors, five of whom are independent, with Michael E. DeDomenico, our Chairman and Chief Executive Officer, being the sole management member.

Recommendation of the Board of Directors

After careful consideration, the board of directors, by unanimous action of the independent directors, has determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders and has approved and adopted the merger agreement and approved the transactions.  The board of directors, by unanimous action of the independent directors, recommends that you vote “FOR” the approval and adoption of the merger agreement and the approval of the merger, “FOR” the approval of the asset transfer and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Houlihan Lokey rendered an oral opinion to the board of directors of the Company during the meeting at which the merger agreement was approved and adopted (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated January 29, 2008), to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the consideration to be received by the holders of Company common stock in the merger, other than those holders of Company common stock who (i) Parent allows to retain an interest in the Company, (ii) receive an interest in Parent, (iii) or otherwise participate in the merger through some form of equity ownership, was fair, from a financial point of view, to those holders.

Houlihan Lokey’s opinion was directed to the board of directors of the Company and only addressed the fairness from a financial point of view of the consideration to be received by the holders of Company common stock in the merger, other than those holders of Company common stock who (i) Parent allows to retain an interest in the Company, (ii) receive an interest in Parent, or (iii) otherwise participate in the merger through some form of equity ownership, and does not address any other aspect or implication of the merger.  The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.  We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion.  However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the board of directors of the Company or any shareholder as to how to act or vote with respect to the merger or related matters.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed the following agreements and documents:

•	the merger agreement;

•	the letter dated January 16, 2008 from Aurora Management Partners LLC to the Company relating to the offer by Aurora to purchase 100% of the capital stock of the Company;

•
the letter dated January 16, 2008 from Aurora Equity Partners III, L.P., Aurora Overseas Equity Partners III, L.P., and General Electric Pension Trust, collectively referred to as the investors, to Parent relating to the investors’ equity commitment for the merger;

•
the letter dated January 15, 2008 from UBS Securities LLC, also referred to as UBS, to Parent relating to UBS’s commitment to underwrite certain debt securities described therein, including the Summary of Indicative Terms and Conditions for $355,000,000 Asset Backed Notes and $30,000,000 Equipment Revolver; and

•
the Limited Guaranty, dated as of January 29, 2008, by Aurora Equity Partners III, L.P. and Aurora Overseas Equity Partners III, L.P. relating to the guaranty of obligations of Parent and Merger Sub under the merger agreement.

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to it by the Company, including financial projections prepared by the management of the Company;

•	spoke with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the merger and related matters;

•	compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•
reviewed the current and historical market prices and trading volume for Company common stock, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as they deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information.  In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections it reviewed were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based.  Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to Houlihan Lokey, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading in any material respect.  Houlihan Lokey did not consider any aspect or implication of any transaction to which the Company or Parent may be a party (other than as specifically described in its opinion with respect to the merger).

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to in those agreements are true and correct, (b) each party to those agreements will perform in all material respects all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without material waiver thereof, and (d) the merger will be consummated in a timely manner in all material respects and in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any material amendments or modifications thereto.  Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all material respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have a material adverse effect on the Company or any expected benefits of the merger.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation.  Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity.  Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, or the assets, businesses or operations of the Company, or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise the board of directors of the Company or any other party with respect to alternatives to the merger.  The Houlihan Lokey opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, January 29, 2008.  Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw, or otherwise comment on or consider events occurring after that date.

The Houlihan Lokey opinion was furnished for the use and benefit of the board of directors of the Company in connection with its consideration of the merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without Houlihan Lokey’s prior written consent.  The Houlihan Lokey opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party.  The Houlihan Lokey opinion is not intended to be, and did not constitute, a recommendation to the board of directors of the Company, any security holder or any other person as to how such person or party should act or vote with respect to any matter relating to the merger.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in its opinion) (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or any other party, except as set forth in its opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the merger to any of the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (viii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise.  Furthermore, Houlihan Lokey did not intend any opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.  Houlihan Lokey assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.  Furthermore, Houlihan Lokey relied, with the consent of the board of directors of the Company, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger.  The issuance of the Houlihan Lokey opinion was approved by a committee authorized to approve fairness opinions.

In preparing its opinion to the board of directors of the Company, Houlihan Lokey performed a variety of analyses, including those described below.  The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion.  The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented.  As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description.  Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.  Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion.  Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the markets generally.  No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical.  Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions.  While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses.  The estimates contained in the Company’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses.  In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company.  Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to the board of directors of the Company in connection with its consideration of the proposed merger and was only one of many factors considered by the board of directors of the Company in evaluating the proposed merger.  Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the board of directors of the Company or management with respect to the merger or the merger consideration.  The type and amount of consideration payable in the merger were determined through negotiation between the Company and Aurora, and the decision to enter into the merger was solely that of the board of directors of the Company.

The following is a summary of the material analyses reviewed by Houlihan Lokey with the board of directors of the Company on January 28, 2008 in connection with Houlihan Lokey’s opinion.  The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey.  The analyses summarized below include information presented in tabular format.  The tables alone do not constitute a complete description of the analyses.  Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•
Enterprise Value calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date.

•	Earnings before interest, taxes, depreciation, and amortization, or EBITDA.

•	Earnings before interest and taxes, or EBIT.

Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of the Company common stock and the common stock of the selected companies listed below as of such date, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the implied purchase prices of the selected transactions as set forth in publicly available information.  Accordingly, this information may not reflect current or future market conditions.  Estimates of EBITDA and EBIT for the next fiscal year, NFY, and for the following fiscal year, NFY+1, for the Company were based on estimates provided by management of the Company.  Estimates of NFY and NFY+1 EBITDA and EBIT for the selected companies listed below were based on certain publicly available consensus research analyst estimates for those companies.  Implied per share equity reference ranges for the Company set forth below include an estimated value for net operating losses, or NOLs, of the Company of $26.7 million, based on NOL balances and usage amounts as projected by the Company and discounted to present value by Houlihan Lokey at a rate of 12.7%.

Selected Companies Analysis.  Houlihan Lokey calculated multiples of enterprise value based on certain financial data for the Company and the following selected companies:

•	African Oxygen Ltd.
•	Air Products & Chemicals Inc.
•	Airgas Inc.
•	Amerigas Partners LP
•	Chart Industries Inc.
•	Ferrellgas Partners LP
•	Inergy LP
•	Krones AG
•	L’Air Liquide SA
•	Linde Group
•	Praxair Inc.
•	Suburban Propane Partners LP
•	Taiyo Nippon Sanso Corporation

The calculated multiples included:

•	Enterprise value as a multiple of EBITDA for the latest reported twelve month period, LTM;

•	Enterprise value as a multiple of estimated NFY EBITDA;

•	Enterprise value as a multiple of estimated NFY+1 EBITDA;

•	Enterprise value as a multiple of LTM EBIT;

•	Enterprise value as a multiple of estimated NFY EBIT; and

•	Enterprise value as a multiple of estimated NFY+1 EBIT.

Houlihan Lokey compared the following selected multiple ranges derived from the selected companies to corresponding financial data for the Company:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High	Median	Mean
LTM EBITDA	7.9x	12.2x	9.5x	9.6x
NFY EBITDA	7.8x	12.0x	8.6x	9.0x
NFY+1 EBITDA	6.6x	10.7x	8.1x	8.3x
LTM EBIT	9.9x	21.2x	13.5x	14.5x
NFY EBIT	10.1x	17.1x	12.8x	13.0x
NFY+1 EBIT	7.7x	15.0x	12.3x	11.9x

Houlihan Lokey chose the following implied per share reference range for the Company based on its review of the selected companies analysis, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$22.33 - $24.71	$30.00

Selected Transactions Analysis.  Houlihan Lokey calculated multiples of enterprise value and per share equity value based on the estimated purchase prices paid in the following selected publicly-announced transactions:

Target	Acquiror
Malaysian Oxygen Bhd	AGA Aktiebolag
Linde Group’s US Packaged Gas Business	Airgas, Inc.
BOC Gazy Sp. z.o.o.	Air Products & Chemicals Inc.
Linde Gas Pty Ltd	Wesfarmers Ltd
Linde AG US Bulk Gas Business	Airgas, Inc
Valley National Gases, Inc.	Caxton-Iseman Capital LLC
Kion Group Gmbh	KKR and Goldman Sachs Capital Partners
Ceylon Oxygen Ltd	Actis Capital LLP
BOC Group plc	Linde Group

The calculated multiples included:

•	Enterprise value as a multiple of LTM EBITDA; and

•	Enterprise value as a multiple of LTM EBIT.

Houlihan Lokey compared the following selected multiple ranges derived from the selected transactions to corresponding financial data for the Company:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High	Median	Mean
LTM EBITDA	5.4x	13.5x	8.9x	9.0x
LTM EBIT	6.8x	22.3x	13.7x	13.9x

Houlihan Lokey chose the following implied per share reference range for the Company based on its review of the selected transaction analysis, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$24.11-$26.87	$30.00

Discounted Cash Flow Analysis.  Houlihan Lokey also calculated the net present value of the Company’s unlevered, after-tax cash flows based on estimates provided by the Company’s management.  In performing this analysis, Houlihan Lokey used discount rates ranging from 9.5% to 11.5% taking into account the Company’s estimated weighted average cost of capital and terminal value multiples selected by Houlihan Lokey based on implied perpetual growth rates of 4.0% to 5.0%.  The discounted cash flow analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company	Per Share Merger Consideration
$15.50 - $25.41	$30.00

Other Matters

Houlihan Lokey was engaged by the Company to provide an opinion to the board of directors of the Company regarding the fairness from a financial point of view of the consideration to be received by the holders of Company common stock in the merger, other than those holders of Company common stock who (i) Parent allows to retain an interest in the Company, (ii) receive an interest in Parent, or (iii) otherwise participate in the merger through some form of equity ownership.  We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation.  Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes.  Pursuant to the engagement letter, the Company paid Houlihan Lokey a customary fee for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion, regardless of the conclusion reached therein.  No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the merger.  The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger.

Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to the Company, Parent or their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.  Such services may include providing an updated or new fairness opinion to the board of directors of the Company in the event that the terms of the merger are revised or, under certain circumstances, if the Company enters into another change of control transaction in lieu of the merger, in which events Houlihan Lokey would be entitled to receive additional compensation.  In addition, Houlihan Lokey, at the request of the board of directors of the Company, provided the board of directors of the Company with an analysis relating to a hypothetical dividend recapitalization.  Houlihan Lokey and certain of its affiliates and certain of its and their respective employees, including individuals that participated in the preparation of the Houlihan Lokey opinion, may have committed to invest in private equity or other investment funds managed or advised by one or more affiliates of Parent, and in portfolio companies of such funds, and may have co-invested with one or more affiliates of Parent, and may do so in the future.  Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, one or more affiliates of Parent, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Certain Effects of the Transactions

If the merger agreement is approved and adopted, the merger is approved and the asset transfer is approved by our shareholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger and a wholly owned subsidiary of Parent.  At the effective time, each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive the merger consideration of $30.00 in cash, without interest.

In connection with the proposed financing of the merger, subject to the approval of our shareholders, we will engage in the asset transfer to our financing subsidiaries.  We will retain, directly or indirectly, 100% ownership of the financing subsidiaries, which will become indirect subsidiaries of Parent upon completion of the merger.  Our shareholders will not receive any consideration as a result of the asset transfer.

We will not consummate the merger unless our shareholders approve both the merger and the asset transfer.  If, however, our shareholders approve the asset transfer but not the merger, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.

The transactions will result in the sale of our entire company to Parent and, following the transactions, the entire equity in our company is expected to be beneficially owned by Parent.  If the transactions are completed, our current shareholders will cease to have any direct or indirect ownership interest in our company or rights as our shareholders, except for certain members of our senior management who have agreed to invest $3.8 million in the aggregate in Parent through the purchase of common stock and preferred stock of Parent.  See “Interests of Certain Persons in the Transactions.”  As a result, our shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

Each holder of an option to purchase shares of our common stock that is outstanding and unexercised as of the effective time and has an exercise price per share that is less than the merger consideration will receive, in exchange for the cancellation of such stock option, an amount in cash (subject to any applicable withholding taxes) equal to the product of (1) the difference between the merger consideration and the applicable exercise price per share of such stock option, and (2) the aggregate number of shares of common stock issuable upon exercise of such stock option.  No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $30.00 per share.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, and is listed on Nasdaq under the symbol “NUCO.”  As a result of the transactions, we will become a privately held corporation, and there will be no public market for our common stock.  After the transactions, our common stock will cease to be listed on Nasdaq, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available.  In addition, the registration of our common stock under the Exchange Act will be terminated.  This termination will make certain provisions of the Exchange Act, such as the requirement of filing periodic and other reports with the SEC and furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to us.

At the effective time, the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation, and our officers immediately prior to the effective time will be the officers of the surviving corporation.  Our articles of incorporation in effect immediately prior to the effective time will be amended and restated as contemplated by the merger agreement, and the bylaws of Merger Sub in effect immediately prior to the effective time will become the bylaws of the surviving corporation.

Certain Effects on the Company if the Transactions are Not Completed

If the merger agreement is not approved and adopted and the transactions are not approved by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger.  Instead, we will remain an independent public company, and our common stock will continue to be listed and traded on Nasdaq.  In this event, we would expect that management will operate our business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject.  If the transactions are not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of shares of our common stock, that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

  From time to time, our board of directors may evaluate and review, among other things, our business operations, management and capitalization and make such changes as are deemed appropriate.  If, for instance, our shareholders approve the asset transfer but not the merger, then, in an effort to provide value to our shareholders, we may elect to consummate the asset transfer and pursue debt financing similar to the financing arranged by Parent in connection with the proposed merger, without completing the merger.  In this event, we would also expect to be operated by management in a manner similar to that in which we are being operated today, with the primary difference being that our business would be conducted, in a highly leveraged capital structure, through our wholly owned financing subsidiaries rather than at the parent company level.  We do not currently anticipate that we would pursue this debt financing under these circumstances, but could determine otherwise in the future.  Shareholders will not receive any consideration as a result of the asset transfer itself.

If the merger agreement is terminated under specified circumstances, we may be obligated to reimburse up to $5.0 million of expenses incurred by Parent and its affiliates in connection with the merger agreement or pay a termination fee of either $15 or $20 million.  See “The Merger Agreement—Fees and Expenses.”

Financing for the Transactions; Source and Amount of Funds

Parent estimates that the total amount of funds necessary to consummate the transactions, including related fees and expenses, is approximately $531 million, including:

•	approximately $461 million to pay our shareholders and option holders amounts due to them under the merger agreement;

•	approximately $23 million to repay certain existing indebtedness; and

•	approximately $37 million to pay fees and expenses in connection with the transactions.

These payments are expected to be funded by a combination of equity and debt financing arranged by Parent.  Parent has obtained equity and debt financing commitments described below in connection with the transactions.  The contemplated debt financing may change after the date hereof.  The merger agreement permits changes to the contemplated debt financing under specified circumstances.  The total funded indebtedness of the Company and its subsidiaries following the transactions is expected to be approximately $337 million.

Pursuant to the merger agreement, Parent is required to use commercially reasonable efforts to take, or cause Merger Sub to take, all actions and to do, or cause Merger Sub to do, all things reasonably necessary, proper or advisable to arrange, as soon as practicable, and to consummate, concurrently with the closing of the merger, Parent’s equity and debt financing, collectively referred to as the “financing,” on the terms and conditions described in Parent’s equity and debt financing commitments, collectively referred to as the “financing commitments,” including using commercially reasonable efforts to (i) maintain in effect the financing commitments, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the financing set forth in the financing commitments that are within their control (including by consummating the equity financing pursuant to the terms of the equity financing commitment and by assisting in the syndication or marketing of the debt financing contemplated by the debt financing commitment letter) and (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the financing commitments. Subject to the terms and conditions contained in the merger agreement, at the closing of the merger, Parent will draw down on the financing commitments if the conditions to the financing commitments are then satisfied. If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, Parent must use commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent) in an amount sufficient to pay the aggregate merger consideration, repay indebtedness and pay all related fees and expenses. Parent has agreed to keep the Company reasonably apprised of material developments related to the financing and to provide to the Company (i) a copy of each material agreement related to the financing promptly after the agreement is executed and delivered by the parties thereto and (ii) such other information as the Company may reasonably request in connection with the financing.  If the conditions to the obligations of all the parties to the merger agreement, and to the obligations of Parent and Merger Sub, to consummate the merger are satisfied or waived, Parent and Merger Sub will be obligated to consummate the transactions on the terms contemplated by the merger agreement regardless of whether Parent’s equity financing has been or can be obtained.

In addition, the Company agreed to provide, and to cause its officers, directors, employees, financial advisors, counsel, accountants and other representatives and affiliates to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the financing, including, without limitation, organizing the financing subsidiaries and engaging in the asset transfer, and using its commercially reasonable efforts to obtain any required consents from the counterparties of certain contracts to the assignment of those contracts to the applicable financing subsidiary, in each case as specified in the debt financing commitment letter.  The Company and the financing subsidiaries (as applicable) are required to comply with the covenants applicable to any of them set forth in, and to use commercially reasonable efforts to cause to be satisfied all conditions to the obligations of Parent’s lenders to fund the debt financing set forth in, the debt financing commitment letter, including, without limitation, the term sheet annexed thereto, each as in effect as of the date of the merger agreement or as amended with the consent of the Company (not to be unreasonably withheld, delayed or conditioned).  The Company consented to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the financing so long as its logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other intellectual property.  Prior to executing or filing any agreement, organizational document or other document in connection with the asset transfer, the Company will give Parent and its counsel a reasonable opportunity to review and reasonably approve the form of any such agreement, organizational document or other document prepared in connection with the asset transfer.  If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, the Company is required to provide such cooperation as may be reasonably requested by Parent and Merger Sub necessary for them to obtain alternative financing from alternative sources.

The consummation of the merger is subject to the satisfaction or waiver of the conditions set forth in the debt financing commitment letter and the condition that the lender for the debt financing not hold back amounts that otherwise would have been funded under the terms of the debt financing commitment letter.

The following arrangements are intended to provide the necessary financing for the transactions:

Equity Financing

Parent has received an equity commitment letter, dated January 29, 2008, from Aurora Equity Partners III, L.P. and Aurora Overseas Equity Partners III, L.P., affiliates of Parent, and General Electric Pension Trust, collectively referred to as the “investors,” pursuant to which the investors committed to make, or cause their respective affiliates to make, an aggregate investment of $195 million of capital to purchase common and preferred stock of Parent as a source of funds required to fund the aggregate merger consideration and pay related fees and expenses.

The obligation to fund the commitments under the equity commitment letter is subject to (1) the absence of any material amendments or changes to the merger agreement, other than amendments or changes that are acceptable to each investor, and (2) the satisfaction or waiver (provided that any waiver must be acceptable to each investor) of each of the conditions to Parent’s obligations to consummate the merger under the merger agreement.  The obligation to fund the equity commitments will automatically terminate upon termination of the merger agreement in accordance with its terms.

In addition, certain members of our senior management have agreed to invest $3.8 million in the aggregate in Parent through the purchase of common stock and preferred stock of Parent.  See “Interests of Certain Persons in the Transaction.”

Debt Financing and the Asset Transfer

Set forth below are the material terms and conditions of the Financing (as defined below) and the asset transfer.  The documentation setting forth the terms and conditions of the Financing and the asset transfer has not been finalized, and as a result, the actual terms and conditions of the Financing or the asset transfer may differ from those described below.

Material Terms of the Securities

Parent has received a debt financing commitment letter, dated as of January 15, 2008, as amended, referred to as the “debt financing commitment letter,” from UBS which contemplates that the Company will form one or more direct or indirect wholly owned financing subsidiaries that will issue or guaranty asset-backed notes.  Pursuant to the terms of the debt financing commitment letter, the financing subsidiaries (other than any employee holding subsidiary) will issue up to $280 million of senior notes (the “Senior Term Notes”) and up to $75 million of subordinated notes (the “Subordinated Notes”). It is expected that the net proceeds from the issuance of the Senior Term Notes and the Subordinated Notes will be used to fund a portion of the aggregate merger consideration, to refinance certain indebtedness of the Company substantially concurrently with the issuance of the Senior Term Notes and the Subordinated Notes and the asset transfer (as described below) and to pay related fees and expenses.

In addition, the debt financing commitment letter contemplates the issuance of up to $20 million of variable funding notes (the “Senior W/C Revolver” and, together with the Senior Term Notes, the “Senior Notes”).  The Senior Notes and the Subordinated Notes are collectively referred to in this proxy statement as the “Securities.”  The Senior W/C Revolver may be drawn upon to fund working capital requirements of the financing subsidiaries on and after the closing date for the issuance of the Securities (the “Closing Date”), which is expected to occur concurrently with the effective time.  It is anticipated that the Senior W/C Revolver will be unfunded as of the Closing Date.

The Securities will have a term of 30 years, although it is anticipated that all accrued and unpaid interest will be repaid on the Securities in approximately five years, subject to extension assuming certain conditions are met (including satisfaction of financing tests).  The obligations of the financing subsidiaries under the Securities will be secured by a pledge of substantially all the assets conveyed to the financing subsidiaries (other than any employee holding subsidiary) by the Company in connection with the asset transfer.  In addition, the Securities will be subject to optional and mandatory prepayment in certain circumstances as well as early amortization upon the occurrence of certain events (including the failure to meet certain financial tests). The obligations of the financing subsidiaries may be accelerated upon the occurrence of certain events of default, and the holders of the Financing may be entitled to foreclose upon or otherwise realize upon the collateral securing the Financing. The issuance of the Securities is subject to the making by the financing subsidiaries of customary representations and warranties, covenants and indemnification obligations and the satisfaction of customary closing conditions (in addition to the conditions set forth under “Conditions to the Financing” below).

Parent has agreed to, and to use commercially reasonable efforts to cause the Company and the financing subsidiaries to, actively assist UBS in achieving a timely syndication of the Securities, on the terms and conditions described in the debt financing commitment letter, so that the Closing Date will occur no later than May 31, 2008.  The debt commitment will automatically terminate upon the earliest to occur of (A) the execution and delivery of all definitive documentation with respect to the Securities by all of the parties thereto and (B) 5:00 p.m. (New York City time) on May 31, 2008, if such documentation has not been executed and delivered by all parties prior to that time, unless UBS (and any other initial purchasers) agree to an extension in their discretion.

Material Terms of the Credit Facility

In addition to the Securities, it is anticipated that on the Closing Date, one or more of the financing subsidiaries will enter into a floating rate revolving credit facility in an aggregate principal amount up to $30 million (the “Equipment Revolver” and together with the Securities, the “Financing”).  It is anticipated that the Equipment Revolver will have a five-year term (subject to certain conditions that will permit annual extensions).  The Equipment Revolver may be drawn upon to fund the acquisition of certain equipment after the Closing Date.  It is anticipated that the Equipment Revolver will be unfunded as of the Closing Date.  The Equipment Revolver will be secured by, among other things, a pledge of the equipment acquired with such proceeds.

Conditions to the Financing

The consummation of the Financing is subject to the following conditions:

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the representations and warranties of the Company in the merger agreement and in the documents and certificates to be delivered pursuant to the merger agreement, and the diligence material and information furnished by the Company, the financing subsidiaries or any of their respective subsidiaries to UBS in connection with the Financing, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading;

•
UBS shall have received all previously produced due diligence materials prepared at the direction of Aurora or any of its affiliates by legal or other advisors (other than specified accounting and tax reports and other similar materials), and any updates received by Aurora (including additional due diligence materials provided by the Company or prepared at the direction of Aurora) through the Closing Date, and any such materials and updates shall be reasonably satisfactory to UBS;

•
there shall not be any litigation pending, or, to the knowledge of the Company or any of its subsidiaries, the surety if the Senior Notes are insured or UBS, threatened, or other proceedings (private or governmental) with respect to any of the transactions that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company or the financing subsidiaries and their respective subsidiaries, taken as a whole;

•
there shall not be any change to the Company or the financing subsidiaries nor shall there be disclosed to or discovered by UBS any additional information not previously disclosed to UBS, provided to UBS or made available to UBS (including, without limitation, information contained in any review or report required to be provided to it in connection with the debt financing commitment letter), which UBS determines in its reasonable discretion has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company or the financing subsidiaries and their subsidiaries, and Aurora shall not have become insolvent or bankrupt;

•
UBS shall be satisfied that prior to and during the syndication of the Financing, there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Company, the financing subsidiaries or Aurora or any subsidiary or affiliate thereof that violates the “clear market” provisions contained in the debt financing commitment letter;

•
there shall have been a period of at least 46 days between (A) the receipt of the preliminary private placement memorandum, which shall be in form and substance reasonably satisfactory to UBS and which shall contain financial statements that would enable UBS to obtain customary accountants’ comfort letters and the commencement of the syndication process and (B) the occurrence of the Closing Date;

•	each condition, covenant and agreement in the debt financing commitment letter and the related fee letter shall have been complied with, or compliance shall have been waived by UBS;

•
the transactions shall be consummated concurrently with the funding of the Securities in accordance with the merger agreement and all related transaction documentation without waiver or amendment unless consented to by UBS, and all such transaction documentation shall have been completed and executed and executed copies shall have been delivered to UBS, and if the Senior Notes are insured, the surety;

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all contracts and other agreements (or replacement contracts and agreements reasonably satisfactory to UBS) that are material, individually or when aggregated with all other contracts of the same kind (as determined to the reasonable satisfaction of UBS) (but other than customer contracts, which are addressed by the immediately succeeding bullet point), in the operation of the Company’s business, including, but not limited to, supply contracts, equipment leases, truck rental agreements and license agreements, that are required to be assigned to bankruptcy-remote special purpose wholly owned subsidiaries (including the financing subsidiaries) in connection with the asset transfer, shall have been so assigned at or prior to the Closing Date;

•
all customer contracts and accounts shall have been assigned to the relevant financing subsidiary in connection with the asset transfer at or prior to the Closing Date. However, to the extent such customer contracts or accounts are not assignable without the consent of the counterparties thereto (after commercially reasonable efforts by the Company to obtain such consents at or prior to the Closing Date), the payment streams with respect to such customer contracts or accounts shall be sold or contributed to the relevant financing subsidiary in connection with the asset transfer.  In the event that the last 12 months revenues of all customer contracts and accounts that have been assigned to the relevant financing subsidiary in connection with the asset transfer at or prior to the Closing Date are less than $123.5 million, then a portion of the proceeds of the Securities equal to the sum of a holdback amount specified in the debt financing commitment letter shall be held in a collateral account by the trustee under the related indenture for the benefit of the holders of the Securities for release to the Company or repayment of the Securities on terms to be agreed upon;

•
the Company, the financing subsidiaries and their respective subsidiaries and the transactions contemplated by the debt financing commitment letter shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations.  All necessary governmental and material third party approvals and consents in connection with the transactions shall have been obtained and shall be in effect, and if the Senior Notes are insured, the surety shall have received a copy of such approvals and consents;

•
no governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, law or order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the transactions illegal or otherwise preventing or prohibiting the consummation thereof;

•
UBS (and any other initial purchasers), the trustee under the indenture and the surety if the Senior Notes are insured shall have received all opinions required by the debt financing commitment letter (including with respect to true sale, non-substantive consolidation and perfection of security interests) and all certificates and closing documentation as UBS, the trustee under the indenture and the surety if the Senior Notes are insured shall reasonably request (including customary certifications as to organizational documents, authorizations, incumbency of officers, representations and warranties and other matters), each in form and substance reasonably satisfactory to UBS, the trustee under the indenture and the surety if the Senior Notes are insured, and the financing subsidiaries that are issuers of the Securities shall have delivered to UBS (and any other initial purchasers) one or more global certificates representing the Securities containing such terms as are customarily included in private placements under Rule 144A of the Securities Act, each in form and substance reasonably satisfactory to UBS, the trustee under the indenture and the surety if the Senior Notes are insured;

•	the Company shall have received the equity proceeds contributed by Parent pursuant to the merger agreement;

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at the time of issuance, the provisional ratings of at least Baa2 by Moody’s on the Senior Notes and the Equipment Revolver and at least BB by Fitch Ratings Ltd. on the Subordinated Notes shall be in force;

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the Company and the financing subsidiaries shall have provided the documentation and other information to UBS (and any other initial purchasers) that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001);

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all costs, fees, expenses (including, without limitation, payment from the proceeds of the Securities of all fees and expenses of UBS, including legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors, and if the Senior Notes are insured, the fees and expenses of the surety and its counsel of which the Parent has been informed) and other compensation payable to UBS (and any other initial purchasers) as set forth in the debt financing commitment letter and the related fee letter shall have been paid to the extent due; and

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one or more of the financing subsidiaries shall be the direct or indirect owner (free and clear of any liens) of the assets transferred pursuant to the asset transfer, the financing subsidiaries shall each be a bankruptcy-remote special purpose company (as determined in the reasonable discretion of UBS) and the Financing shall be entitled to the benefit of a perfected, first priority lien on and security interest in all pledged assets. Other than permitted liens, all prior liens on the assets transferred pursuant to the asset transfer shall have been released to the satisfaction of UBS, and if the Senior Notes are insured, the surety.

The Asset Transfer

In connection with the Financing, subject to the approval of the Company’s shareholders, the Company will engage in the asset transfer by selling or contributing substantially all of its assets to one or more direct or indirect wholly owned financing subsidiaries prior to the Closing Date.  It is anticipated that multiple financing subsidiaries will hold different assets of the Company, so that, for example, one financing subsidiary will hold all existing and future contracts of the Company, one financing subsidiary will hold all existing and future equipment of the Company and one financing subsidiary will hold all existing and future intellectual property of the Company.  It is also anticipated that a direct wholly owned financing subsidiary will employ all employees of the Company, except for certain members of senior management who will remain employed by the Company.  The financing subsidiary created to employ the employees will not be an issuer of the Securities, however.  The financing subsidiaries will be structured to avoid bankruptcy consolidation between the Company, on the one hand, and the financing subsidiaries, including the employee holding subsidiary, on the other hand.  The financing subsidiaries, including the employee holding subsidiary, will each engage the Company to provide specified management services.  Under certain circumstances, the Company may be replaced as the manager of the financing subsidiaries, including the employee holding subsidiary.

Material United States Federal Income Tax Consequences

This section discusses the material federal income tax consequences to our shareholders as a result of the exchange of their shares of our common stock solely in exchange for cash either pursuant to the merger agreement or as a result of perfecting their appraisal rights under Florida law.  This discussion is based on the Internal Revenue Code of 1986, as amended, the current Treasury Regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly for retroactive effect.  This discussion assumes that our shareholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

This discussion does not address all aspects of federal income taxation that may be important to shareholders in light of their particular circumstances or if they are subject to special rules.  These special rules include rules relating to:

•	shareholders who are not citizens or residents of the United States;

•	financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	insurance companies;

•	pass-through entities;

•	dealers in securities;

•	shareholders who acquired their shares of stock through the exercise of options or similar derivative securities or otherwise as compensation; and

•	persons holding shares as a position in a “straddle,” “hedge” or “conversion transaction” or other integrated transaction for tax purposes.

This discussion also does not address the alternative minimum tax, estate or gift tax laws or any tax consequences under state, local or foreign laws.

The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated.  We do not intend to obtain a ruling from the Internal Revenue Service with respect to the U. S. federal income tax consequences of the exchange of your shares of our common stock for the merger consideration pursuant to the merger, nor do we intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the transactions.

Except as otherwise indicated, this section describes the United States federal income tax consequences for U.S. shareholders.  U.S. shareholders means a beneficial owner of our common stock that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States Persons (as such term is defined in the Internal Revenue Code) have authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

As used herein, the term Non-U.S. shareholder means all shareholders that are not U.S. shareholders.

Exchanging Shareholder. The receipt of cash by you pursuant to the merger agreement, or as a result of perfecting your appraisal rights under Florida law, will be a taxable transaction.  You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your shares of our common stock exchanged therefor.  This gain or loss will be capital gain or capital loss if you held your shares of our common stock as a capital asset at the effective time.  Any such capital gain will be long-term capital gain if you held the exchanged shares for more than one year as of the effective time.  Net long-term capital gains generally will be subject to federal income tax at capital gain rates applicable to the exchanging shareholder (e.g., up to a maximum net long-term capital gains tax rate of 15% for taxpayers that are individuals).  Capital losses may be subject to certain limitations.

You will not recognize any gain or loss for federal income tax purposes as a result of the asset transfer.

Non-U.S. Shareholders. In general, if you are a non-U.S. shareholder, you will generally not be subject to U.S. federal income tax or any withholding thereof with respect to the gain recognized on the exchange of your shares of our common stock for cash (either pursuant to the merger or as a result of perfecting your appraisal rights under Florida law) unless one of the following situation applies.

•
The gain is effectively connected with your conduct of a trade or business in the United States and, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States.  In this case, you will generally be taxed on your net gain derived from the disposition of your shares of our common stock at the regular graduated United States federal income tax rates in much the same manner as if you were a U.S. person and, if you are a foreign corporation, then you may also be subject to a branch profits tax.

•
You are an individual who is present in the United States for 183 days or more in the taxable year that the merger occurs and you meet certain other requirements.  In this case, you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains (including gain recognized on the sale or other disposition of our common stock) allocate to U.S. sources exceed capital losses allocable to U.S. sources.

Backup withholding.  You may be subject to backup withholding at a 28% rate on any cash consideration that you receive in connection with the merger.  Backup withholding will not apply, however, if you:

•
furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the effective time;

•	provide a certification of foreign status on Form W-8BEN or another type of W-8 form; or

•	are otherwise exempt from backup withholding.

Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding.  If backup withholding results in an overpayment of a taxpayer’s federal income taxes, that taxpayer may obtain a refund from the Internal Revenue Service.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE.  SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF ANY CHANGES IN U.S. FEDERAL OR OTHER APPLICABLE TAX LAWS.

Regulatory Matters

Except for the filing of articles of merger (including the plan of merger) and amended and restated articles of incorporation with the Secretary of State of the State of Florida at or before the effective time and the notification of the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), we are unaware of any material federal, state or foreign regulatory requirements or approvals that would be necessary for the consummation of the transactions.  We and Parent have filed the required notification and report forms with the FTC and the Antitrust Division pursuant to the HSR Act.  The articles of merger and amended and restated articles of incorporation will not be filed until immediately prior to the effective time.

Interests of Certain Persons in the Transactions

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval and adoption of the merger agreement and the approval of the transactions, you should be aware that our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our shareholders generally.  These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.  Our board of directors was aware of these interests and considered them, among other matters, when it determined that the merger agreement and the transactions are advisable and in our best interests and the best interests of our shareholders and approved and adopted the merger agreement and approved the transactions.

Stock Ownership

Our executive officers and directors beneficially own shares of our common stock.  For a further description of these stockholdings, see “Security Ownership of Certain Beneficial Owners and Management.”

Treatment of Stock Options

Each holder of an option to purchase shares of our common stock that is outstanding and unexercised as of the effective time and has an exercise price per share that is less than the merger consideration will receive, in exchange for the cancellation of such stock option, an amount in cash (subject to any applicable withholding taxes) equal to the product of (1) the difference between the merger consideration and the applicable exercise price per share of such stock option, and (2) the aggregate number of shares of common stock issuable upon exercise of such stock option.  No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $30.00 per share.

Each of our directors and executive officers owns vested and/or unvested options with exercise prices of less than $30.00 per share.  The following table sets forth the cash consideration that the directors and executive officers, individually and as a group, will be entitled to receive under the merger agreement in consideration for the cancellation of unvested and vested options held by them.

Name	Number of Shares Subject to Unvested Options	Consideration for Cancellation of Unvested Options	Number of Shares Subject to Vested Options	Consideration for Cancellation of Vested Options	Total Number of Shares Subject to Options	Total Consideration for Cancellation of Unvested and Vested Options
Michael E. DeDomenico	108,750	$627,450	391,003	$4,785,957	499,753	$5,413,407
Robert R. Galvin	75,000	429,125	201,786	1,958,155	276,786	2,387,280
William Scott Wade	75,000	429,125	235,000	2,417,345	310,000	2,846,470
Eric M. Wechsler	22,500	128,738	62,500	650,960	85,000	779,698
Robert L. Frome	7,500	29,825	39,167	619,252	46,667	649,077
Steven J. Landwehr	12,500	51,275	17,500	81,625	30,000	132,900
Daniel Raynor	7,500	24,475	62,500	1,077,635	70,000	1,102,110
J. Robert Vipond	12,500	34,300	27,500	254,180	40,000	288,480
Christopher White	12,500	65,900	17,500	110,300	30,000	176,200
All directors and executive officers as a group	333,750	$1,820,213	1,054,456	$11,955,409	1,388,206	$13,775,622

Senior Management Investment in Parent

Mr. DeDomenico, Mr. Wade and Randy Gold, our Senior Vice President of Sales and Customer Service, have agreed to enter into a stock subscription agreement, pursuant to which they will invest $3.8 million in the aggregate in Parent through the purchase of common stock and preferred stock of Parent.  Following the completion of the merger, these individuals will own approximately 1.8% of the fully-diluted outstanding common stock of Parent and 1.8% of the fully-diluted outstanding Series A Preferred Stock of Parent, in each case on an aggregate basis.  Each of these individuals will invest in Parent at the same price per share and otherwise on terms no more favorable to him than the terms offered to other investors in Parent.

Positions with Surviving Corporation; Employment Agreements

Following the consummation of the merger, it is expected that the members of our senior management will hold substantially similar positions with the Company, as the surviving corporation in the merger.  In addition, it is expected that Messrs. DeDomenico, Wade and Gold will enter into new employment agreements with the Company containing terms that are substantially similar to the terms of their existing employment agreements, and that Messrs. Galvin and Wechsler will continue their employment with the Company under their current agreements, in each case as described below.

Mr. DeDomenico will be Chief Executive Officer of the Company under an employment agreement expiring on the fifth anniversary of the closing date of the merger, at a base salary of $530,000 per annum.  If Mr. DeDomenico dies or becomes permanently incapacitated, he (or his beneficiaries) will be entitled to receive 100% of his then current annual base salary and target cash bonus in twelve equal monthly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. DeDomenico’s death or incapacity.  In the event that Mr. DeDomenico’s employment is terminated by the Company in its discretion other than for “cause” or by Mr. DeDomenico for “good reason,” he will be entitled, in consideration of a two year non-compete agreement, to receive two years of his then current annual base salary payable in six equal quarterly installments and a pro rata portion of his target cash bonus and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of 1 1/2 years on the same basis as they participated prior to Mr. DeDomenico’s termination.  If Mr. DeDomenico is terminated for “cause,” he will only be entitled to receive payment of his base salary through the date of termination.  Also, in the event that Mr. DeDomenico voluntarily terminates his employment for “good reason” or his employment is terminated by the Company in its discretion other than for “cause” within two years following a “change in control” of the Company, Mr. DeDomenico will be entitled to receive a payment equal to the greater of (i) two times his then current annual base salary and target cash bonus and (ii) $1.802 million, payable within sixty days after termination in consideration of a two year non-compete agreement, and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of 1 1/2 years on the same basis as they participated prior to Mr. DeDomenico’s termination.

Mr. Galvin will be Executive Vice President and Chief Financial Officer of the Company under an employment agreement expiring on October 31, 2008 at a base salary of $309,310 per annum.  If Mr. Galvin dies, his beneficiaries will be entitled to receive 100% of the compensation payable to him during the twelve-month period preceding his death, payable in twelve equal monthly installments, and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Galvin’s death.  If Mr. Galvin becomes permanently incapacitated, he will be entitled to receive 100% of his then current annual base salary in twelve equal monthly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Galvin’s incapacity.  In the event that Mr. Galvin’s employment is terminated by the Company in its discretion other than for “cause,” he will be entitled, in consideration of a two year non-compete agreement, to receive one year of his then current annual base salary payable in equal quarterly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Galvin’s termination.  If Mr. Galvin is terminated for “cause,” he will only be entitled to receive payment of his base salary through the date of termination.  Also, in the event that Mr. Galvin voluntarily terminates his employment for “good reason” or his employment is terminated by the Company in its discretion other than for “cause” after a “change in control” of the Company occurs (including the merger), Mr. Galvin will be entitled to receive a payment equal to the greater of (i) 1 1/2 times his then current annual base salary and target cash bonus and (ii) $695,948, payable within sixty days after termination in consideration of a two year non-compete agreement, and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of 1 1/2 years on the same basis as they participated prior to Mr. Galvin’s termination.

Mr. Wade will be Executive Vice President, Operations of the Company under an employment agreement expiring on the fifth anniversary of the closing date of the merger, at a base salary of $309,310 per annum.  If Mr. Wade dies, his beneficiaries will be entitled to receive 100% of the compensation payable to him during the twelve-month period preceding his death, payable in twelve equal monthly installments, and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wade’s death.  If Mr. Wade becomes permanently incapacitated, he will be entitled to receive 100% of his then current annual base salary in twelve equal monthly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wade’s incapacity.  In the event that Mr. Wade’s employment is terminated by the Company in its discretion other than for “cause” or by Mr. Wade for “good reason,” he will be entitled, in consideration of a two year non-compete agreement, to receive one year of his then current annual base salary payable in equal quarterly installments and a pro rata portion of his target cash bonus and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wade’s termination.   If Mr. Wade is terminated for “cause,” he will only be entitled to receive payment of his base salary through the date of termination.  Also, in the event that Mr. Wade voluntarily terminates his employment for “good reason” or his employment is terminated by the Company in its discretion other than for “cause” within two years following a “change in control” of the Company, Mr. Wade will be entitled to receive a payment equal to the greater of (i) 1 1/2 times his then current annual base salary and target cash bonus and (ii) $695,948, payable within sixty days after termination in consideration of a two year non-compete agreement, and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of 1 1/2 years on the same basis as they participated prior to Mr. Wade’s termination.

Mr. Wechsler will be General Counsel and Secretary of the Company under an employment agreement expiring on July 30, 2009 at a base salary of $258,000 per annum.  If Mr. Wechsler dies, his beneficiaries will be entitled to receive 100% of the compensation payable to him during the twelve-month period preceding his death, payable in twelve equal monthly installments, and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wechsler’s death.  If Mr. Wechsler becomes permanently incapacitated, he will be entitled to receive 100% of his then current annual base salary in twelve equal monthly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wechsler’s incapacity.  In the event that Mr. Wechsler’s employment is terminated by the Company in its discretion other than for “cause,” he will be entitled, in consideration of a two year non-compete agreement, to receive one year of his then current annual base salary payable in equal quarterly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wechsler’s termination.  If Mr. Wechsler is terminated for “cause,” he will only be entitled to receive payment of his base salary through the date of termination.  Also, in the event that Mr. Wechsler voluntarily terminates his employment for “good reason” or his employment is terminated by the Company in its discretion other than for “cause” after a “change in control” of the Company occurs (including the merger), Mr. Wechsler will be entitled to receive a payment equal to the greater of (i) his then current annual base salary and target cash bonus and (ii) $348,300, payable within sixty days after termination in consideration of a two year non-compete agreement, and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Wechsler’s termination.

Mr. Gold will be Senior Vice President of Sales and Customer Service of the Company under an employment agreement expiring on the fifth anniversary of the closing date of the merger, at a base salary of $220,000 per annum.  If Mr. Gold dies, his beneficiaries will be entitled to receive 100% of the compensation payable to him during the twelve-month period preceding his death, payable in twelve equal monthly installments, and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Gold’s death.  If Mr. Gold becomes permanently incapacitated, he will be entitled to receive 100% of his then current annual base salary in twelve equal monthly installments and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Gold’s incapacity.  In the event that Mr. Gold’s employment is terminated by the Company in its discretion other than for “cause” or by Mr. Gold for “good reason,” he will be entitled, in consideration of a two year non-compete agreement, to receive one year of his then current annual base salary payable in equal quarterly installments and a pro rata portion of his target cash bonus and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Gold’s termination.   If Mr. Gold is terminated for “cause,” he will only be entitled to receive payment of his base salary through the date of termination.  Also, in the event that Mr. Gold voluntarily terminates his employment for “good reason” or his employment is terminated by the Company in its discretion other than for “cause” within two years following a “change in control” of the Company, Mr. Gold is entitled to receive a payment equal to the greater of (i) his then current annual base salary and target cash bonus and (ii) $330,000, payable within sixty days after termination in consideration of a two year non-compete agreement, and he and his dependents will continue to participate in all medical insurance and related benefits provided by the Company for a period of one year on the same basis as they participated prior to Mr. Gold’s termination.

New Management Options

In connection with the closing of the merger, members of our senior management will be granted options to purchase shares of Parent’s common stock representing nine percent of the fully-diluted outstanding common stock of Parent.  The options will have an exercise price equal to the price paid per share by all investors (including Aurora) purchasing Parent’s common stock in connection with the merger.  Except as noted below, each of these options will vest 20% per year over five years.  If there is a “change in control” of Parent, then all outstanding options (whether vested or unvested) will immediately vest.  In the event an individual’s employment with the Company is terminated by reason of his death or disability, by the Company in its discretion for any reason other than for “cause” or by the individual for “good reason,” then all of his unvested options will terminate on the date of termination of employment, except that options that would otherwise have vested at the end of the twelve-month period in which the individual was terminated will immediately vest on the date of termination on a pro rata basis according to the number of whole or partial months in which the individual had been employed during that twelve-month period, and all vested options will terminate six months after the date of termination of employment.  If an individual resigns without “good reason,” then all of his unvested options will immediately terminate and all of his vested options will terminate 90 days after the date of termination of employment.  If an individual’s employment is terminated by the Company for “cause,” then all of his unexercised options (whether vested or unvested) will immediately terminate.

Indemnification and Insurance

The merger agreement contains the following provisions with respect to the indemnification of, and maintenance of liability insurance policies covering, the directors and officers of the Company.

From and after the effective time, the surviving corporation is required to indemnify and hold harmless each present and former director and officer of the Company (and the surviving corporation must also advance expenses to those persons as incurred, provided that the person to whom expenses are advanced provides an undertaking to repay any advances if it is ultimately determined that the person is not entitled to indemnification) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, suit or other proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time, including the transactions, in each case to the same extent as provided in the articles of incorporation or bylaws of the Company, or any other applicable contract with respect to the relevant director or officer, in each case as in effect on the date of the merger agreement.

For six years from the effective time, the surviving corporation is obligated to maintain in effect for the benefit of the directors and officers of the Company currently covered by the officers’ and directors’ liability insurance policies of the Company an insurance and indemnification policy with an insurer with a Standard & Poor’s rating of at least A that provides coverage for acts or omissions occurring on or prior to the effective time covering each of these individuals on terms with respect to coverage and in amounts no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of the merger agreement, other than immaterial differences.  The surviving corporation will not be required to pay an annual premium for this insurance in excess of 300% of the annual premium currently paid by the Company for this coverage.  If the annual premiums for this insurance coverage exceed 300% of the Company’s current annual premium, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding that amount.  The surviving corporation may satisfy its obligations by purchasing a “tail” policy from an insurer with a Standard & Poor’s rating of at least A or under the Company’s existing directors’ and officers’ insurance policy, that in either case (1) has an effective term of six years from the effective time, (2) covers each director and officer currently covered by the Company’s  directors’ and officers’ insurance policy in effect on the date of the merger agreement for actions and omissions occurring on or prior to the effective time, and (3) contains terms that are no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of the merger agreement, other than immaterial differences.

The articles of incorporation and bylaws of the surviving corporation must contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation and bylaws, respectively, of the Company, unless any modification is required by law and then any modification may be made only to the minimum extent required by law.  These provisions may not be amended, repealed or otherwise modified, except as provided in the immediately preceding sentence, for a period of six years from the effective time in any manner that would affect adversely the rights of individuals who, at or prior to the effective time, were directors or officers of the Company.

If the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision must be made so that the successors and assigns of the surviving corporation assume the foregoing obligations.

Fees and Expenses

Whether or not the transactions are completed, in general, all fees and expenses incurred in connection with the transactions will be paid by the party incurring those fees and expenses.  If the merger agreement is terminated under specified circumstances, we may be obligated to reimburse up to $5.0 million of expenses incurred by Parent and its affiliates in connection with the merger agreement.  See “The Merger Agreement—Fees and Expenses.”  Fees and expenses with respect to the transactions are estimated at this time to be as follows:

Description	Amount
SEC filing fee	$18,151
Hart-Scott-Rodino fee	$125,000
Legal fees	$1,250,000
Accounting fees	$50,000
Financial advisory fees	$4,100,000
Paying agent fees and expenses	$10,000
Printing, proxy solicitation and mailing costs	$25,000
Miscellaneous expenses	$6,849
Total expenses	$5,585,000

These expenses will not reduce the merger consideration payable to our shareholders under the merger agreement.

Appraisal or Dissenters’ Rights

We have concluded that holders of our common stock are entitled to assert appraisal rights under the FBCA, and to receive payment of the “fair value” of their shares of our common stock, in connection with the consummation of the merger upon compliance with the requirements of the FBCA.

The following discussion of appraisal rights under the FBCA is not a complete statement of the law pertaining to appraisal rights under the FBCA and is qualified in its entirety by reference to Sections 607.1301 through 607.1333 of the FBCA, the full text of which is attached as Annex C to this proxy statement.

To the extent you own any shares of our common stock, failure to strictly follow the procedures described herein and set forth completely in Annex C may result in the loss, termination or waiver of your appraisal rights.  Each holder of our common stock should read this section and Annex C in their entirety and, if such shareholder deems appropriate, consult with its legal advisor.

In order to exercise appraisal rights, a holder of our common stock must:

•
deliver to us at our headquarters, before the vote on the merger agreement is taken at the special meeting, written notice of its intent to demand payment if the merger is effectuated (“Notice of Demand”), and

•	not vote (or cause or permit to be voted) any of its shares of our common stock in favor of the approval and adoption of the merger agreement and the approval of the merger.

Please note that a holder of our common stock will forfeit its appraisal rights if (1) it does not file the Notice of Demand as provided above or (2) it votes (or causes or permits to be voted) any of its shares of our common stock in favor of the approval and adoption of the merger agreement and the approval of the merger.  Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement and approve the merger will constitute the Notice of Demand.  The Notice of Demand must be in addition to and separate from any proxy or vote.  Further, if a holder of our common stock signs, dates and mails the proxy card for its common stock without indicating how it wishes to vote, its proxy will be voted in accordance with the recommendation of the board of directors, in favor of the approval and adoption of the merger agreement and the approval of the merger, and it will thereby lose its right to assert appraisal rights.

If the merger agreement is approved and adopted and the merger is approved at the special meeting and the merger is effectuated, we will deliver a written appraisal notice (“Appraisal Notice”) to all record holders of our common stock who did not vote (or cause or permit to be voted) any of their shares of our common stock in favor of the approval and adoption of the merger agreement and the approval of the merger and who timely filed with us a Notice of Demand (“Dissenting Shareholders”), no earlier than the date the merger becomes effective and no later than 10 days after that date. The Appraisal Notice will be accompanied by a form (the “Appraisal Form”) that specifies the date on which the merger became effective and requests that each of the Dissenting Shareholders state the following information:

•	the Dissenting Shareholder’s name and address;

•	the number, classes and series of shares as to which the Dissenting Shareholder asserts appraisal rights;

•	that the Dissenting Shareholder did not vote for the merger;

•	whether the Dissenting Shareholder accepts our offered estimate of fair value; and

•	if our offer is not accepted, the Dissenting Shareholder’s estimated fair value of the shares and a demand for payment of the Dissenting Shareholder’s estimated fair value plus interest.

Additionally, the Appraisal Form will provide the information as to where it must be sent, where certificates for certificated shares of our common stock must be deposited, the date by which the Appraisal Form and those certificates must be deposited (which may not be fewer than 40 nor more than 60 days after the date the Appraisal Notice and Appraisal Form are sent) and other information as may be required under the FBCA.  Please note that a Dissenting Shareholder will waive the right to demand appraisal with respect to its shares of our common stock unless the Appraisal Form is received by us by the specified date.

The Appraisal Notice will also include (1) our estimate of the fair value of the shares of our common stock and an offer to pay such fair value to each Dissenting Shareholder entitled to appraisal rights under the FBCA, and (2) the date by which written notice of a Dissenting Shareholder who wishes to withdraw from the appraisal process must be received by us (which date must be within 20 days after the date the Appraisal Form and common stock certificates must be returned to us). The Appraisal Notice will be accompanied by our financial statements consisting of a balance sheet, income statement and cash flow statement for our most recent fiscal year ended and our latest available interim financial statements, if any.  A Dissenting Shareholder may request in writing that we provide to it, within 10 days after the date the Appraisal Form and the common stock certificates must be returned to us, the number of Dissenting Shareholders who return the Appraisal Forms by the specified date and the total number of shares of our common stock owned by such Dissenting Shareholders.  The Appraisal Notice also will be accompanied by a copy of Sections 607.1301 through 607.1333 of the FBCA.

If a Dissenting Shareholder accepts our offer to purchase its shares of our common stock at our estimated fair value, we will honor its request for payment within 90 days after we receive the duly executed Appraisal Form from it.  Once the payment is made, such Dissenting Shareholder will cease to have any interest in the shares of our common stock held by it prior to the appraisal process.

If a Dissenting Shareholder is dissatisfied with our offer to pay our estimated fair value for its shares of our common stock, it must notify us on the Appraisal Form of its own estimate of the fair value of its common stock and demand payment of that estimate plus interest.  If a Dissenting Shareholder of our common stock fails to so notify us in writing and on a timely basis, it will waive its right to demand payment of its own estimate of fair value plus interest and will only be entitled to the payment offered by us.

If a Dissenting Shareholder does not execute and return the Appraisal Form to us (and, in the case of certificated shares of our common stock, deposit its share certificates for our common stock) as provided above, it will not be entitled to payment of the fair value of its shares under the FBCA.  Once it returns the executed Appraisal Form with its common stock certificates, that Dissenting Shareholder loses all rights as a holder of our common stock unless it withdraws from the appraisal process by notifying us in writing as provided in the Appraisal Notice.  A Dissenting Shareholder who has duly executed and returned the Appraisal Form to us with its common stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying us in writing by the date set forth in the Appraisal Notice.  A Dissenting Shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without our written consent.

Notwithstanding the above-described appraisal rights, we may not make any payment to a Dissenting Shareholder if, after giving effect to such payment:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the payment.

In that event, a Dissenting Shareholder may, at its option

•	withdraw its notice of intent to assert appraisal rights; or

•
retain its status as a claimant against us and, if we are liquidated, be subordinated to the rights of our creditors, but have rights superior to the shareholders not asserting appraisal rights, and if we are not liquidated, retain its right to be paid for the shares of our common stock, which right we will be obliged to satisfy when we are solvent.

A Dissenting Shareholder must exercise these options by written notice filed with us within 30 days after we have given written notice that the payment for shares of our common stock cannot be made because of the above insolvency restrictions.  If it fails to exercise its option, the Dissenting Shareholder will be deemed to have withdrawn its Notice of Demand.

Shareholders should be aware that the fair value of their shares as determined under the FBCA could be greater than, the same as or less than the $30.00 per share merger consideration.

Under the merger agreement, Parent is not required to consummate the merger if holders of more than 10% of our common stock outstanding immediately prior to the effective time properly exercise appraisal rights in accordance with the FBCA.

THE MERGER AGREEMENT (PROPOSAL NO. 1)

The board of directors is asking our shareholders to vote on a proposal to approve and adopt the merger agreement and approve the merger.

This section of the proxy statement summarizes some of the material terms and conditions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement.  The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement.  This summary is qualified entirely by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.  We urge you to read the merger agreement carefully and in its entirety.

The merger agreement has been included to provide you with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent, Merger Sub or Aurora.  The merger agreement contains representations and warranties that the parties to the merger agreement made to and solely for the benefit of each other.  You should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Structure of the Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with the FBCA, at the effective time, Merger Sub will merge with and into us, the separate corporate existence of Merger Sub will cease and we will continue as the surviving corporation in the merger as a wholly owned subsidiary of Parent.  We sometimes refer to the surviving corporation in the merger as the “surviving corporation.”

Closing of the Merger

Unless the merger agreement is terminated in accordance with its terms, and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, the closing of the merger will take place no later than the second business day after the satisfaction or, if permissible, waiver of such conditions, other than those that by their terms are to be satisfied or waived at the closing.  The closing of the merger will not occur until the conclusion of the syndication period contemplated by the debt financing commitment letter, unless this requirement is waived.  The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Florida, or at such subsequent date and time as is specified in the articles of merger.  We refer to this date and time as the “effective time.”

Consideration to be Received by our Shareholders in the Merger

At the effective time, each share of our common stock, other than shares held in our treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by our shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive the merger consideration of $30.00 in cash, without interest.  All shares of our common stock held in our treasury or by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent will automatically be cancelled and no payment will be made in respect of those shares.

Payment Procedures

Promptly after the effective time, Parent will cause a paying agent appointed by Parent, and reasonably acceptable to the Company, to mail to each person who was, at the effective time, a holder of record of shares of the Company’s common stock, which we refer to as “shares,” entitled to receive the merger consideration:  (1) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing shares, which we refer to as the “certificates,” shall pass, only upon proper delivery of the certificates to the paying agent) and (2) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration.  Upon surrender to the paying agent of a certificate for cancellation, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to those instructions, the holder of the certificate will be entitled to receive in exchange therefor the merger consideration for each share formerly evidenced by the certificate, and the certificate will then be canceled.  In the event of a transfer of ownership of shares that is not registered in the transfer records of the Company, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if the certificate is properly endorsed or otherwise in proper form for transfer and the person requesting payment has paid all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate or established to the reasonable satisfaction of the surviving corporation that those taxes either have been paid or are not applicable.  Until surrendered as provided above, each certificate will be deemed at all times after the effective time to represent only the right to receive upon surrender the merger consideration to which the holder of the certificate is entitled pursuant to merger agreement.  No interest will be paid or will accrue on any cash payable to holders of certificates.

Any portion of the aggregate merger consideration that remains undistributed to the holders of shares one year after the effective time will be delivered to Parent, upon demand, and any holders of shares who have not previously complied with the above paragraph may thereafter look only to the surviving corporation for, and the surviving corporation will remain liable for, payment of their claim for the merger consideration.

Each of the paying agent, the surviving corporation and Parent will be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold under all applicable laws.  To the extent that amounts are so withheld by the paying agent, the surviving corporation or Parent, the withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of the shares in respect of which the deduction and withholding was made.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting of a bond, in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to that certificate, the paying agent will pay in respect of the lost, stolen or destroyed certificate the merger consideration to which the holder is entitled.

Treatment of Stock Options

Prior to the effective time, the Company agreed to take all reasonably necessary action, to be effective as of the effective time, to:

•
terminate the Company’s 1995 Stock Option Plan, the Directors’ Stock Option Plan, the 2005 Executive Management Stock Option Plan, the 2005 Non-Employee Directors’ Stock Option Plan, the 2005 Employee Stock Option Plan and any stock options granted outside of a formal plan, in each case as amended through the date of the merger agreement.  We refer to these plans collectively as the “Company Stock Award Plans”,

•
except as otherwise provided by the terms of any Company Stock Award Plan, provide that each outstanding option to purchase shares of Company common stock granted under the Company Stock Award Plans will become fully vested, to the extent not already vested, subject to, and conditioned upon, the closing of the merger, and

•	cause any option that is not exchanged for cash as provided below to be cancelled as of the effective time, without the payment of any compensation therefor.

Each holder of an option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time and has an exercise price per share that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such stock option, an amount in cash (subject to any applicable withholding taxes) equal to the product of (1) the difference between the merger consideration and the applicable exercise price per share of such stock option, and (2) the aggregate number of shares of common stock issuable upon exercise of such stock option.  No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $30.00 per share.  Except as otherwise expressly provided for in any agreement between the Company and any such holder, the surviving corporation or the paying agent will make these payments promptly after the effective time.  Any such payments will be subject to all applicable federal, state and local tax withholding requirements.

Articles of Incorporation and Bylaws; Directors and Officers

At the effective time, the articles of incorporation of the Company in effect immediately prior to the effective time will be amended and restated as contemplated by the merger agreement and, as so amended and restated, will be the articles of incorporation of the surviving corporation.  The bylaws of Merger Sub in effect immediately prior to the effective time will become the bylaws of the surviving corporation.

In addition, the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation, and the officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation.

Representations and Warranties

Representations and Warranties of the Company

In the merger agreement, the Company makes representations and warranties to Parent and Merger Sub with respect to the following:

•	organization and qualification; subsidiaries;

•	articles of incorporation and bylaws;

•	capitalization;

•	power and authority to execute and deliver the merger agreement and consummate the merger and board approval of the merger agreement and the merger;

•	ability to enter into the merger agreement and consummate the merger without violation of organizational documents, contracts or applicable law;

•	governmental and regulatory approvals required to complete the merger;

•	possession of required permits and compliance with law;

•	documents filed with the SEC and the accuracy of information contained in those documents;

•	financial statements;

•	absence of undisclosed liabilities;

•	disclosure controls and procedures and internal control over financial reporting;

•	absence of certain material changes since June 30, 2007;

•	litigation matters;

•	employee benefit plans;

•	labor matters;

•	disclosures by us in this proxy statement;

•	real property ownership and leases;

•	material contracts;

•	intellectual property;

•	taxes;

•	environmental matters;

•	finders’ or brokers’ fees;

•	amendment of our shareholder rights plan;

•	insurance matters;

•	related party transactions;

•	unlawful payments;

•	relationship with suppliers;

•	warranties;

•	occupational safety and health matters; and

•	the fact that we are not an “investment company” under the Investment Company Act of 1940 or a “holding company” under the Public Utility Holding Company Act of 1935.

Many of these representations and warranties are qualified by the absence of a material adverse effect on the Company, which means, for purposes of the merger agreement, any change, event, occurrence, development or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company.

Parent’s and Merger Sub’s Representations and Warranties

In the merger agreement, Parent and Merger Sub, jointly and severally, make representations and warranties to the Company with respect to the following:

•	corporate organization;

•	power and authority to execute and deliver the merger agreement and consummate the merger;

•	ability to enter into the merger agreement and consummate the merger without violation of organizational documents, contracts or applicable law;

•	governmental and regulatory approvals required to complete the merger;

•	disclosures supplied to us for inclusion in this proxy statement;

•	no prior business or other activities by Merger Sub;

•	no ownership of any equity interests in the Company;

•	financing commitments obtained by Parent and availability of financing to pay the aggregate merger consideration, repay indebtedness and pay related fees and expenses;

•	finders’ or brokers’ fees;

•	solvency of Parent and the surviving corporation as of the effective time and immediately after consummation of the transactions;

•	absence of arrangements with management of the Company that have not been disclosed to us; and

•	acknowledgment of the scope of the representations and warranties made by the Company.

Principal Covenants

Conduct of Business by the Company Pending the Merger

Between the date of the merger agreement and the effective time, except as otherwise contemplated by the merger agreement, as contemplated by the financing or any of the other transactions described in the financing commitments or as required by applicable law, the Company is required to:

•	conduct its business in all material respects in the ordinary course of business; and

•
use its commercially reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company, and to preserve, in all material respects, the current relationships of the Company with customers, licensees, suppliers and other persons with which the Company has business relations.

The Company further agreed, except as otherwise contemplated by or disclosed in the merger agreement or as contemplated by the financing or any of the other transactions described in the financing commitments, not to, between the date of the merger agreement and the effective time, directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned):

•
make, revoke or change any material tax election, change in any material respect any method of tax accounting, settle, compromise or incur any material liability for taxes, fail to timely file any tax return that is due, file any amended tax return or material claim for refund, surrender any right to claim a material tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, in each case except as required by generally accepted accounting principles or applicable law;

•	make any material change in the accounting principles used by it unless required by a change in generally accepted accounting principles, applicable law or any governmental authority;

•
except for (A) short-term borrowings incurred in the ordinary course of business consistent with past practice under its existing credit facility or (B) other indebtedness not in excess of $2,000,000 in the aggregate incurred or guaranteed in the ordinary course of business, incur or guarantee indebtedness;

•	make any capital expenditures (other than for tanks and nitrogen generators) either (A) in excess of $2,000,000 in the aggregate or (B) outside the ordinary course of business;

•
except as expressly permitted by the merger agreement, sell, lease, license, dispose or permit an encumbrance (by merger, consolidation, sale of stock or assets or otherwise) of any material assets other than sales of inventory or obsolete equipment in the ordinary course of business and consistent with past practices;

•
make any change in any compensation arrangement or contract with any present or former employee, officer, director, consultant, shareholder or other service provider of the Company or establish, terminate or materially amend any employee benefit plan or materially increase benefits (including acceleration of benefits under employee benefit plans other than the Company Stock Award Plans) under any employee benefit plan, or grant any stock options or other awards under any Company Stock Award Plan, in each case other than (A) required pursuant to the terms of any employee benefit plan as in effect on the date of the merger agreement or (B) required by law;

•	declare, set aside or pay any dividend or make any other distribution with respect to any equity interests of the Company, or otherwise make any payments to shareholders in their capacity as such;

•	effect a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification Act;

•
(i) issue, deliver, sell, pledge, transfer, convey, dispose or permit the imposition of an encumbrance on any equity interests, or any options, warrants, securities exercisable, exchangeable or convertible into any equity interest or any right or voting debt other than the issuance of shares upon the exercise of stock options outstanding as of the date of the merger agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding equity interests or (iii) split, combine, subdivide or reclassify any equity interests;

•	enter into any material contract providing for the sale or license of intellectual property;

•
license, lease, acquire, sublease, grant any material encumbrance affecting and/or transfer any material interest in any real property other than leases entered into in the ordinary course of business, or enter into any material amendment, extension or termination of any leasehold interest in any real property other than in the ordinary course of business;

•
make any acquisition of any person (whether by way of merger, consolidation, tender offer, share exchange or other activity), or make any capital contributions to, or investment in, any person, except for acquisitions of persons or assets to be wholly owned, directly or indirectly, by the Company not in excess of $2,000,000 in the aggregate;

•	except as otherwise expressly permitted by the merger agreement, merge or consolidate with any person;

•
enter into, terminate or materially amend any material contract, or extend the existing, or enter into a new, shareholder rights plan that does not permit the consummation of the transactions, as the same may be amended with the approval of Parent;

•	waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

•	satisfy, discharge, waive or settle any material liabilities, other than in the ordinary course of business;

•	amend the articles of incorporation or bylaws of the Company; or

•	enter into any contract, or agree or commit, in writing or otherwise, to do any of the foregoing.

Special Meeting; Proxy Statement

Following the execution of the merger agreement, the Company, acting through the board of directors, agreed, in accordance with applicable law, with reasonable promptness, to duly call, give notice of, convene and (unless the merger agreement has been terminated) hold this special meeting of its shareholders for the purposes of considering and taking action upon the approval and adoption of the merger agreement and, to the extent required, the transactions, including adjourning this meeting for up to 10 business days to obtain the required approvals.  Except to the extent that the board of directors has withdrawn or modified its approval or recommendation of the merger agreement as permitted by the solicitation provisions described below, the Company is required to (i) use commercially reasonable efforts to solicit the approval of the merger agreement and, to the extent required, the transactions by the shareholders of the Company and (ii) include in this proxy statement the board of directors’ declaration of the advisability of the merger agreement and its recommendation to the shareholders of the Company that they adopt the merger agreement and, to the extent required, approve the transactions, and include disclosure regarding the board’s approval.  The Company may adjourn or postpone this special meeting as and to the extent required by applicable law.

Solicitation

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on March 14, 2008 (the “Go Shop Period End Date”), the Company and its representatives had the right, acting under the direction of the board of directors, to directly or indirectly:

•
initiate, solicit and encourage Acquisition Proposals, including by way of public disclosure and by way of providing access to non-public information to any person (each a “Solicited Person”) pursuant to one or more confidentiality agreements similar in all material respects to the confidentiality agreement signed by Aurora (an “Acceptable Confidentiality Agreement”).  The Company must provide to Parent any material non public information concerning the Company that is provided to any Solicited Person which was not previously provided to Parent within one business day after provision to the Solicited Person; and

•	enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals.

From the Go-Shop Period End Date until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company may not, and must use commercially reasonable efforts to cause its representatives not to, directly or indirectly, subject to specified exceptions discussed below:

•	initiate, solicit or encourage (including by way of providing non-public information) the submission of any Acquisition Proposal or engage in any discussions or negotiations with respect thereto; or

•
approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or consummate any such transaction or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or resolve or agree to do any of the foregoing.

However, the Company may continue to take any of these actions from and after the Go-Shop Period End Date with respect to any party that has made an Acquisition Proposal after the date of the merger agreement which was received by the Company prior to the Go-Shop Period End Date and with whom the Company is having ongoing discussions or negotiations as of the Go-Shop Period End Date regarding an Acquisition Proposal, in each case, to the extent the requirements set forth in the immediately following paragraph can be satisfied on the Go-Shop Period End Date with respect to the Acquisition Proposal (each such party, an “Excluded Party”).  Any determination by the board of directors that any Acquisition Proposal received prior to the Go-Shop Period End Date initially meets these requirements must be made not later than one business day after the Go-Shop Period End Date.  Any Excluded Party will cease to be an Excluded Party for all purposes under the merger agreement immediately at such time as the Acquisition Proposal made by that party is withdrawn, is terminated or expires or fails to satisfy the requirements set forth in the immediately following paragraph.  The Company is required to promptly notify Parent when an Excluded Party ceases to be an Excluded Party.  At the Go-Shop Period End Date, other than with respect to Excluded Parties, the Company must immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Solicited Person previously conducted by the Company or any of its representatives with respect to any Acquisition Proposal and use its (and cause its representatives to use their) commercially reasonable efforts to cause to be returned or destroyed all confidential information provided or made available to those Solicited Persons on behalf of the Company. As of the Go-Shop Period End Date, the board of directors did not designate any Excluded Parties under the terms of the merger agreement.

If at any time following the Go-Shop Period End Date and prior to obtaining the required shareholder approval of the merger agreement, (x) the Company receives a written Acquisition Proposal from a third party that the board of directors believes in good faith to be bona fide and (y) the board of directors determines in good faith, after consultation with its outside financial and legal advisors, that (1) the Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (2) the failure to take the actions referred to in clauses (A) and (B) below would be inconsistent with the fulfillment of its fiduciary duties to the shareholders of the Company under applicable law, then the Company may (A) furnish information with respect to the Company to the person making the Acquisition Proposal and (B) participate in discussions or negotiations with the person making the Acquisition Proposal regarding the Acquisition Proposal.  The Company (x) may not, and may not allow any of its representatives to, disclose any material non-public information to the person making the Acquisition Proposal without entering into an Acceptable Confidentiality Agreement, and (y) must provide or make available to Parent any material non-public information concerning the Company provided to the other person which was not previously provided to Parent within one business day after provision to the other person.

Prior to obtaining the required shareholder approval of the merger agreement, the Company is permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party so long as the Excluded Party continues to qualify as such.

No later than the earlier of the second business day or the third calendar day immediately following the Go-Shop Period End Date, the Company is required to notify Parent, in writing, of the identity of each Excluded Party and provide Parent a copy of each Acquisition Proposal received from any Excluded Party (or, where no copy is available, a description of the material terms and conditions of the Acquisition Proposal).  From and after the Go-Shop Period End Date, the Company agreed to promptly (and in any event within one business day) notify Parent in writing if it receives (or after it becomes aware that one of its representatives has received) (A) an Acquisition Proposal from a person or group of related persons or written indication that a person or group is considering making an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making the Acquisition Proposal, to the extent known, (B) any request by any person or group of related persons for non-public information relating to the Company other than requests in the ordinary course of business and reasonably believed by the Company to be unrelated to an Acquisition Proposal or (C) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal by any person or group of related persons, and must keep Parent apprised and promptly update Parent as to any material developments, discussions and negotiations concerning the Acquisition Proposal.  The Company is required to inform Parent in writing within one business day in the event that it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal.

Neither the board of directors nor any committee of the board of directors may directly or indirectly withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation in favor of the merger.  However, at any time prior to obtaining the required shareholder approval of the merger agreement, if the Company receives an Acquisition Proposal (including from an Excluded Party) after the date of the merger agreement and the board of directors concludes in good faith, after consultation with its outside financial and legal advisors, that the Acquisition Proposal constitutes a Superior Proposal and that the failure to withdraw or modify its approval of the merger agreement or its recommendation that the Company’s shareholders adopt the merger agreement and approve the merger would be inconsistent with the fulfillment of its fiduciary duties, the board of directors may

•	cause the Company to terminate the merger agreement to concurrently enter into a definitive agreement with respect to the Superior Proposal, and/or

•	withdraw or modify its approval of the merger agreement or its recommendation that the Company’s shareholders adopt the merger agreement and approve the merger.

The Company may not terminate the merger agreement as provided above and any purported termination will be void and of no force and effect, unless concurrently with the termination the Company pays the Termination Fee payable pursuant to the merger agreement, as described below under “Fees and Expenses.”  In addition, the Company may not terminate the merger agreement as provided above and the board of directors may not effect a withdrawal or modification of its approval of the merger agreement unless the Company provides prior written notice to Parent, at least four business days in advance, of its intention to withdraw or modify its approval of the merger agreement or terminate the merger agreement to enter into a definitive agreement with respect to the Superior Proposal.  The notice to Parent must include a written summary of the material terms and conditions of the Superior Proposal (including the identity of the party making the Superior Proposal), and the Company must contemporaneously provide to Parent a copy of the relevant proposed transaction agreements with the party making the Superior Proposal and any other material related documents.  During this four-business day period, the merger agreement obligates the Company to, and to cause its representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement, and the board of directors will take into account any changes to the financial and other terms of the merger agreement proposed by Parent, so that the Acquisition Proposal ceases to constitute a Superior Proposal.  Any amendment to the financial terms or other material terms of the Superior Proposal will require a new written notice by the Company and a new four-business day period.

Furthermore, the board of directors may, prior to obtaining the required shareholder approval of the merger agreement and other than in connection with an Acquisition Proposal, withdraw or modify its approval of the merger agreement or its recommendation that the Company’s shareholders adopt the merger agreement and approve the merger, if the board of directors determines in good faith (after consultation with its outside legal advisors) that the failure to take this action would be inconsistent with the fulfillment of its fiduciary duties under applicable law.

The Company may not terminate, waive, amend or modify any material provision of any standstill or confidentiality agreement to which it is a party (including each Acceptable Confidentiality Agreement) that relates to a transaction of a type described in the definition of Acquisition Proposal, although the Company may permit to be taken any of the actions prohibited under a standstill agreement if the board of directors determines in good faith, after consultation with outside counsel, that failure to take that action would be inconsistent with the fulfillment of its fiduciary duties to the shareholders of the Company under applicable law.  This provision of the merger agreement does not prohibit the taking of any action by the board of directors, the Company or any of its representatives with respect to any party to a standstill agreement that is not otherwise prohibited by the solicitation provisions of the merger agreement, and the Company will not be deemed to be in violation of this provision if a party to a standstill agreement submits an unsolicited Acquisition Proposal to the board of directors.  To the extent that prior to the date of the merger agreement the Company has entered into any confidentiality agreement that would prevent the Company from providing information to Parent that the Company would otherwise be required to provide to Parent pursuant to the terms of the merger agreement, the Company agreed to use its commercially reasonable efforts to obtain a waiver of the confidentiality or standstill agreement to enable the Company to provide this information to Parent.  So long as the Company has used its commercially reasonable efforts, the failure of the Company to obtain any such waiver and any resulting inability to provide any such information to Parent will not cause the Company to be in breach of any of its obligations under the merger agreement.

Nothing in the merger agreement prohibits the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from otherwise making any disclosure to its shareholders that is required by applicable law.

As used in the merger agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective affiliates) concerning any (A) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) direct or indirect sale, lease, pledge or other disposition of assets or business of the Company representing 20% or more of the revenues, net income or assets of the Company, in a single transaction or a series of related transactions, (C) issuance, sale or other disposition by the Company to any person or group (other than Parent or Merger Sub or any of their respective affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (D) transaction or series of related transactions in which any person or group (other than Parent or Merger Sub or their respective affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding equity interests of the Company.

As used in the merger agreement, “Superior Proposal” means any written Acquisition Proposal that the board of directors determines in its good faith judgment (after consultation with its outside legal and financial advisors) is more favorable to the Company’s shareholders (in their capacity as such), taking into account all relevant legal, financial, regulatory and other aspects of the proposal and the person making the proposal, than the merger agreement (considering any changes to the merger agreement agreed in writing by Parent in response thereto) and which the board of directors determines in good faith is reasonably likely to be consummated.  For purposes of the definition of “Superior Proposal”, the references to “20% or more” in the definition of Acquisition Proposal are deemed to be references to “50%.”

                Indemnification and Insurance

From and after the effective time, the surviving corporation is required to indemnify and hold harmless each present and former director and officer of the Company (and the surviving corporation must also advance expenses to those persons as incurred, provided that the person to whom expenses are advanced provides an undertaking to repay any advances if it is ultimately determined that the person is not entitled to indemnification) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, suit or other proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time, including the transactions, in each case to the same extent as provided in the articles of incorporation or bylaws of the Company, or any other applicable contract with respect to the relevant director or officer, in each case as in effect on the date of the merger agreement.

For six years from the effective time, the surviving corporation is obligated to maintain in effect for the benefit of the directors and officers of the Company currently covered by the officers’ and directors’ liability insurance policies of the Company an insurance and indemnification policy with an insurer with a Standard & Poor’s rating of at least A that provides coverage for acts or omissions occurring on or prior to the effective time covering each of these individuals on terms with respect to coverage and in amounts no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of the merger agreement, other than immaterial differences.  The surviving corporation will not be required to pay an annual premium for this insurance in excess of 300% of the annual premium currently paid by the Company for this coverage.  If the annual premiums for this insurance coverage exceed 300% of the Company’s current annual premium, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding that amount.  The surviving corporation may satisfy its obligations by purchasing a “tail” policy from an insurer with a Standard & Poor’s rating of at least A or under the Company’s existing directors’ and officers’ insurance policy, that in either case (1) has an effective term of six years from the effective time, (2) covers each director and officer currently covered by the Company’s  directors’ and officers’ insurance policy in effect on the date of the merger agreement for actions and omissions occurring on or prior to the effective time, and (3) contains terms that are no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of the merger agreement, other than immaterial differences.

The articles of incorporation and bylaws of the surviving corporation must contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation and bylaws, respectively, of the Company, unless any modification is required by law and then any modification may be made only to the minimum extent required by law.  These provisions may not be amended, repealed or otherwise modified, except as provided in the immediately preceding sentence, for a period of six years from the effective time in any manner that would affect adversely the rights of individuals who, at or prior to the effective time, were directors or officers of the Company.

If the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision must be made so that the successors and assigns of the surviving corporation assume the foregoing obligations.

                Benefit Plans and Employee Matters

Parent agreed that, for a period of one year immediately following the effective time, it will, or it will cause the surviving corporation or any applicable financing subsidiary to, (1) provide each employee of the Company as of the effective time with at least the same level of base salary, cash incentive compensation and other cash variable compensation that was provided to him or her immediately prior to the effective time, and (2) provide the employees of the Company with employee benefits (other than equity-based compensation) that are no less favorable, determined in the aggregate on a plan-by-plan basis, than those provided to the employees immediately prior to the effective time.  From and after the effective time, Parent must cause the surviving corporation or any applicable financing subsidiary to honor, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company as in effect immediately prior to the effective time that are applicable to any current or former employees or directors of the Company.

Employees of the Company will receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement (including vacation plans, programs and arrangements) established or maintained by Parent, the surviving corporation or any of their respective subsidiaries under which each employee may be eligible to participate on or after the effective time for service with the Company through the effective time to the same extent recognized by the Company under comparable employee benefit plans immediately prior to the effective time. Each plan, program or arrangement will credit each employee for service accrued or deemed accrued on or prior to the effective time with the Company, but crediting of service will not operate to duplicate any benefit or the funding of any benefit.

With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent, the surviving corporation or any applicable financing subsidiary (“Parent Welfare Benefit Plans”) in which an employee of the Company may be eligible to participate on or after the effective time, Parent is required to use commercially reasonable efforts, subject to applicable law, to (a) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each employee under any Parent Welfare Benefit Plan to the same extent waived under a comparable Company plan, and (b) provide credit to each employee for any co-payments, deductibles and out-of-pocket expenses paid by the employee under the Company’s plans during the relevant plan year, up to and including the effective time.

From and after the effective time, the surviving corporation or any applicable financing subsidiary must, and Parent must cause them to, honor, in accordance with their terms, all employment and severance agreements in effect immediately prior to the effective time that are applicable to any current or former employees or directors of the Company.

                Financing

Parent is required to use commercially reasonable efforts to take, or cause Merger Sub to take, all actions and to do, or cause Merger Sub to do, all things reasonably necessary, proper or advisable to arrange, as soon as practicable, and to consummate, concurrently with the closing of the merger, the financing on the terms and conditions described in the financing commitments, including using commercially reasonable efforts to (i) maintain in effect the financing commitments, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the financing set forth in the financing commitments that are within their control (including by consummating the equity financing pursuant to the terms of the equity financing commitment and by assisting in the syndication or marketing of the debt financing contemplated by the debt financing commitment letter) and (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the financing commitments. Subject to the terms and conditions contained in the merger agreement, at the closing of the merger, Parent will draw down on the financing commitments if the conditions to the financing commitments are then satisfied. If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, Parent must use commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent) in an amount sufficient to pay the aggregate merger consideration, repay indebtedness and pay all related fees and expenses. Parent has agreed to keep the Company reasonably apprised of material developments related to the financing and to provide to the Company (i) a copy of each material agreement related to the financing promptly after the agreement is executed and delivered by the parties thereto and (ii) such other information as the Company may reasonably request in connection with the financing.  If the conditions to the obligations of all the parties to the merger agreement, and to the obligations of Parent and Merger Sub, to consummate the merger are satisfied or waived, Parent and Merger Sub will be obligated to consummate the transactions on the terms contemplated by the merger agreement regardless of whether Parent’s equity financing has been or can be obtained.

In addition, the Company agreed to provide, and to cause its officers, directors, employees, financial advisors, counsel, accountants and other representatives and affiliates to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the financing, including, without limitation, organizing the financing subsidiaries and engaging in the asset transfer, and using its commercially reasonable efforts to obtain any required consents from the counterparties of certain contracts to the assignment of those contracts to the applicable financing subsidiary, in each case as specified in the debt financing commitment letter.  The Company and the financing subsidiaries (as applicable) are required to comply with the covenants applicable to any of them set forth in, and to use commercially reasonable efforts to cause to be satisfied all conditions to the obligations of Parent’s lenders to fund the debt financing set forth in, the debt financing commitment letter, including, without limitation, the term sheet annexed thereto, each as in effect as of the date of the merger agreement or as amended with the consent of the Company (not to be unreasonably withheld, delayed or conditioned).  The Company consented to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the financing so long as its logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other intellectual property.  Prior to executing or filing any agreement, organizational document or other document in connection with the asset transfer, the Company will give Parent and its counsel a reasonable opportunity to review and reasonably approve the form of any such agreement, organizational document or other document prepared in connection with the asset transfer.  If any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, the Company is required to provide such cooperation as may be reasonably requested by Parent and Merger Sub necessary for them to obtain alternative financing from alternative sources.

The merger agreement also requires the Company, at the request of Parent given at any time prior to the expiration of five business days after the execution and delivery of the merger agreement, to purchase an option, at a cost not to exceed $8,000,000, to enter into a pay fixed rate swap (the “Swap Option”) that grants the Company the right (but not the obligation) to enter into a pay fixed swap at the effective time with respect to amounts to be borrowed under the debt financing.  Parent made this request to the Company on January 30, 2008, and the Company purchased the Swap Option for a premium of $4,900,000.  At Parent’s further request, to facilitate the debt financing, the Company intends to sell this Swap Option and purchase a new Swap Option at an out-of-pocket cost not to exceed $3,700,000.  Upon any Termination Date (as defined below), Parent must reimburse the Company for its unrecouped costs (plus all interest accrued under the Company’s credit facility with respect to any amounts borrowed by the Company related thereto) and, upon reimbursement by Parent, the Company agreed to assign the Swap Option held by it to Parent without recourse for no further charge or cost to Parent.  This reimbursement by Parent to the Company is in addition to amounts, if any, that Parent is obligated to pay to the Company as described below under “Fees and Expenses.”  If the Swap Option may not be assigned for any reason, the Company will, following reimbursement by Parent, (1) hold the Swap Option in trust for the benefit of Parent, (2) account to Parent with respect to all proceeds realized from the sale or other disposition or exercise of the Swap Option and (3) deal with the Swap Option in accordance with the instructions received from Parent from time to time in writing.

                Certain Other Covenants

The merger agreement contains additional covenants, including covenants relating to the Company’s obligations with respect to:

•	providing representatives of Parent and Merger Sub reasonable access to the Company’s personnel, properties and information;

•	filing required materials and obtaining early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	using commercially reasonable efforts to consummate the transactions;

•	issuing public announcements relating to the transactions; and

•	notifying Parent of specified matters;

Conditions to the Merger

The obligations of each of Parent, Merger Sub and the Company to consummate the merger are subject to the satisfaction or waiver (where permissible), at or prior to the effective time, of the following conditions:

•
the merger agreement shall have been adopted and, to the extent required, the transactions shall have been approved by the requisite vote of the shareholders of the Company in accordance with the FBCA and the governing documents of the Company.

•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

•
no governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the merger illegal or otherwise preventing or prohibiting consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible), at or prior to the effective time, of the following additional conditions at or prior to the effective time:

•
the representations and warranties of the Company contained in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time as though made at and as of the effective time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to have a material adverse effect (for purposes of determining the accuracy of the Company’s representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in the Company’s representations and warranties will be disregarded).

•
the Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under the merger agreement on or prior to the effective time.

•
the Company shall have delivered to Parent a certificate, dated the date of the closing of the merger, signed by any executive officer of the Company, certifying in that capacity but not as an individual as to the satisfaction of the preceding two conditions.

•	the holders of not more than 10% of the Company’s common stock outstanding immediately prior to the effective time shall have properly exercised appraisal rights in accordance with applicable law.

•	the conditions set forth in the debt financing commitment letter shall have been satisfied or waived.

•
no portion of the Senior Holdback Amount or the Subordinated Holdback Amount shall be required to be held in a collateral account by the Indenture Trustee (as such terms are defined in the debt financing commitment letter as in effect as of the date of the merger agreement) as of the effective time.

The obligation of the Company to consummate the merger is subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the effective time:

•
the representations and warranties of Parent and Merger Sub contained in the merger agreement shall be true and correct in all material respects as of the effective time, as though made at and as of the effective time, provided, that the representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date.

•
Parent and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under the merger agreement on or prior to the effective time.

•
Parent shall have delivered to the Company a certificate, dated the date of the closing of the merger, signed by any executive officer of Parent, certifying in that capacity but not as an individual as to the satisfaction of the preceding two conditions.

•	Parent shall have deposited with the paying agent, for the benefit of the holders of the shares, cash in an amount sufficient to pay the aggregate merger consideration.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger and the other transactions may be abandoned at any time prior to the effective time, notwithstanding any requisite approval and adoption of the merger agreement and the merger (the date of any such termination, the “Termination Date”) as follows:

(a)	By mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the boards of directors of Parent, Merger Sub and the Company;

(b)
By either Parent, Merger Sub or the Company, by written notice (delivered no earlier than the day following the Outside Date), if the effective time shall not have occurred on or before May 31, 2008 (the “Outside Date”).  However, if the termination date of the debt financing commitment is extended past May 31, 2008, the Outside Date will be extended to the same date without any further action of the parties.  The right to terminate the merger agreement under this paragraph (b) will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before the Outside Date;

(c)
By either Parent, Merger Sub or the Company, by written notice, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or applicable law that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the merger. The right to terminate the merger agreement under this paragraph (c) will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, any such order to have been enacted, issued, promulgated, enforced or entered;

(d)	By written notice of Parent or Merger Sub if any of the following actions or events occur and whether or not they are permitted by the terms of the merger agreement:

•
the board of directors withdraws, amends, modifies or changes its recommendation of the adoption of the merger agreement in a manner adverse to Parent or Merger Sub or shall have resolved or publicly proposed to do so,

•
the board of directors shall have recommended to the shareholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

•
the Company fails publicly to reaffirm its recommendation of the merger within seven business days after the date any Acquisition Proposal or any material modification thereto is first publicly announced or otherwise becomes generally known to the public, or

•	the Company shall have materially breached its obligations under the solicitation provisions of the merger agreement.

(e)
By written notice of Parent or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under the merger agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would result in a failure of a condition related to the Company’s representations, warranties or covenants (a “Terminating Company Breach”).  However, if a Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of the Terminating Company Breach through the exercise of its commercially reasonable efforts and for as long as the Company continues to exercise its commercially reasonable efforts, Parent may not terminate the merger agreement under this paragraph until the earlier of the expiration of the 20-day period and the Outside Date;

(f)
By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under the merger agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would result in a failure of a condition related to Parent’s representations, warranties or covenants (a “Terminating Parent Breach”).  However, if a Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of the Terminating Parent Breach through the exercise of its commercially reasonable efforts and for as long as Parent continues to exercise its commercially reasonable efforts, the Company may not terminate the merger agreement under this paragraph until the earlier of the expiration of the 20-day period and the Outside Date;

(g)
By written notice of the Company in accordance with the solicitation provisions of the merger agreement, if the Company shall have concurrently entered into a definitive agreement with respect to a Superior Proposal and paid the Termination Fee payable pursuant to the merger agreement, as described below under “Fees and Expenses;”

(h)	By written notice of the Company if:

(1)
(A) Parent shall have notified the Company that the debt financing cannot be consummated for any reason; provided, that Parent shall be obligated to give this notice to the Company within one business day after it makes its determination that the debt financing cannot be consummated and in no event later than the Outside Date, and (B) Parent has not secured commitments for alternative financing in an amount sufficient to pay the aggregate merger consideration, repay indebtedness and pay related fees and expenses by no later than the earlier of 30 days after the date of Parent’s notice and the Outside Date; or

(2)	The debt financing or any alternative financing is not consummated by the Outside Date;

and, in the case of either (1) or (2), the failure is either primarily caused by, or primarily results from:

•	any breach of the financing covenants contained in the merger agreement by Parent, Merger Sub, any of their respective affiliates or any of their or their respective affiliates’ representatives;

•
the breach by any lender of its obligation to provide all or any part of the debt financing (provided that no such breach can occur unless all conditions set forth in the debt financing commitment letter shall have been satisfied or have been waived by the relevant lenders); or

•
the failure of all or any part of Parent’s equity financing (or any substitute or replacement equity financing) to be obtained, other than due to the failure of any condition to the obligations of all the parties to the merger agreement, or to the obligations of Parent and Merger Sub, to consummate the merger (other than the condition related to the debt financing commitment to the extent the failure of that condition is due to the failure of the equity financing to be obtained);

(i)
By written notice of Parent, Merger Sub or the Company, if, at the special meeting (including any adjournment thereof), the Company’s shareholders do not adopt the merger agreement or approve the transactions.

Effect of Termination of the Merger Agreement

Subject to the fee and expense payment provisions described below, in the event of the termination of the merger agreement in accordance with its terms, the merger agreement will become void, and there will be no liability on the part of any party or any of their respective affiliates or the directors, officers, employees, agents or representatives of any of them, and all rights and obligations of each party will cease, except:

•	Parent will be obligated to reimburse the Company for the premium paid for the Swap Option, plus applicable interest;

•
in the case of a termination of the merger agreement as a result of a Terminating Company Breach or a Terminating Parent Breach arising out of an inaccuracy in any representation as of the date of the merger agreement or a breach of any warranty or covenant, the breaching party is required to reimburse the terminating party for its reasonable, documented Transaction Costs (as defined below), up to a maximum amount of $5,000,000 (the “Expense Reimbursement Amount”), within 10 business days of receipt of a reasonably detailed accounting of those expenses, and the breaching party will not have any other liability under the merger agreement except in the case of a willful breach or as provided in “Fees and Expenses” below; and

•
in the case of a willful breach of any representation, warranty or covenant, Parent, Merger Sub and the Company agreed that the damages suffered or to be suffered by the Company, in the case of a willful breach of the merger agreement by Parent or Merger Sub, or by Parent and Merger Sub, in the case of a willful breach of the merger agreement by the Company, will not be limited to the Expense Reimbursement Amount and may include the benefit of the bargain of the merger to the terminating party (and, in the case of the Company, its shareholders), adjusted to account for the time value of money.  However, Parent and Merger Sub are thinly capitalized acquisition entities and the Limited Guaranty, which is described below, pursuant to which Aurora Equity Partners III, L.P. and Aurora Overseas Equity Partners III, L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) unconditionally agreed to guarantee the obligations of Parent and Merger Sub under the merger agreement, limits the liability of the Guarantors to $35.0 million

The provisions in the merger agreement relating to confidentiality, public announcements, termination and fees and expenses will survive the termination of the merger agreement.  Except as provided in “Fees and Expenses” below, nothing will limit or prevent any party from exercising any rights or remedies it may have to pursue specific performance in lieu of terminating the merger agreement.

Fees and Expenses

Except as otherwise provided below, all Transaction Costs incurred in connection with the merger agreement and the transactions are required to be paid by the party incurring the expenses, whether or not any of the transactions is consummated.  As used in the merger agreement, “Transaction Costs” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the merger agreement, the preparation, printing, filing or mailing of this proxy statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions, and including any reimbursement by Parent for the premium paid by the Company for the Swap Option.

Termination Fee Payable by the Company

The Company agreed that if the merger agreement is terminated by:

(1)
Parent or Merger Sub pursuant to paragraph (d) under “Termination of the Merger Agreement” above (if Parent or Merger Sub is not then in material breach of any of its obligations, representations or warranties under the merger agreement);

(2)	the Company pursuant to paragraph (g) under “Termination of the Merger Agreement” above; or

(3)	Parent or Merger Sub:

•
pursuant to paragraph (b) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement but prior to the Outside Date, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the board of directors of the Company and not withdrawn or terminated; or

•
pursuant to paragraph (e) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement and prior to the Terminating Company Breach giving rise to the right of Parent or Merger Sub to terminate the merger agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the board of directors of the Company and not withdrawn or terminated; or

•
pursuant to paragraph (i) under “Termination of the Merger Agreement” above and, at any time after the date of the merger agreement and prior to the vote of the Company’s shareholders seeking approval of the merger at the special meeting, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public and not withdrawn or terminated;

and, in any of these three cases, within nine months after the date of termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not the Acquisition Proposal was made prior to termination of the merger agreement or by the same person) (for the purposes of this paragraph (3), the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “more than 50%”):

then the Company is required to pay Parent the Termination Fee in immediately available funds:

•	within two business days after the Termination Date, in the case of paragraph (1) above;

•	concurrently with termination, in the case of paragraph (2) above; and

•
upon the earlier of entry into the definitive agreement with respect to, or consummation of, the Acquisition Proposal, in the case of paragraph (3) above, with a credit for any Expense Reimbursement Amount previously paid by the Company as a result of a Terminating Company Breach.

If the merger agreement is terminated by Parent or Merger Sub pursuant to paragraph (i) under “Termination of the Merger Agreement” above but the other conditions for payment of the Termination Fee have not yet been satisfied, then the Company is required to reimburse Parent for its reasonable, documented Transaction Costs, up to a maximum amount of $5,000,000, within 10 business days of receipt of a reasonably detailed accounting of those expenses, and, if the conditions for payment of the Termination Fee are later satisfied, the Termination Fee will be payable net of the Transaction Costs previously paid.

“Termination Fee” means $15,000,000 if the Acquisition Proposal that results in the action or event that forms the basis for termination is submitted by an Excluded Party (whether the Acquisition Proposal is submitted before or after the Go-Shop Period End Date) and the right to terminate the merger agreement arises no later than March 29, 2008.  In all other cases, the “Termination Fee” is $20,000,000.  The Termination Fee will be reduced by any Expense Reimbursement Amount previously paid by the Company.  In no event will payment of more than one Termination Fee be made.

Notwithstanding anything to the contrary contained in the merger agreement:

•
Parent’s right to receive the Termination Fee or Transaction Costs as provided above will be Parent’s sole and exclusive remedy against the Company or any of its affiliates, shareholders, directors, officers, employees, agents or representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the transactions to be consummated in circumstances giving rise to the obligation of the Company to pay the Termination Fee or Transaction Costs;

•
the provisions of the merger agreement entitling a party to specific performance will be inapplicable in any circumstance giving rise to the obligation of the Company to pay the Termination Fee or Transaction Costs; and

•
upon payment of all amounts that are required to be paid as provided above, none of the Company or any of its affiliates, shareholders, directors, officers, employees, agents or representatives will have any further liability or obligation relating to or arising out of the merger agreement or the transactions, subject to limited exceptions.

Termination Fee Payable by Parent

Parent agreed that if the merger agreement is terminated by the Company pursuant to paragraph (h) under “Termination of the Merger Agreement” above, then Parent is required to pay the Company the Reverse Termination Fee of $15,000,000 in immediately available funds within two business days after the Termination Date.

Notwithstanding anything to the contrary contained in the merger agreement, but other than the reimbursement by Parent for the premium paid by the Company for the Swap Option:

•
the Company’s right to receive the Reverse Termination Fee as provided above will be the Company’s sole and exclusive remedy against Parent, Merger Sub or any of their affiliates, shareholders, directors, officers, employees, agents or representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the transactions to be consummated in circumstances giving rise to the obligation of Parent to pay the Reverse Termination Fee;

•
the provisions of the merger agreement entitling a party to specific performance will be inapplicable in any circumstance giving rise to the obligation of Parent to pay the Reverse Termination Fee; and

•
upon payment of the Reverse Termination Fee, none of Parent, Merger Sub or any of their affiliates, shareholders, directors, officers, employees, agents or representatives will have any further liability or obligation relating to or arising out of the merger agreement or the transactions, subject to limited exceptions.

Amendment of the Merger Agreement

The merger agreement may be amended by Parent, Merger Sub and the Company by action taken by or on behalf of their respective boards of directors at any time prior to the effective time.  After the adoption of the merger agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share will be converted upon consummation of the merger or that would otherwise by law require approval of the shareholders of the Company, without approval of the Company’s shareholders.  The merger agreement may only be amended pursuant to a written agreement signed by each of the parties.

Limited Guaranty

Concurrently with the execution of the merger agreement, and as a condition to the willingness of the Company to enter into the merger agreement, the Guarantors entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, each Guarantor unconditionally agreed to guarantee, on a several, and not joint, basis as set forth in the Guaranty, all of the obligations of Parent and Merger Sub under the merger agreement, up to a maximum amount equal to their pro rata share of $35.0 million.  The Guarantors are affiliates of Aurora.  The Guaranty terminates on the earlier to occur of (a) the indefeasible payment and performance in full of all obligations of Parent and Merger Sub under the merger agreement, (b) the termination of the merger agreement in accordance with its terms, and only if neither Merger Sub nor Parent has any liability or financial obligation to the Company that survives such termination or (c) consummation of the merger.

Stockholders’ Agreement

In connection with the merger agreement, all of the Company’s executive officers and directors, who collectively held approximately 1.1% of the total common stock outstanding on the record date and are entitled to vote those shares, entered into a stockholders’ agreement with Parent and the Company.

Pursuant to the stockholders agreement, each stockholder severally (and not jointly) agreed that, at any duly called meeting of the stockholders of the Company, the stockholder will vote (or cause to be voted) all of the shares of common stock held of record or beneficially by him, referred to as a stockholder’s “Owned Shares:”

•
in favor of the merger, the adoption of the merger agreement and each other action contemplated by the merger agreement and any actions required in furtherance of the merger agreement or the stockholders’ agreement; and

•	against the adoption of any Acquisition Proposal.

These provisions also apply to the extent appropriate in the event of stockholder action by written consent.  Concurrently with the stockholders’ agreement, each stockholder duly executed and delivered an irrevocable proxy appointing Parent and any of its authorized representatives as the stockholder’s proxy with the power to vote, at any duly called meeting of stockholders of the Company, or in any other circumstance upon which the vote or other approval of holders of Company common stock is sought, all of the stockholder’s Owned Shares in the manner provided above.

  Other than pursuant to the stockholders’ agreement or as contemplated by the merger agreement, no stockholder may:

•
sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement or instrument with respect to or consent to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of its Owned Shares to any third party, unless the person to which Owned Shares are transferred executes a counterpart of the stockholders’ agreement and agrees to hold the Owned Shares subject to all of the terms and provisions of the stockholders’ agreement;

•	deposit any of its Owned Shares into a voting trust;

•	grant any proxies or powers of attorney or enter into a voting agreement with respect to any of its Owned Shares; or

•	enter into any other agreement or instrument with respect to the voting of any of its Owned Shares.

Pursuant to the stockholders’ agreement, each stockholder waived, and agreed not to seek, assert or perfect any appraisal rights under Section 607.1301, et seq., of the FBCA in connection with the merger as it relates to its Owned Shares.

Each stockholder agreed to, and to use commercially reasonable efforts to cause each agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the stockholder or any such representative) of the stockholder to, comply with the solicitation provisions of the merger agreement.  The stockholders’ agreement expressly states that its provisions apply solely to each stockholder when acting in his capacity as a stockholder of the Company and not when acting or purporting to act as an officer or director of the Company and that none of the provisions of the stockholders’ agreement may be construed to prohibit, limit or restrict the stockholder from exercising his fiduciary duties as a director or officer of the Company by voting or taking any other action whatsoever in his capacity as a director or officer of the Company.

The stockholders’ agreement terminates upon the earliest to occur of (1) the effective time, (2) the termination of the merger agreement and (3) upon written notice by a stockholder from and after any amendment, waiver or modification to the terms of the merger agreement that changes the form of, or decreases the amount of, the merger consideration, or alters in any material respect the timing of payment of the merger consideration.

THE BOARD OF DIRECTORS, BY UNANIMOUS ACTION OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

THE ASSET TRANSFER (PROPOSAL NO. 2)

In connection with the Financing, subject to the approval of the Company’s shareholders, the Company will engage in the asset transfer by selling or contributing substantially all of its assets to one or more direct or indirect wholly owned financing subsidiaries prior to the Closing Date.  It is anticipated that multiple financing subsidiaries will hold different assets of the Company, so that, for example, one financing subsidiary will hold all existing and future contracts of the Company, one financing subsidiary will hold all existing and future equipment of the Company and one financing subsidiary will hold all existing and future intellectual property of the Company.  It is also anticipated that a direct wholly owned financing subsidiary will employ all employees of the Company, except for certain members of senior management who will remain employed by the Company.  The financing subsidiary created to employ the employees will not be an issuer of the Securities, however.  The financing subsidiaries will be structured to avoid bankruptcy consolidation between the Company, on the one hand, and the financing subsidiaries, including the employee holding subsidiary, on the other hand.  The financing subsidiaries, including the employee holding subsidiary, will each engage the Company to provide specified management services.  Under certain circumstances, the Company may be replaced as the manager of the financing subsidiaries, including the employee holding subsidiary.

Although the Company contemplates that, subject to the approval of the Company’s shareholders, it will engage in the asset transfer in connection with the Financing, the documentation setting forth the terms and conditions of the asset transfer has not been finalized, and as a result, the exact terms and conditions of the asset transfer may differ from those described above.

THE BOARD OF DIRECTORS, BY UNANIMOUS ACTION OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ASSET TRANSFER.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)

The board of directors is asking our shareholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement or approve the merger or the asset transfer.

THE BOARD OF DIRECTORS, BY UNANIMOUS ACTION OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

MARKET PRICE OF NuCO2 COMMON STOCK
AND DIVIDEND INFORMATION

Market Price of our Common Stock

Our common stock trades on Nasdaq under the symbol “NUCO.”  The following table indicates the high and low sale prices for our common stock for each quarterly period during our fiscal years ended June 30, 2006 and June 30, 2007 and the interim period in our current fiscal year, as reported by Nasdaq.

	High	Low
Calendar 2005
Third Quarter	$27.34	$23.42
Fourth Quarter	$28.77	$21.24
Calendar 2006
First Quarter	$32.57	$27.60
Second Quarter	$32.46	$23.81
Third Quarter	$28.43	$23.00
Fourth Quarter	$29.33	$24.01
Calendar 2007
First Quarter	$26.35	$19.80
Second Quarter	$26.94	$23.81
Third Quarter	$28.48	$24.36
Fourth Quarter	$28.75	$24.26
Calendar 2008
First Quarter	$28.90	$22.29

At March 7, 2008, there were approximately 143 holders of record of our common stock, although there is a much larger number of beneficial owners.

Dividends

We have never paid cash dividends on our common stock and we do not anticipate declaring any cash dividends on our common stock in the foreseeable future.  We intend to retain all future earnings for use in the development of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 7, 2008, by (i) each director, (ii) each of our named executive officers, (iii) all directors and executive officers as a group and (iv) each person known to us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)

Michael E. DeDomenico	462,354	(4)	3.0

Robert L. Frome	117,929	(5)	*

Steven J. Landwehr	17,500	(6)	*

Daniel Raynor	73,500	(7)	*

J. Robert Vipond	32,500	(8)	*

Christopher White	17,800	(9)	*

Robert R. Galvin	204,818	(10)	1.4

William Scott Wade	236,500	(11)	1.6

Eric M. Wechsler	65,500	(12)	*

Avenir Corporation	1,938,393	(13)	13.1
1919 Pennsylvania Avenue NW, 4th Floor
Washington, DC 20006

Federated Investors, Inc.	1,729,191	(14)	11.7
Federated Investors Tower
Pittsburgh, PA 15222

BAMCO, INC	1,500,000	(15)	10.1
767 Fifth Avenue, 49th Floor
New York, NY 10153

Shamrock Partners Activist Value Fund, L.L.C.	1,077,493	(16)	7.3
4444 Lakeside Drive
Burbank, CA 91505

T. Rowe Price Associates, Inc.	1,095,100	(17)	7.4
100 East Pratt Street
Baltimore, MD 21202

TimesSquare Capital Management LLC	832,000	(18)	5.6
1177 Avenue of the Americas, 39th Floor
New York, NY 10036

Janus Capital Management LLC	1,068,427	(19)	7.2
151 Detroit Street
Denver, CO 80206

All directors and executive officers as a group
(9 persons)	1,228,401	(20)	7.7

______________
*Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 2800 S.E. Market Place, Stuart, FL 34997.
(2)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power and for beneficial ownership purposes includes any options or other rights to subscribe for common stock which are exercisable within sixty (60) days of March 7, 2008.

(3)
Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within sixty (60) days of March 7, 2008 have been exercised.

(4)	Includes 391,003 shares issuable upon exercise of stock options.
(5)
Includes 8,000 shares owned by Frome & Co., a limited partnership of which Mr. Frome is the general partner, 7,000 shares owned by Mr. Frome’s daughter with respect to which Mr. Frome disclaims beneficial ownership, 3,550 shares owned by Mr. Frome’s spouse with respect to which Mr. Frome disclaims beneficial ownership and 39,167 shares issuable upon exercise of stock options.

(6)	Represents shares issuable upon exercise of stock options.
(7)	Includes 62,500 shares issuable upon exercise of stock options.
(8)	Represents shares issuable upon exercise of stock options.
(9)	Includes 17,500 shares issuable upon exercise of stock options.
(10)	Includes 201,786 shares issuable upon exercise of stock options.
(11)	Includes 235,000 shares issuable upon exercise of stock options.
(12)	Includes 62,500 shares issuable upon exercise of stock options
(13)	As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2008.
(14)
As reported in Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2008.  Federated Investors, Inc. (“Federated”) is the parent holding company of investment advisers to registered investment companies and separate accounts that own shares of our common stock.  All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”) and collectively exercise voting control over Federated.  Federated, the Trust and the Trustees expressly disclaim beneficial ownership of these shares of our common stock.

(15)
As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008.  Each of Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), a subsidiary of BCG, Baron Small Cap Fund (“BSC”), an investment advisory client of BAMCO, and Ronald Baron, who owns a controlling interest in BCG, shares voting and dispositive power with respect to such shares.  The advisory clients of BAMCO have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock in their accounts.  By virtue of investment advisory agreements with its clients, BAMCO has been given the discretion to dispose of the securities in the advisory accounts.  All such discretionary agreements are, however, revocable.  BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron.  BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.

(16)
As reported in Amendment No. 4 to Schedule 13D filed with the SEC on February 1, 2008.  As the general partner of each of Shamrock Activist Value Fund, L.P. (“SAVF”), Shamrock Activist Value Fund II, L.P. (“SAVF II”) and Shamrock Activist Value Fund III, L.P. (“SAVF III” and, together with SAVF and SAVF II, “Shamrock Activist Value Fund”), Shamrock Activist Value Fund GP, L.L.C. (the “General Partner”) may be deemed to beneficially own the 1,077,493 shares owned by Shamrock Activist Value Fund. As the managing member of the General Partner, Shamrock Partners Activist Value Fund, L.L.C. (“Shamrock Partners”) may be deemed to beneficially own the 1,077,493 shares owned by Shamrock Activist Value Fund.  Shamrock Partners has sole voting and dispositive power with respect to the 1,077,493 shares owned by Shamrock Activist Value Fund by virtue of its authority to vote and dispose of such shares. Certain controlling persons of Shamrock Partners identified in Shamrock Partners’ amended Schedule 13D previously filed with the SEC may be deemed to beneficially own the 1,077,493 shares owned by Shamrock Activist Value Fund.

(17)
As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2008.  These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 885,500 shares, representing 6.0% of the shares outstanding), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18)
As reported in Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2008.  All of these shares are owned by investment advisory clients, who have the right to receive dividends from and proceeds from the sale of these shares, of TimesSquare Capital Management, LLC (“TimesSquare”). In its role as investment adviser, TimesSquare has voting and dispositive power with respect to these shares.

(19)
As reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2008.  As a result of its role as investment adviser or sub-adviser to certain managed portfolios, Janus Capital Management LLC (“Janus Capital”) may be deemed to be the beneficial owner of these shares held by such managed portfolios, including Janus Venture Fund.  Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in such managed portfolios and disclaims any ownership associated with such rights.

(20)	Includes 1,059,456 shares issuable upon exercise of stock options held by directors and executive officers.

FORWARD LOOKING STATEMENTS

This proxy statement includes and incorporates by reference statements that are not historical facts.  These forward-looking statements are based on our and/or, where applicable, Parent’s current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements include the information concerning possible or assumed future results of operations and also include those preceded or followed by words such as “anticipates,” “believes,” “thinks,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions.  There may be events in the future that cannot be accurately predicted or over which there is no control.  Shareholders should be aware that the occurrence of the events described in this proxy statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transactions.  Examples of these risks include, without limitation:

•	risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 incorporated by reference in this proxy statement;

•
The risk that the merger may not be consummated and that the merger agreement could be terminated, including under circumstances that would require us to reimburse expenses up to $5.0 million or pay a termination fee of either $15 or $20 million; and

•	costs and expenses related to the transactions.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our shareholders may read and copy the documents incorporated by reference, and any reports, statements or other information we have filed, at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC.  Our filings with the SEC are also available to the public through this web site at www.sec.gov.

If you have questions about the special meeting or the transactions after reading this proxy statement, you may contact our proxy solicitor, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016, by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free), or via e-mail at proxy@mackenziepartners.com.

We have not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC.  Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information.  The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and, with respect to this proxy statement, any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007;

•	our Current Report on Form 8-K, as filed with the SEC on November 5, 2007;*

•	our Current Report on Form 8-K, as filed with the SEC on November 30, 2007;

•	our Current Report on Form 8-K, as filed with the SEC on January 30, 2008;

•	our Current Report on Form 8-K, as filed with the SEC on February 5, 2008;* and

•	our Current Report on Form 8-K, as filed with the SEC on March 18, 2008.*

_______________
*
Portions of these reports were furnished to the SEC under Item 2.02 (Results of Operations and Financial Condition) or Item 7.01 (Regulation FD Disclosure). Pursuant to General Instruction B(2) and (6) of Form 8-K, the portions of these reports submitted under Items 2.02 and 7.01 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  We are not incorporating by reference those portions of these reports that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Exchange Act or into this proxy statement that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act.

All documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement, and only for the purpose of this proxy statement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement, and only for the purposes of this proxy statement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents.  Requests should be directed to our proxy solicitor, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016, by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free), or via e-mail at proxy@mackenziepartners.com.  A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.  To obtain timely delivery of any of this information, you must make your request at least five business days prior to the date of the special meeting.

SUBMISSION OF SHAREHOLDERS PROPOSALS

If the transactions are completed, there will be no public participation in any future meetings of our shareholders.  If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings, and we will hold a 2008 annual meeting of shareholders.

Proposals which shareholders wish to be considered for inclusion in our proxy statement and form of proxy for our 2008 annual meeting of shareholders must be received by our Secretary by July 3, 2008 and must comply with the requirements of Rule 14a-8 under the Exchange Act.

For any proposal, including a nomination for election to the board of directors, that is not submitted for inclusion in our 2008 proxy statement, but is instead sought to be presented directly from the floor at our 2008 annual meeting, our bylaws require, and SEC rules permit, that the proposal be received by our Secretary at our principal executive offices not later than July 3, 2008.  However, if the date of our 2008 annual meeting is changed to be more than 30 days before December 4, 2008, the notice must be received not later than the 10th day following the date on which notice of the date of the 2008 annual meeting is given to shareholders, or made public, whichever first occurs.  Our bylaws also provide that the notice must contain certain information regarding the proposal and/or the nomination.

OTHER MATTERS

Other Business

As of this time, our board of directors knows of no other matters to be brought before the meeting.  However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

Delivery of Proxy Statement

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports.  “Householding” is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more shareholders share an address.  This procedure would reduce the volume of duplicate information shareholders receive and would also reduce our printing and mailing costs.  We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered.  A shareholder who wishes to receive a separate copy of our proxy statements and annual reports, now or in the future, should submit this request to our proxy solicitor, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016, by telephone at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free), or via e-mail at proxy@mackenziepartners.com.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Proxy Statement Matters

A form of proxy is enclosed for your use.  Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States, or submit your proxy by telephone or over the Internet following the instructions on the proxy card.  A prompt submission of your proxy will be appreciated.

This proxy statement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction.

By order of the Board of Directors,

Eric M. Wechsler, Secretary

April 9, 2008

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

NuCO2 ACQUISITION CORP.,

NuCO2 MERGER CO.

and

NuCO2 INC.

Dated as of January 29, 2008

Page

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2008 (this “Agreement”), among NuCO2 ACQUISITION CORP., a Delaware corporation (“Parent”), NuCO2 MERGER CO., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NuCO2 INC., a Florida corporation (the “Company”).

WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders to consummate the merger (the “Merger”), upon the terms and subject to the conditions of this Agreement, of Merger Sub with and into the Company in accordance with the Florida Business Corporation Act (the “FBCA”) and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the “Board”), have recommended that this Agreement be adopted by the Company’s stockholders);

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, each of Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) is entering into a guarantee (each, a “Guarantee” and, collectively, the “Guarantees”) with the Company pursuant to which, among other things, each such Guarantor has unconditionally agreed to (i) guarantee, on a several, and not joint, basis as set forth in the Guarantees, all of the obligations of Parent and Merger Sub under this Agreement and (ii) take certain other actions in furtherance of the transactions contemplated by this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and certain stockholders of the Company are entering into an agreement pursuant to which such stockholders will agree to take specified actions in furtherance of the transactions contemplated by this Agreement; and

WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), will be converted into the right to receive $30.00 per share in cash, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.  For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in any material respects to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective Affiliates) concerning any (A) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) direct or indirect sale, lease, pledge or other disposition of assets or business of the Company representing 20% or more of the revenues, net income or assets of the Company, in a single transaction or a series of related transactions, (C) issuance, sale or other disposition by the Company to any person or group (other than Parent or Merger Sub or any of their respective Affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (D) transaction or series of related transactions in which any person or group (other than Parent or Merger Sub or their respective Affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding Equity Interests of the Company.

“Action” means any action, arbitration, audit, hearing, litigation, suit or other proceeding (whether civil, criminal, administrative, private or governmental).

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Reference Balance Sheet” means the audited balance sheet of the Company as of June 30, 2007 contained in its Form 10-K, filed with the SEC on September 13, 2007.

“contract” means any agreement, contract, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument, obligation, purchase or sales order, or other commitment, whether oral or written, that is legally binding.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Effective Time” means the date and time at which the Merger becomes effective.

“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means Laws relating to, or establishing standards of conduct for, human health and safety, worker health and safety, Hazardous Substances, or injury to or pollution or protection of the environment or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and/or biota.

“Equity Interest” means (A) with respect to a corporation, any and all classes or series of shares of capital stock, (B) with respect to a partnership, limited liability company, trust or similar person, any and all classes or series of units, interests or other partnership/limited liability company interests and (C) with respect to any other person, any other security representing any direct equity ownership or participation in such person.

“Governmental Authority” means any United States or foreign federal, national, state, provincial, supranational, county or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and/or any political or other subdivision, department or branch of any of the foregoing.

“Hazardous Substances” means any chemicals, materials or substances, including without limitation, any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides regulated under Environmental Laws or defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants,” or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Indebtedness” means (A) any indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit, whether or not contingent, (B) any obligations under conditional or installment sale contracts or other retention contracts relating to purchased property, (C) any capital lease obligations, (D) any guarantee of any such indebtedness of any other person, (E) any indebtedness of others secured by a lien on any asset of the Company (whether or not such indebtedness is assumed by the Company), or (F) any arrangement having the economic effect of any of the foregoing.

“Intellectual Property” means (A) United States, international, and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (B) United States and foreign registered, pending, and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (C) United States and foreign copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (D) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (E) confidential and proprietary information, including know-how.

“knowledge” means the actual knowledge of one or more of the executive officers of the Company after reasonable investigation, consistent with such officer’s title and responsibilities.

“Laws” means any foreign, federal, state or local statute, law, rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance or directive of any Governmental Authority.

“liability” means any liability of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Company Reference Balance Sheet).

“Material Adverse Effect” means any change, event, occurrence, development or effect (any such item, an “Effect”), individually or when taken together with all other Effects, that is, or could reasonably be expected to be, materially adverse to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company.

“Occupational Safety and Health Law” means any Law of any Governmental Authority enacted or promulgated which requires or relates to Occupational Safety and Health Matters.

“Occupational Safety and Health Liabilities” means any cost, damage, expense, liability, obligation, duty to indemnify, defend or reimburse, or other responsibility consisting of or relating to (A) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, remedial costs and expenses arising under any Occupational Safety and Health Law, (B) financial responsibility for corrective action, including, without limitation, any investigation, or abatement action (including, without limitation, with respect to engineering or administrative controls), or the use of required personal protective equipment, required by any applicable Occupational Safety and Health Law, or by any final decision, injunction, order, judgment, ruling or decree of any applicable Occupational Safety and Health jurisdiction, or (C) any other compliance, corrective or remedial measures required under Occupational Safety and Health Law.

“Occupational Safety and Health Matters” means all matters related to health and safety of employees, temporary employees, independent contractors or employees of independent contractors at any Property.

“Order” means any award, writ, stipulation, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.

“ordinary course of business” means the ordinary course of business of the Company consistent with past practice.

“Permits” means all Orders and all franchises, grants, authorizations, licenses, permits, consents, certificates and approvals of any Governmental Authority.

“Permitted Encumbrances” means:

(i) statutory liens for Taxes, assessments and governmental charges or levies imposed upon the Company not yet due and payable or that are being contested in good faith by appropriate proceedings and for which the Company has made adequate accruals in the Company Financials (as defined below) in accordance with GAAP,

(ii) mechanics’, materialmen’s or similar statutory liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings and for which the Company has made adequate accruals in the Company Financials in accordance with GAAP,

(iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations and for which the Company has made adequate accruals in the Company Financials in accordance with GAAP,

(iv) zoning, entitlement and other land use regulations by Governmental Authorities,

(v) easements, survey exceptions, leases, subleases and other occupancy contracts, reciprocal easements, restrictions and other customary encumbrances on title to real property that do not, in any such case, materially interfere with the actual use of such real property,

(vi) encumbrances affecting the interest of the lessor of any Real Property, and

(vii) liens relating to any  indebtedness for borrowed money identified on Section 1.01 of the Company Disclosure Letter.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, Governmental Authority or other entity.

“Property” means any real property currently or formerly owned, leased, operated or managed by the Company or any of its former subsidiaries.

“Shares” means the shares of Company Common Stock outstanding immediately prior to the Effective Time.

“subsidiary” means any person with respect to which a specified person directly or indirectly (A) owns a majority of the Equity Interests, (B) has the power to elect a majority of that person’s board of directors or similar governing body, or (C) otherwise has the power, directly or indirectly, to direct the business and policies of that person.

“Superior Proposal” means any written Acquisition Proposal that the Board determines in its good faith judgment (after consultation with its outside legal and financial advisors) is more favorable to the Company’s stockholders (in their capacity as such), taking into account all relevant legal, financial, regulatory and other aspects of the proposal and the person making the proposal, than this Agreement (considering any changes to this Agreement agreed in writing by Parent in response thereto) and which the Board determines in good faith is reasonably likely to be consummated; provided that for purposes of the definition of “Superior Proposal”, the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including:  taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, Equity Interests, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

The following terms have the respective meanings set forth in the Sections set forth below:

Defined Term	Location of Definition

Agreement	Preamble
Appraisal Statute	§ 3.05
Articles of Merger	§ 2.03
Award Payment	§ 3.04(b)
Board	Recitals
Certificates	§ 3.02(b)
Closing	§ 2.02
COBRA	§ 4.10(e)
Company	Preamble
Company Board Approval	§ 4.04(b)
Company Common Stock	Recitals
Company Disclosure Letter	§ 4.01(a)
Company Financials	§ 4.07(b)
Company Intellectual Property	§ 4.15
Company Preferred Stock	§ 4.03(a)
Company Stock Award	§ 3.04(a)
Company Stock Award Plans	§ 3.04(a)
Confidentiality Agreement	§ 7.02(b)
Contributed Assets	§ 7.10(b)
Contribution	§ 7.10(b)
D&O Insurance	§ 7.04(b)
Debt Financing	§ 5.07
Debt Financing Commitment	§ 5.07
Debt Term Sheet	§ 4.04(a)
Dissenting Shares	§ 3.05
DOJ	§ 7.05(a)
Effect	§ 1.01
Employees	§ 4.11(b)
Employment Laws	§ 4.11(b)
Environmental Permits	§ 4.06(a)
Equity Financing	§ 5.07
Equity Financing Commitment	§ 5.07
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(a)
Exchange Act	§ 4.05(b)
Excluded Party	§ 7.03(b)
Expense Reimbursement Amount	§ 9.02
FBCA	Recitals
Financing	§ 5.07
Financing Commitments	§ 5.07
Financing Subsidiaries	§ 7.10(b)
FTC	§ 7.05(a)
GAAP	§ 4.07(b)
Go-Shop Period End Date	§ 7.03(a)
Indemnified Parties	§ 7.04(a)
IRS	§ 4.10(a)

Licensed Intellectual Property	§ 4.15
Merger	Recitals
Merger Consideration	§ 3.01(a)
Merger Sub	Preamble
NASDAQ	§ 4.05(b)
Notice Period	§ 7.03(d)
Outside Date	§ 9.01(b)
Parent	Preamble
Paying Agent	§ 3.02(a)
Payment Fund	§ 3.02(a)
Parent Welfare Benefit Plans	§ 7.08(c)
Plans	§ 4.10(a)
Proxy Statement	§ 7.01(b)
Real Property	§ 4.13(a)
Representatives	§ 7.02(a)
Requisite Stockholder Vote	§ 4.04(a)
Required Payments	§ 5.07
Reverse Termination Fee	§ 9.03(c)
Rights	§ 4.03(b)
Rights Agreement	§ 4.19
Sarbanes-Oxley Act	§ 4.07(a)
SEC	§ 4.05(b)
SEC Reports	§ 4.07(a)
Securities Act	§ 4.07(a)
Solicited Person	§ 7.03(a)
Solvent	§ 5.09
Special Meeting	§ 7.01(a)
Surviving Corporation	§ 2.01
Swap Option	§ 7.10(c)
Takeover Law	§ 4.04(c)
Tax Returns	§ 4.16(a)
Tenant Leases	§ 4.13(a)
Terminating Company Breach	§ 9.01(e)
Terminating Parent Breach	§ 9.01(f)
Termination Date	§ 9.01
Termination Fee	§ 9.03(b)
Transaction Costs	§ 9.03(a)
Transactions	§ 4.04(a)
Voting Debt	§ 4.03(d)

ARTICLE II

THE MERGER

SECTION 2.01 The Merger.  Upon the terms of this Agreement and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, and in accordance with the FBCA, at the Effective Time, (A) Merger Sub shall be merged with and into the Company, (B) the separate corporate existence of Merger Sub shall cease and (C) the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02 Closing.  Unless this Agreement shall have been terminated in accordance with Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY, 10166, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that the Closing shall not occur until the condition set forth in clause (vi) under the heading “Conditions” in the Debt Financing Commitment shall have been satisfied or waived.

SECTION 2.03 Effective Time.  At the Closing, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Florida in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the FBCA and shall make all other filings or recordings required under the FBCA in connection with the Merger.  The Merger shall become effective at such date and time as the Articles of Merger are duly filed with the Secretary of State of the State of Florida or at such subsequent date and time as Parent and the Company shall agree and specify in the Articles of Merger.

SECTION 2.04 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in Section 607.1106 and the other applicable provisions of the FBCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.05 Articles of Incorporation; Bylaws.  At the Effective Time,

(a) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to be in the form of Exhibit A (which shall be amended to comply with Section 7.04(c) and may be otherwise amended from time to time by Parent) and as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law; and

(b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the Articles of Incorporation of the Surviving Corporation and such bylaws.

SECTION 2.06 Directors and Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation, and the individuals listed on Section 2.06 of the Company Disclosure Letter (as defined below) shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01 Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock.  Each Share (other than any Shares to be canceled pursuant to Section 3.01(b) and any Dissenting Shares) shall be canceled and converted automatically into the right to receive $30.00 in cash (the “Merger Consideration”) payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 3.02, of the Certificate that formerly evidenced such Share.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  Each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Equity Interests of Merger Sub.  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

SECTION 3.02 Surrender of Certificates.

(a) Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article III.  At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a) (the “Payment Fund”).  Except as contemplated by Section 3.02(d), the Payment Fund shall not be used for any other purpose.  The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that, such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available).

(b) Payment Procedures.  Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.01(a):  (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.  Upon surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled.  In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable.  Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to this Article III.  No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

(c) No Further Rights.  From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided in this Agreement or by applicable Law.

(d) Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the holders of Shares one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration.  Any portion of the Payment Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or other Encumbrance of any person previously entitled thereto.

(e) No Liability.  None of the Paying Agent, Merger Sub, Parent or the Surviving Corporation shall be liable to any holder of Shares or any other person for any such Shares (or dividends or distributions with respect thereto) or cash or other consideration delivered to a public official pursuant to any abandoned property, escheat or other Law.

(f) Withholding Rights.  Each of the Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws.  To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

(g) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a).

SECTION 3.03 Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.  From and after the Effective Time, the holders of Shares or Certificates shall cease to have any rights with respect to such Shares, or in the case of Certificates, the Shares evidenced thereby, except as otherwise provided in this Agreement or by applicable Law.  On or after the Effective Time, any Certificates presented to the Paying Agent, the Surviving Corporation or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 3.01(a).

SECTION 3.04 Employee Equity Awards.

(a) Prior to the Effective Time, the Company shall take all reasonably necessary action (which action shall be effective as of the Effective Time) to:

(i) terminate the Company’s 1995 Stock Option Plan, the Directors’ Stock Option Plan, the 2005 Executive Management Stock Option Plan, the 2005 Non-Employee Directors’ Stock Option Plan, the 2005 Employee Stock Option Plan and any stock options granted outside of a formal plan, in each case as amended through the date of this Agreement (collectively, the “Company Stock Award Plans”),

(ii) except as otherwise provided by the terms of any Company Stock Award Plan, provide that each outstanding option to purchase shares of Company Common Stock (each, a “Company Stock Award”) granted under the Company Stock Award Plans shall become fully vested, to the extent not already vested, subject to, and conditioned upon, the closing of the Merger, and

(iii) cause any Company Stock Award that is not exchanged for cash as provided in Section 3.04(b) to be cancelled as of the Effective Time, without the payment of any compensation therefor.

(b) Each holder of a Company Stock Award that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the Merger Consideration shall (subject to the provisions of this Section 3.04) be paid by the Surviving Corporation, in exchange for the cancellation of such Company Stock Award, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (i) the difference between the Merger Consideration and the applicable exercise price per share of such Company Stock Award, and (ii) the aggregate number of shares of Company Common Stock issuable upon exercise of such Company Stock Award (the “Award Payment”).  Except as otherwise expressly provided for in any agreement between the Company and any such holder, the Surviving Corporation or the Paying Agent shall make the Award Payments promptly after the Effective Time.  Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(c) The Company shall, within a reasonable period of time after the date hereof, prepare and deliver to Parent for its review drafts of such documentation relating to or arising from the termination of the Company Stock Award Plans, shall revise such documentation as Parent may reasonably request, and, no later than five days prior to the Effective Time, shall deliver to Parent final and executed documentation relating to or arising from the termination of the Company Stock Award Plans, and shall take any other actions required to be taken pursuant to this Section 3.04.

(d) The Company shall take all necessary action to approve the disposition of the Company Stock Awards in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions under Rule 16b-3 of the Exchange Act.

SECTION 3.05 Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary and to the extent available under the FBCA, Shares held by any stockholder entitled to demand and who properly demands the appraisal for such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 607.1301, et seq., of the FBCA (the “Appraisal Statute”) shall not be converted into, or represent the right to receive, the Merger Consideration.  Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder’s Dissenting Shares in accordance with the provisions of the Appraisal Statute; provided, that, all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder’s rights to appraisal of such Shares under the Appraisal Statute shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 3.02 of the Certificate or Certificates that formerly evidenced such Shares.  The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the prior written consent of Parent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that, except as otherwise disclosed in the SEC Reports filed prior to the date of this Agreement (excluding any disclosures set forth in any “risk factor” section thereof or any statements that constitute forward-looking statements in that such statements are predictive or forward-looking in nature):

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not be reasonably expected to have a Material Adverse Effect.  Each such jurisdiction is listed in Section 4.01(a) of the disclosure letter delivered by the Company to Parent on the date of the execution of this Agreement (the “Company Disclosure Letter”).

(b) The Company does not have any subsidiaries as of the date hereof.  Except as set forth in Section 4.01(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any Equity Interest in, or any interest convertible into or exchangeable or exercisable for any Equity Interests in, any person and, except as set forth in Section 4.01(b) of the Company Disclosure Letter, has never had any direct or indirect subsidiaries since inception.  As of the Effective Time, each of the Financing Subsidiaries (as defined below) shall be duly organized, validly existing and in good standing under the Laws of its state of formation.

SECTION 4.02 Articles of Incorporation and Bylaws.  The Company has heretofore made available to Parent a complete and correct copy of the articles of incorporation and the bylaws, each as amended to date, of the Company.  Such articles of incorporation and bylaws are in full force and effect.

SECTION 4.03 Capitalization.

(a) The authorized Equity Interests of the Company consist of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value (“Company Preferred Stock”).  As of the date of this Agreement,

(i) 14,769,532 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with the Securities Act and were not issued (A) in violation of any preemptive rights or (B) at a price per Share in excess of the Merger Consideration,

(ii) no shares of Company Common Stock were held in the treasury of the Company,

(iii) 1,905,070 shares of Company Common Stock were issuable upon exercise of outstanding stock options granted pursuant to the Company Stock Award Plans,

(iv) 2,848,570 shares of Company Common Stock were reserved for issuance under the Company Stock Award Plans (including the shares referenced in clause (iii) above), and

(v) no shares of Company Preferred Stock were issued and outstanding.

(b) Except as set forth in Section 4.03(a) and for the rights issued under the Rights Agreement (as defined below), there are no

(i) outstanding Equity Interests in the Company or securities exercisable or exchangeable for or convertible into any Equity Interests of the Company.

(ii) outstanding options, warrants, rights or contracts relating to the issued or unissued Equity Interests of the Company or obligating the Company to issue or sell any Equity Interests in the Company,

(iii) outstanding stock appreciation rights, stock awards, restricted stock, restricted stock awards, performance units, phantom stock, profit participation or similar rights with respect to the Company or any of its Equity Interests (collectively, “Rights”) or obligation of the Company to issue or sell any such Right, or

(iv) voting trusts, proxies or other contracts with respect to the voting of any Equity Interests of the Company or giving any person any preemptive rights with respect to any future issuance of securities by the Company.

(c) All shares of Company Common Stock subject to issuance under the Company Stock Award Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Equity Interests of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(d) The Company does not have outstanding any bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote or other Equity Interests of the Company) with the stockholders of the Company on any matter (“Voting Debt”).

(e) Section 4.03(e) of the Company Disclosure Letter sets forth a true and complete list of each current or former Employee, officer, director, consultant or other service provider of the Company who holds a Company Stock Award under the Company Stock Award Plans as of the date hereof, together with the number of shares of Company Common Stock subject to such Company Stock Awards, the date of grant of such Company Stock Awards, the exercise price of such Company Stock Awards, and the expiration date of such Company Stock Awards.  All Company Stock Awards have been issued in compliance with the Securities Act and, to the Company’s knowledge, any applicable state blue sky laws.  The Company has provided to Parent true and complete copies of the Company Stock Award Plans and the forms of all stock option agreements evidencing the Company Stock Awards.  Except as set forth in Section 4.03(e) of the Company Disclosure Letter, on and after the Effective Time, no Employee, officer, director, consultant or other service provider of the Company shall have any right under the Company Stock Award Plans to purchase Company Common Stock, or any other Equity Interest in, the Company, Merger Sub, the Surviving Corporation, Parent or any of their respective Affiliates or subsidiaries.

SECTION 4.04 Power and Authority.

(a) The Company has all necessary power and authority to (i) execute and deliver this Agreement, (ii) perform its obligations hereunder, (iii) form the Financing Subsidiaries, (iv) effect the Contribution (as defined below) and (v) perform all other transactions contemplated by or necessary under this Agreement, including, without limitation, any transactions contemplated by the Summary of Indicative Terms and Conditions attached as Annex I (the “Debt Term Sheet”) to the Debt Financing Commitment (collectively, the “Transactions”).  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been, and the consummation by the Company of the other Transactions will be, duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the Contribution, as contemplated by the Debt Term Sheet as of the date hereof (other than the adoption of this Agreement and the approval of the Transactions by the holders of a majority of the then-outstanding shares of Company Common Stock (the “Requisite Stockholder Vote”) and the filing and recordation of appropriate merger documents as required by the FBCA).  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

(b) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held (the “Company Board Approval”), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders in accordance with this Agreement.

(c) No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover Law (each, a “Takeover Law”) is applicable to the Merger and the Contribution (as contemplated by the Debt Term Sheet as of the date hereof).  The approval of the Transactions (including the Contribution (as contemplated by the Debt Term Sheet as of the date hereof)) by the Requisite Stockholder Vote is the only vote of the holders of any class or series of Equity Interests of the Company necessary to adopt this Agreement or approve the Transactions.

(d) The Board has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., dated the date, or shortly prior to the date, of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock, other than certain Excluded Persons (as defined in such opinion), in the Merger pursuant to this Agreement is fair to them from a financial point of view, a copy of which opinion has been delivered to Parent.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the consummation of the Merger will not,

(i) conflict with or violate the articles of incorporation or bylaws of the Company,

(ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound, or

(iii) except as set forth in Section 4.05(a) of the Company Disclosure Letter, require the consent of any person under, or result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, any contract to which the Company is a party or by which the Company or any property or asset of the Company is bound, except, with respect to clauses (ii) and (iii) of this Section 4.05(a), for any such conflicts, violations, breaches or defaults that would not be reasonably expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger by the Company will not, require any Permit of, or filing with or notification to, any Governmental Authority, except for

(i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

(ii) the pre-merger notification requirements of the HSR Act,

(iii) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement,

(iv) any filings required under the rules and regulations of the NASDAQ Global Market (“NASDAQ”),

(v) filing and recordation of appropriate merger documents and the amended and restated articles of incorporation contemplated by Section 2.05(a) as required by the FBCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and

(vi) such Permits, filings and notifications the failure of which to obtain or make would not be reasonably expected to have a Material Adverse Effect.

SECTION 4.06 Permits; Compliance.

(a) The Company is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including Permits required under Environmental Laws (the “Environmental Permits”), except where failure to be in possession of such Permits would not reasonably be expected to have a Material Adverse Effect.  Section 4.06 of the Company Disclosure Letter contains a complete and accurate list of all such Permits.  The Company is, and has been, in compliance with the terms and conditions of such Permits, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect and, as of the date of this Agreement, no notice of violation, suspension or cancellation of any such Permit is pending or, to the Company’s knowledge, threatened.

(b) The Company is not in violation of any Law, except for such violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  The Company is not subject to any current or, to the Company’s knowledge, threatened investigation regarding a potential violation of Law and has not received any outstanding or uncured written notice alleging any violation of Law or directing the Company to take any remedial action with respect to such Law and, to the knowledge of the Company, there are no facts, events or conditions that could reasonably be expected to constitute potential defaults or violations of any Law, in any such case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) Other than as set forth in Section 4.07 of the Company Disclosure Letter, the Company has timely filed all forms, reports, statements and other documents (including all exhibits, supplements and amendments thereto) required to be filed by it with the SEC since July 1, 2004 (collectively, with any amendments thereto, the “SEC Reports”).  Each SEC Report (including any financial statements or schedules included therein) (i) as of its date of filing and if amended prior to the date hereof as of the date of filing of such amendment, complied or, if filed subsequent to the date hereof, at the time of filing will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including, in each case, the rules and regulations promulgated thereunder, and (ii) as of its date of filing and if amended prior to the date hereof as of the date of filing of such amendment did not, or, if filed subsequent to the date of this Agreement, at the time of filing will not, contain any untrue statement of a material fact or as of its date of filing and if amended prior to the date hereof as of the date of filing of such amendment did not omit, or, if filed subsequent to the date of this Agreement, at the time of filing will not omit, to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

(b) Each of the financial statements (including, in each case, any notes and schedules thereto) included or to be included (or incorporated, or to be incorporated, by reference) in the SEC Reports (collectively, the “Company Financials”) (i) was or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (ii) fairly presents or will fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (except that the unaudited statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which are or are expected to be material in nature or amount) in all material respects in accordance with GAAP and the applicable rules and regulations promulgated by the SEC.

(c) The Company does not have any liabilities, other than (i) liabilities reflected on the Company Reference Balance Sheet, (ii) liabilities incurred subsequent to the date of the Company Reference Balance Sheet in the ordinary course of business of the Company and (iii) liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(d) The records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has (i) established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange Act) designed to ensure that material information relating to the Company is made known to the Chief Executive Officer and Chief Financial Officer and (ii) disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  To the knowledge of the Company, since July 1, 2005, the Company has not suffered, discovered or been informed of any material weaknesses in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act).

(e) Since July 1, 2005, (i) neither the Company nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal control over financial reporting, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) to the knowledge of the Company, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board any committee thereof or to any director or officer of the Company.

SECTION 4.08 Absence of Certain Changes or Events.  Except as set forth in Section 4.08 of the Company Disclosure Letter, or as expressly contemplated by this Agreement, since June 30, 2007 and prior to the date of this Agreement, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred (i) any Effect, including any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance), constituting or that would reasonably be expected to have a Material Adverse Effect or (ii) any action or event that would require Parent’s consent under Section 6.01 if such action or event had occurred after the date of this Agreement.

SECTION 4.09 Absence of Litigation.  Except as set forth in Section 4.09 of the Company Disclosure Letter, as of the date hereof, there is no Action pending or, to the Company’s knowledge, threatened against the Company or any property or asset of the Company that (i) involves an amount in controversy in excess of $500,000 or (ii) seeks material injunctive or other non-monetary relief.  Neither the Company nor any property or asset of the Company is subject to any Order that (i) involves an amount in controversy in excess of $500,000 or (ii) seeks material injunctive or other non-monetary relief.  As of the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any property or asset of the Company seeking to prevent, hinder, modify, delay or challenge the Transactions contemplated by this Agreement.

SECTION 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Letter lists, with respect to the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) loans to officers and directors other than advances for expense reimbursements incurred in the ordinary course of business and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs, agreements or arrangements, (iv) other material fringe or employee benefit plans, programs, policies, agreements or arrangements and (v) any current or former employment, change of control, retention or executive compensation or severance agreements as to which unsatisfied obligations of the Company remain for the benefit of, or relating to, any present or former Employee, consultant or director of the Company, in each case, whether or not in writing (together, the “Plans”).  With respect to each Plan (as applicable), the Company has made available to Parent complete and accurate copies of:  (i) the most recent two years’ annual reports on Form 5500, including all schedules thereto; (ii) the most recent determination letter from the Internal Revenue Service (“IRS”) for any Plan that is intended to qualify under Section 401(a) of the Code (other than Plans for which no determination letter is required); (iii) the plan documents and summary plan descriptions, or a written description of the terms of any Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (v) any notices to or from the IRS or any office or representative of the Department of Labor or any similar Governmental Authority, within the last two years, relating to any material compliance issues in respect of any such Plan.

(b) If required, any Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986, or has applied or will apply to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer.

(c) Each Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by all applicable Laws (including ERISA and the Code), except as would not reasonably be expected to have a Material Adverse Effect.  The Company and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Plans, in any such case, except as would not reasonably be expected to have a Material Adverse Effect.  All contributions and premiums required to be made by the Company or any ERISA Affiliate to any Plan have been made on or before their due dates.  No Action has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor, other than routine claims for benefits.

(d) Neither the Company nor, to the knowledge of the Company, any fiduciary or party in interest of any Plan has participated in, engaged in or been a party to any transaction with respect to any Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.  With respect to any Plan, (i) neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for Taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), 502(i) or 502 (l), and (ii) to the knowledge of the Company, no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA that would reasonably be expected to have a Material Adverse Effect.

(e) With respect to each Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, except where the failure to comply with the applicable requirements of such laws and regulations would not reasonably be expected to have a Material Adverse Effect..

(f) Except as disclosed in Section 4.10(f) of the Company Disclosure Letter or as otherwise provided in this Agreement, the consummation of the Merger (and either alone or in conjunction with any other event) will not (i) entitle any current or former Employee, director or consultant of the Company to any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any Employee or director of the Company, or (iii) accelerate the time of payment or vesting of Company Stock Awards, or increase the amount of compensation due any Employee, director or consultant.

(g) Except as set forth in Section 4.10(g) of the Company Disclosure Letter, (i) no amounts payable under any of the Plans will not be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code, and (ii) none of the Plans contains any provision requiring a gross-up pursuant to Section 280G of the Code or similar tax provisions.

(h) Except as set forth in Section 4.10(h) of the Company Disclosure Letter, no Plan maintained by the Company provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former Employees after retirement or other termination of service (other than (i) coverage mandated by Section 4980B of the Code or any similar state Law, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former Employee (or beneficiary thereof)).

(i) Neither the Company nor any ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA).

(j) Each Plan that is a non-qualified deferred compensation plan or arrangement subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005, or the date such Plan was established, whichever date is later, through the date hereof.

SECTION 4.11 Labor Matters.

(a) Except as set forth in Section 4.11(a) of the Company Disclosure Letter, the Company and, to the knowledge of the Company, its Employees (i) are not a party to any collective bargaining agreement or other labor union contract and (ii) have not recognized or bargained with, or are represented by, any union or labor organization.

(b) Except as set forth in Section 4.11(b) of the Company Disclosure Letter, there has not been within the past two years, nor is there pending or, to the Company’s knowledge, threatened (i) any strike, slowdown, picketing or work stoppage by or with respect to any current employees of the Company (“Employees”) or former employees of the Company, or (ii) any Action against the Company relating to a violation or alleged violation of any Law relating to or establishing standards of conduct with respect to labor relations or employment matters (collectively, “Employment Laws”), including any charge or complaint filed by an Employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor or any other Governmental Authority or in any grievance or arbitration process, that would reasonably be expected to have a Material Adverse Effect.

(c) The Company is employing all of its Employees in compliance with all applicable Laws relating to employment and employment practices, including, without limitation, all applicable Laws related to taxation, employment standards, workers’ compensation, terms and conditions of employment, occupational health and safety, disability benefits, wages and hours, termination of employment, human rights, pay equity, employment equity, and, where applicable, the Worker Adjustment and Retraining Notification Act, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Section 4.11(c) of the Company Disclosure Letter, during the past three years, there has been no harassment, discrimination, retaliatory act or similar claim, action or proceeding against the Company or any of its officers, directors or Employees that is or was material to the Company or that is currently outstanding.

SECTION 4.12 Proxy Statement.  At the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no representation or warranty is made by the Company with respect to any information contained in the Proxy Statement that is based on, and in conformity with, information supplied in writing by Parent, Merger Sub or any of Parent’s or Merger Sub’s representatives expressly for inclusion in the Proxy Statement).  The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

SECTION 4.13 Property; Leases.

(a) Section 4.13(a) of the Company Disclosure Letter references a true, correct and complete list of all real property and interests in real property leased or subleased by the Company from or to any person (collectively, the “Real Property”).  Section 4.13(a) of the Company Disclosure Letter references, with respect to each of the Real Properties, all existing leases, subleases, licenses or other occupancy contracts to which the Company is a party or by which the Company is bound, and all amendments, modifications, extensions and supplements thereto (collectively, the “Tenant Leases”).  The Company does not own and never has owned any real property.

(b) A true, correct and complete copy of each Tenant Lease has been furnished or made available to Parent.  The Company has a valid and enforceable leasehold interest under each of the Tenant Leases, to the Company’s knowledge, free and clear of all Encumbrances other than Permitted Encumbrances, and each of the Tenant Leases is in full force and effect.  Neither the Company nor, to the knowledge of the Company, any other party to any Tenant Lease is in material breach of or in material default under any of the Tenant Leases.  The Company enjoys undisturbed possession under all Tenant Leases, except for such breaches of the right to undisturbed possession that do not materially interfere with the ability of the Company to conduct its business on such Real Property.

SECTION 4.14 Contracts.

(a) Section 4.14(a) of the Company Disclosure Letter lists the following contracts to which the Company is a party or by which it is bound:

(i) any contract with respect to the formation, creation, operation, management or control of a partnership, limited liability company or joint venture, or other similar agreement or arrangement;

(ii) any contract that limits or otherwise restricts the Company, or that would, after the Effective Time, limit or restrict Parent or the Surviving Corporation, from engaging or competing in any line of business or in any geographic area, from selling or purchasing from any person or from hiring any person;

(iii) any contract relating to collective bargaining;

(iv) any contract required to be filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K;

(v) any contract relating to Indebtedness and having an outstanding principal amount in excess of $250,000;

(vi) any contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of all or substantially all of the assets of any person or business or of capital stock or other equity interests that (A) is currently in effect or was in effect at any time within the past three years or (B) pursuant to which the Company has continuing indemnification, “earn-out” or other contingent payment obligations (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice); and

(vii) any supply contract that by its terms calls for aggregate payment by the Company under such contract of more than $1,000,000 per annum.

(b) The Company has made available to Parent a correct and complete copy of each contract listed in Section 4.14(a) of the Company Disclosure Letter.  With respect to each such contract (except as set forth in Section 4.14(a) of the Company Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect):  (i) the contract is legal, valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, and is in full force and effect; (ii) the contract will continue to be legal, valid, binding and enforceable against the Surviving Corporation or any applicable Financing Subsidiary and, to the Company’s knowledge, the other party thereto, and will remain in full force and effect on identical terms following the Effective Time; (iii) the Company is not in breach or default, and no event has occurred that with the passage of time or giving of notice would constitute a breach or default by the Company, or permit termination or acceleration by the other party, under the contract; and (iv) to the Company’s knowledge, no other party to the contract is in breach or default, and no event has occurred that with the passage of time or giving of notice would constitute a breach or default by such other party, or permit termination or acceleration by the Company, under the contract.

SECTION 4.15 Intellectual Property.  Section 4.15(a) of the Company Disclosure Letter contains a description of all registered Intellectual Property, all applications for registration of Intellectual Property and all material unregistered Intellectual Property (i) owned by the Company (the “Company Intellectual Property”) or (ii) licensed, used or held for use by the Company in the conduct of its business, other than off-the-shelf software (“Licensed Intellectual Property”).  The Company has, and any applicable Financing Subsidiary will have following the Effective Time, (i) all right, title and interest in and to all Company Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances and (ii) all necessary rights in and to all Licensed Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  To the Company’s knowledge: (i) the Company is not infringing, misappropriating or diluting, and has not infringed, misappropriated or diluted, any Intellectual Property of any third party and (ii) the Company Intellectual Property is valid, subsisting and enforceable.  The Company has not received any written communication alleging that it has infringed, misappropriated or diluted the Intellectual Property rights of any third person or challenging the ownership or validity of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property or Licensed Intellectual Property, which claim or allegation is unresolved.  To the Company’s knowledge, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property or Licensed Intellectual Property by any third party.  Neither the Company nor, to the Company’s knowledge, any other party is in material default (or would with the giving of notice or lapse of time be in material default) under any license to use any of the Licensed Intellectual Property.

SECTION 4.16 Taxes.

(a) The Company has timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax returns and reports required to be filed by it (collectively, “Tax Returns”) taking into account applicable extensions, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.  As of the date hereof, there are no written claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments that are being contested by the Company in good faith and for which adequate reserves in the Company Financials have been established and other than claims or assessments that are not material to the Company).  There are no liens for Taxes on the assets of the Company, except for Permitted Encumbrances and liens that are not material to the Company.

(b) The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (to any person that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Letter, as of the date hereof, the Company is not being audited by any foreign, federal or state taxing authority or, to the knowledge of the Company, has been notified by any foreign, federal or state taxing authority that any such audit is pending.

(d) The Company is not and (i) has not been at any time within the five-year period ending on the date hereof a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and (ii) has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(e) The Company is not a party to any agreement providing for the allocation or sharing of Taxes with any entity under which the Company could reasonably be expected to have material liability for Taxes after the Closing.

(f) To the knowledge of the Company, the Company has not participated in any transaction that is, or is reasonably expected to become, a listed transaction within the meaning of Treasury Regulations Section 1.6011-4.

SECTION 4.17 Environmental Matters.

(a) The Company is not, to its knowledge, the subject of any investigation by any Governmental Authority, and the Company has not received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any material liability or material remedial action under any applicable Environmental Laws.

(b) The Company has for the past five years complied, and is currently in compliance with, all Environmental Laws, except for failures to comply that would not reasonably be expected to have a Material Adverse Effect.

(c) The Company has not manufactured, treated, stored, disposed of, generated, handled or released any Hazardous Substances in a manner that has given or is reasonably expected to give rise to any liability to the Company under Environmental Laws, except for actions that would not reasonably be expected to have a Material Adverse Effect.

(d) No Hazardous Substances have been released from or otherwise come to be located at any Property in a manner that has given rise to any liability to the Company under Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect.

(e) The Company has provided copies of all environmental assessments, audits, studies and other environmental reports in its possession that relate to any Property.

(f) The representations in this Section 4.17 and Section 4.06(a) are the sole and exclusive representations and warranties concerning environmental matters, environmental compliance or the environmental condition of the Property.

SECTION 4.18 Brokers.  Except for UBS Securities LLC and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., the fees of which will be borne by the Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.  The Company has provided to Parent true and correct copies of its engagement letters with each of UBS Securities LLC and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

SECTION 4.19 Rights Plan.  The Rights Agreement, dated as of March 27, 2003 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as rights agent, expires in accordance with its terms on March 27, 2008.  The Board has approved, and the Company and Continental Stock Transfer & Trust Company have entered into, an amendment to the Rights Agreement, as a result of which neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in (i) Parent, Merger Sub or any of their respective Affiliates becoming an Acquiring Person or (ii) the occurrence of (A) a Distribution Date, (B) the Shares Acquisition Date, (C) a Section 11(a)(ii) Event or (D) a Section 13 Event, in each case as such terms are defined in the Rights Agreement.

SECTION 4.20 Insurance.  The Company is covered by valid and currently effective insurance policies issued in favor of the Company that, to the knowledge of the Company, are customary and adequate for companies of similar size in the industries and locations in which the Company operates.

SECTION 4.21 Related Party Transactions.  All transactions, agreements or arrangements between the Company, on the one hand, and its Affiliates or other persons, on the other hand, that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K under the Securities Act have been so disclosed.  Any Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company as would have been obtainable by the Company in a similar transaction with an unaffiliated third party.

SECTION 4.22 Certain Payments.  Neither the Company nor, to the knowledge of the Company, any of its directors, executive officers, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

SECTION 4.23 Suppliers.  As of the date of this Agreement, the existing suppliers of the Company are adequate for the operation of the business of the Company as presently conducted.  Except as would not have a Material Adverse Effect, since July 1, 2007 and through the date hereof, (a) the Company has not received any written notice or threat of any change in relations with any of the major suppliers of the Company, and (b) the Company has not received from any of the major suppliers of the Company any written notice of termination or material alteration of any contract or business relationship governed thereby and, to the Company’s knowledge, no other party to any such contract intends to or has indicated to the Company in writing an intent to (i) terminate, (ii) not renew or extend (if contemplated by the terms thereof and requested by the Company), (iii) seek to materially amend or modify, or (iv) not fully perform its obligations under any contract.

SECTION 4.24 Warranties.  There are no material claims pending or, to the knowledge of the Company, threatened against the Company with respect to any product alleged to have been manufactured, sold, leased or otherwise distributed by the Company, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty, except to the extent reflected or reserved for in the Company Financials most recently filed in the Company SEC Reports prior to the date hereof.

SECTION 4.25 Occupational Safety and Health Matters.

(a) Except as set forth on Section 4.25(a) of the Company Disclosure Letter, the Company is and, during the past two years, has been in compliance with, and is not in violation of, or liable under, any applicable Occupational Safety and Health Laws, in any such case, except for such failures as would not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Section 4.25(b) of the Company Disclosure Letter, the Company has not, within the past two years, received any written notice or other communication from any Governmental Authority or any other person regarding (i) any failure to comply in any material respect with any applicable Occupational Safety and Health Law or (ii) any obligation to undertake or bear any material cost of any Occupational Safety and Health Liabilities.

(c) Except as set forth on Section 4.25(c) of the Company Disclosure Letter, to the Company’s knowledge, no closure on any Property is required pursuant to any Occupational Safety and Health Law.

(d) To the Company’s knowledge, the Company has made available to Parent copies of any occupational and safety assessment or audit reports or similar studies or analyses relating to the business of the Company or any Property that have been prepared on behalf of the Company since January 1, 2002.

SECTION 4.26 Investment Company Act/Public Utilities Holding Company Act.  The Company is not (i) an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.  Similarly, the Company is not subject to regulation as a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005, as amended.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 5.01 Corporate Organization.  Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

SECTION 5.02 Power and Authority.  Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been, and the consummation by Parent and Merger Sub of the other Transactions will be, duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the FBCA).  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

SECTION 5.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger will not,

(i) conflict with or violate the certificate or articles of incorporation or bylaws of either Parent or Merger Sub,

(ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and notifications described in subsection (b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound, or

(iii) result in any breach or violation of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, any contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that would not prevent or delay consummation of the Merger or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger by Parent and Merger Sub will not, require any Permit of, or filing with or notification to, any Governmental Authority, except for:

(i) applicable requirements, if any, of the Exchange Act,

(ii) the pre-merger notification requirements of the HSR Act,

(iii) the filing with the SEC of the Proxy Statement,

(iv) any filings required under the rules and regulations of the NASD,

(v) filing and recordation of appropriate merger documents and the amended and restated articles of incorporation contemplated by Section 2.05(a) as required by the FBCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and

(vi) such Permits, filings and notifications the failure of which to obtain or make would not prevent or delay consummation of the Merger or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

SECTION 5.04 Proxy Statement.  None of the information supplied by Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.05 Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

SECTION 5.06 Ownership of Company Equity Interests.  As of the date of this Agreement, none of the Guarantors, Parent, Merger Sub or any of their respective Affiliates or associates is the record or beneficial owner of any Equity Interests of the Company.

SECTION 5.07 Financing.  Parent has delivered to the Company (i) a true and complete copy of an executed written commitment from the lender to the borrower thereunder, including the Debt Term Sheet (as the same may be amended or modified from time to time after the date hereof with Parent’s consent (not to be unreasonably withheld, delayed or conditioned), including, without limitation, at the request of any rating agency or insurance company insuring all or any part of the financing thereunder, the “Debt Financing Commitment”), pursuant to which the lender party thereto has agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Parent and/or Merger Sub debt financing in the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses and the other purposes set forth therein (the “Debt Financing”) and (ii) a true and complete copy of an executed written commitment (the “Equity Financing Commitment” and, together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the parties thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Parent and/or Merger Sub equity financing in the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Equity Financing” and, together with the Debt Financing, the “Financing”). As of the date of this Agreement, none of the Financing Commitments has been amended or modified, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded, in any respect.  Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are required to be paid on or before the date of this Agreement in connection therewith or pursuant thereto, and the Financing Commitments are in full force and effect.  There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Financing Commitments.  No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or Merger Sub under any of the Financing Commitments.  Subject to the terms and conditions of the Financing Commitments, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Financing Commitments, together with the cash on hand of Parent and Merger Sub at the Effective Time, will be sufficient to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions, to make any repayment or refinancing of indebtedness contemplated in connection with the Transactions and to pay all related fees and expenses (collectively, the “Required Payments”).

SECTION 5.08 Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company or any of its Affiliates (but excluding the Surviving Corporation) in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 5.09 Solvency.  Assuming (a) that the Company is solvent immediately prior to the Effective Time, (b) the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, or waiver of such conditions, (c) the accuracy and completeness of the representations and warranties of the Company set forth in Article IV, and (d) that the Company Financials fairly present in all material respects the financial condition of the Company as of the end of the periods covered thereby and the results of operations of the Company for the periods covered thereby, and after giving effect to the Transactions, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such person will, as of such date, exceed (A) the value of all “liabilities of such person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

SECTION 5.10 Management Arrangements.  As of the date hereof, none of Parent or Merger Sub, or any of their respective Affiliates, has entered into any contract, agreement, arrangement or understanding with any of the officers or directors of the Company, or any of their respective Affiliates, that is currently in effect or that would become effective in the future (upon consummation of the Transactions or otherwise) and that has not been disclosed to the Company.

SECTION 5.11 Investigation by Parent and Merger Sub.  Each of Parent and Merger Sub:

(a) acknowledges that, except as set forth in this Agreement, none of the Company or any of its directors, officers, Employees, Affiliates, agents or other Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or Merger Sub or their respective Representatives prior to the execution of this Agreement; and

(b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that none of the directors, officers, Employees, stockholders, Affiliates, or Representatives of the Company shall have any liability or responsibility whatsoever to Parent and Merger Sub on any basis (including, in contract, tort or otherwise) based upon any information provided or made available or statements made, to Parent or Merger Sub prior to the execution of this Agreement.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger.

(a) Between the date of this Agreement and the Effective Time, except as set forth in Section 6.01(a) of the Company Disclosure Letter, as otherwise contemplated by this Agreement, as contemplated by the Financing or any of the other transactions described in the Financing Commitments or as required by applicable Law, the Company shall (i) conduct its business in all material respects in the ordinary course of business; and (ii) use its commercially reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, Employees and consultants of the Company, and to preserve, in all material respects, the current relationships of the Company with customers, licensees, suppliers and other persons with which the Company has business relations.

(b) Without limiting the foregoing, except as otherwise contemplated by this Agreement, as contemplated by the Financing or any of the other transactions described in the Financing Commitments or as disclosed in Section 6.01(b) of the Company Disclosure Letter, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned):

(i) make, revoke or change any material Tax election, change in any material respect any method of Tax accounting, settle, compromise or incur any material liability for Taxes, fail to timely file any Tax Return that is due, file any amended Tax Return or material claim for refund, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, in each case except as required by GAAP or applicable Law;

(ii) make any material change in the accounting principles used by it unless required by a change in GAAP, applicable Law or any Governmental Authority;

(iii) except for (A) short-term borrowings incurred in the ordinary course of business consistent with past practice under its existing credit facility or (B) other Indebtedness not in excess of $2,000,000 in the aggregate incurred or guaranteed in the ordinary course of business, incur or guarantee Indebtedness;

(iv) make any capital expenditures (other than for tanks and nitrogen generators) either (A) in excess of $2,000,000 in the aggregate or (B) outside the ordinary course of business;

(v) except as expressly permitted by Section 7.03, sell, lease, license, dispose or permit an Encumbrance (by merger, consolidation, sale of stock or assets or otherwise) of any material assets other than sales of inventory or obsolete equipment in the ordinary course of business and consistent with past practices;

(vi) make any change in any compensation arrangement or contract with any present or former Employee, officer, director, consultant, stockholder or other service provider of the Company or establish, terminate or materially amend any Plan or materially increase benefits (including acceleration of benefits under Plans other than the Company Stock Award Plans) under any Plan, or grant any Company Stock Awards or other awards under any Company Stock Award Plan, in each case other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

(vii) declare, set aside or pay any dividend or make any other distribution with respect to Equity Interests of the Company, or otherwise make any payments to stockholders in their capacity as such;

(viii) effect a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification Act;

(ix) (i) issue, deliver, sell, pledge, transfer, convey, dispose or permit the imposition of an Encumbrance on any Equity Interests, or any options, warrants, securities exercisable, exchangeable or convertible into any Equity Interest or any Right or Voting Debt other than the issuance of Shares upon the exercise of Company Stock Awards outstanding as of the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Equity Interests or (iii) split, combine, subdivide or reclassify any Equity Interests;

(x) enter into any material contract providing for the sale or license of Intellectual Property;

(xi) license, lease, acquire, sublease, grant any material Encumbrance affecting and/or transfer any material interest in any Real Property other than leases entered into in the ordinary course of business, or enter into any material amendment, extension or termination of any leasehold interest in any Real Property other than in the ordinary course of business;

(xii) make any acquisition of any person (whether by way of merger, consolidation, tender offer, share exchange or other activity), or make any capital contributions to, or investment in, any person, except for acquisitions of persons or assets to be wholly owned, directly or indirectly, by the Company not in excess of $2,000,000 in the aggregate;

(xiii) except as otherwise expressly permitted by Section 7.03, merge or consolidate with any person;

(xiv) enter into, terminate or materially amend any contract listed in Section 4.14(a) of the Company Disclosure Letter or that would be required to be so listed had such contract been entered into prior to the date hereof, or extend the existing, or enter into a new, Rights Agreement that does not permit the consummation of the Transactions contemplated by this Agreement, as the same may be amended with the approval of Parent;

(xv) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

(xvi) satisfy, discharge, waive or settle any material liabilities, other than in the ordinary course of business;

(xvii) amend the articles of incorporation or bylaws of the Company; or

(xviii) enter into any contract, or agree or commit, in writing or otherwise, to do any of the foregoing.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Special Meeting; Proxy Statement.  Following the execution of this Agreement, the Company, acting through its Board, shall, in accordance with applicable Law:

(a) with reasonable promptness, duly call, give notice of, convene and (unless this Agreement has been terminated) hold a special meeting of its stockholders (the “Special Meeting”) for the purposes of considering and taking action upon the approval and adoption of this Agreement and, to the extent required, the Transactions, including adjourning such meeting for up to ten (10) business days to obtain such approval.  Except to the extent that the Board shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 7.03, the Company shall (i) use commercially reasonable efforts to solicit the approval of this Agreement and, to the extent required, the Transactions by the stockholders of the Company and (ii) include in the Proxy Statement the Board’s declaration of the advisability of this Agreement and its recommendation to the stockholders of the Company that they adopt this Agreement and, to the extent required, approve the Transactions, and include disclosure regarding the approval of the Board.  Notwithstanding the foregoing, the Company may adjourn or postpone the Special Meeting as and to the extent required by applicable Law;

(b) within fifteen (15) days after the date hereof, prepare and file with the SEC a preliminary proxy statement relating to the Merger, this Agreement and the Transactions and, after consultation with Parent, respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement (including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by Law), use its commercially reasonable efforts to have the SEC confirm that it has no further comments and as promptly as practicable thereafter cause a definitive proxy statement, including any amendments or supplements thereto (the “Proxy Statement”), to be mailed to its stockholders at the earliest practicable date after the date that the SEC confirms it has no further comments; provided, however, that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Parent and its counsel; provided, further, however, that, notwithstanding anything to the contrary contained herein, the Company shall not be required to mail the Proxy Statement to its stockholders, or to call, give notice of, convene or hold the Special Meeting, on or prior to the Go-Shop Period End Date; notwithstanding the foregoing, prior to filing or mailing of any preliminary proxy statement or the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel; and

(c) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement.  The Company shall give Parent a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the proxy statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Parent reasonably objects.  If at any time prior to the Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement, after obtaining the consent of Parent to such amendment or supplement (which consent shall not be unreasonably withheld or delayed), the Company shall promptly transmit such amendment or supplement to its stockholders.

SECTION 7.02 Access to Information; Confidentiality.

(a) From the date of this Agreement to the Effective Time and in compliance with applicable Laws, the Company shall, and shall cause the officers, directors, employees, auditors, investment bankers, counsel, agents and other representatives (“Representatives”) of the Company to afford the Representatives of Parent and Merger Sub reasonable access at all reasonable times to the officers, employees, properties, offices and other facilities, books and records of the Company, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

(b) All information obtained by Parent or Merger Sub pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated July 13, 2007 and as amended to date (the “Confidentiality Agreement”), between Aurora Management Partners LLC and the Company.

(c) No investigation pursuant to this Section 7.02 or otherwise shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto.

SECTION 7.03 Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on March 14, 2008 (the “Go-Shop Period End Date”), the Company and its Representatives shall have the right, acting under the direction of the Board, to directly or indirectly:  (i) initiate, solicit and encourage Acquisition Proposals, including by way of public disclosure and by way of providing access to non-public information to any person (each a “Solicited Person”) pursuant to one or more Acceptable Confidentiality Agreements; provided, that the Company shall provide to Parent any material non-public information concerning the Company that is provided to any Solicited Person given such access which was not previously provided to Parent within one business day after provision to such Solicited Person; and (ii) enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals.

(b) Subject to Section 7.03(c), from the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, the Company shall not, and shall use commercially reasonable efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing non-public information) the submission of any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or consummate any such transaction or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or resolve or agree to do any of the foregoing.  Notwithstanding the foregoing, the Company may continue to take any of the actions described in clauses (i) and (ii) above from and after the Go-Shop Period End Date with respect to any party that has made an Acquisition Proposal after the date hereof which was received by the Company prior to the Go-Shop Period End Date and with whom the Company is having ongoing discussions or negotiations as of the Go-Shop Period End Date regarding an Acquisition Proposal, in each case, to the extent the requirements of Section 7.03(c)(i) can be satisfied on the Go-Shop Period End Date with respect to such Acquisition Proposal (each such party, an “Excluded Party”).  Any determination by the Board that any Acquisition Proposal received prior to the Go-Shop

Period End Date initially meets the requirements of Section 7.03(c)(i) shall be made not later than one business day after the Go-Shop Period End Date.  Notwithstanding anything contained in this Section 7.03 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires or fails to satisfy the requirements of Section 7.03(c)(i).  The Company shall promptly notify Parent when an Excluded Party ceases to be an Excluded Party.  Subject to Section 7.03(c)(i), at the Go-Shop Period End Date, other than with respect to Excluded Parties, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Solicited Person conducted theretofore by the Company or any of its Representatives with respect to any Acquisition Proposal and use its (and will cause its Representatives to use their) commercially reasonable efforts to cause to be returned or destroyed all confidential information provided or made available to such Solicited Person on behalf of the Company.

(c)

(i) Notwithstanding anything to the contrary contained in Section 7.03(b), if at any time following the Go-Shop Period End Date and prior to obtaining the Requisite Stockholder Vote, (x) the Company has received a written Acquisition Proposal from a third party that the Board believes in good faith to be bona fide and (y) the Board determines in good faith, after consultation with its outside financial and legal advisors, that (1) such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (2) the failure to take the actions referred to in clauses (A) and (B) of this Section 7.03(c)(i) would be inconsistent with the fulfillment of its fiduciary duties to the stockholders of the Company under applicable Law, then the Company may (A) furnish information with respect to the Company to the person making such Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company (x) shall not, and shall not allow any of its Representatives to, disclose any material non-public information to such person without entering into an Acceptable Confidentiality Agreement, and (y) will provide or make available to Parent any material non-public information concerning the Company provided to such other person which was not previously provided to Parent within one business day after provision to such other person.

(ii) Notwithstanding anything to the contrary contained in Section 7.03(b), prior to obtaining the Requisite Stockholder Vote, the Company shall be permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party so long as such Excluded Party continues to qualify as such.

(iii) No later than the earlier of the second business day or the third calendar day immediately following the Go-Shop Period End Date, the Company shall notify Parent, in writing, of the identity of each Excluded Party and shall provide Parent a copy of each Acquisition Proposal received from any Excluded Party (or, where no such copy is available, a description of the material terms and conditions of such Acquisition Proposal).  From and after the Go-Shop Period End Date, the Company shall promptly (and in any event within one business day) notify Parent in writing if it receives (or after it becomes aware that one of its Representatives has received) (A) an Acquisition Proposal from a person or group of related persons or written indication that such person or group is considering making an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making such Acquisition Proposal, to the extent known, (B) any request by any person or group of related persons for non-public information relating to the Company other than requests in the ordinary course of business and reasonably believed by the Company to be unrelated to an Acquisition Proposal or (C) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal by any person or group of related persons, and shall keep Parent  apprised and shall promptly update Parent as to any material developments, discussions and negotiations concerning such Acquisition Proposal.  Without limiting the foregoing, the Company shall inform Parent in writing within one business day in the event that it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 7.03.

(d) Neither the Board nor any committee thereof shall directly or indirectly withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation in favor of the Merger; provided, that at any time prior to obtaining the Requisite Stockholder Vote, if the Company receives an Acquisition Proposal (including from an Excluded Party) after the date hereof and the Board concludes in good faith, after consultation with its outside financial and legal advisors, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to withdraw or modify its approval of this Agreement or its recommendation that the Company’s stockholders adopt this Agreement and approve the Merger would be inconsistent with the fulfillment of its fiduciary duties, the Board may (i) cause the Company to terminate this Agreement pursuant to Section 9.01(g) to concurrently enter into a definitive agreement with respect to such Superior Proposal and/or (ii) withdraw or modify its approval of this Agreement or its recommendation that the Company’s stockholders adopt this Agreement and approve the Merger; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (i) and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect, unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 9.03; and provided, further, that the Company may not terminate this Agreement pursuant to the foregoing clause (i) and the Board may not effect a withdrawal or modification of its approval of this Agreement pursuant to the foregoing clause (ii) unless the Company shall have provided prior written notice to Parent, at least four business days in advance (the “Notice Period”), of its intention to withdraw or modify its approval of this Agreement or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include a written summary of the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents relating thereto.  During the Notice Period, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement, and the Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise, so that the Acquisition Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notice by the Company and a new four-business day period).

(e) Notwithstanding anything to the contrary contained in this Section 7.03 or elsewhere in this Agreement, the Board may, prior to obtaining the Requisite Stockholder Vote and other than in connection with an Acquisition Proposal (which is subject to Section 7.03(d)), withdraw or modify its approval of this Agreement or its recommendation that the Company’s stockholders adopt this Agreement and approve the Merger, if the Board determines in good faith (after consultation with its outside legal advisors) that the failure to take such action would be inconsistent with the fulfillment of its fiduciary duties under applicable Law.

(f) Subject to this Section 7.03, the Company shall not terminate, waive, amend or modify any material provision of any standstill or confidentiality agreement to which it is a party (including each Acceptable Confidentiality Agreement) that relates to a transaction of a type described in the definition of Acquisition Proposal; provided, however¸ that the Company may permit to be taken any of the actions prohibited under a standstill agreement if the Board determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with the fulfillment of its fiduciary duties to the stockholders of the Company under applicable Law; provided, further, however, that, notwithstanding the foregoing, (i) this Section 7.03(f) shall in no way prohibit the taking of any action by the Board, the Company or any of its Representatives with respect to any party to a standstill agreement that is not otherwise prohibited by this Section 7.03 and (ii) the Company shall not be deemed to be in violation of this Section 7.03(f) if a party to a standstill agreement submits an unsolicited Acquisition Proposal to the Board.  To the extent that prior to the date hereof the Company has entered into any confidentiality agreement that would prevent the Company from providing information to Parent that the Company would otherwise be required to provide to Parent pursuant to the terms of Section 7.02 or 7.03, the Company shall use its commercially reasonable efforts to obtain a waiver of such confidentiality or standstill agreement to enable the Company to provide such information to Parent in accordance with the terms of Sections 7.02 and 7.03; provided, however, that, so long as the Company has used such commercially reasonable efforts, the failure of the Company to obtain any such waiver and any resulting inability to provide any such information to Parent shall not cause the Company to be in breach of any of the provisions of Sections 7.02 and 7.03.

(g) Nothing contained in this Section 7.03 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from otherwise making any disclosure to its stockholders that is required by applicable Law.

SECTION 7.04 Directors’ and Officers’ Indemnification.

(a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (collectively, the “Indemnified Parties”) (and the Surviving Corporation shall also advance expenses to such persons as incurred, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the Effective Time, including the Transactions, in each case to the same extent as provided in the articles of incorporation or bylaws of the Company, or any other applicable contract with respect to the relevant director or officer, in each such case as in effect on the date hereof and disclosed to Parent in Section 7.04(a) of the Company Disclosure Letter.

(b)  For six years from the Effective Time, the Surviving Corporation shall maintain in effect for the benefit of the directors and officers of the Company currently covered by the officers’ and directors’ liability insurance policies of the Company an insurance and indemnification policy with an insurer with a Standard & Poor’s rating of at least A that provides coverage for acts or omissions occurring on or prior to the Effective Time (the “D&O Insurance”) covering each such person on terms with respect to coverage and in amounts no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of this Agreement, other than immaterial differences; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 300% of such annual premium, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.  The Surviving Corporation may satisfy its obligations under this Section 7.04(b) by purchasing a “tail” policy from an insurer with a Standard & Poor’s rating of at least A or under the Company’s existing directors’ and officers’ insurance policy, that in either such case (i) has an effective term of six years from the Effective Time, (ii) covers each director and officer currently covered by the Company’s  directors’ and officers’ insurance policy in effect on the date of this Agreement for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms that are no less favorable than those of the Company’s directors’ and officers’ insurance policy in effect on the date of this Agreement, other than immaterial differences.

(c) The articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation and bylaws, respectively, of the Company, unless any modification thereof shall be required by Law and then such modification shall be made only to the minimum extent required by such Law, which provisions shall not be amended, repealed or otherwise modified, except as provided in this Section 7.04(c),  for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company.

(d) The provisions of this Section 7.04 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(f) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.04.

SECTION 7.05 Regulatory Filings; Commercially Reasonable Efforts.

(a) As soon as reasonably practicable following the execution of this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, each shall file with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) Notification and Report Forms relating to the Transactions as required by the HSR Act and will use commercially reasonable efforts to obtain an early termination of any applicable waiting period thereunder; provided, however, that the parties shall not be required to file such Notification and Report Forms until the second business day after the Go-Shop Period End Date unless Parent shall elect otherwise and notify the Company at least 10 days prior to filing. The Company, on the one hand, and Parent and Merger Sub, on the other hand, each shall promptly (i) supply the other party with any information which may be required in order to effectuate such filing and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ in connection with such filing.  Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will notify the other party promptly upon the receipt of (i) any comments from any officials of the FTC or the DOJ in connection with any filing made pursuant hereto and (ii) any request by any officials of the FTC or the DOJ for amendments or supplements to any filing made pursuant to, or information provided to comply with, the requirements of the HSR Act.  Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 7.05(a), the Company, on the one hand, and Parent and Merger Sub, on the other hand, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing such amendment or supplement.  The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties’ counsel in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with any Action under or relating to the HSR Act.  The parties may designate any such documents “outside counsel only” and if so designated, such documents may not be disclosed to the other party.

(b) Subject to the terms and conditions herein provided, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including obtaining all consents, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions.  Upon the terms and subject to the conditions hereof, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Transactions to be satisfied by it.

SECTION 7.06 Public Announcements.  Parent and the Company agree that no public release or announcement concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Parent or the Company in compliance with this Section 7.06 and do not reveal non-public information regarding the other party; provided, further, however, that the Company may issue any public release or announcement, without prior consultation with Parent, contemplated by, or with respect to any action taken pursuant to, Section 7.03.

SECTION 7.07 Confidentiality Agreement.  At the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.  If this Agreement is terminated, each party shall return to the other party or destroy any documents furnished by the other party and all copies thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent (a) such party is required to retain or disclose such information by applicable Law or such retention or disclosure is necessary in connection with the pursuit or defense of a claim or (b) such information becomes generally available to the public other than by breach of this Section 7.07.  Prior to any disclosure of information pursuant to the exception in clause (a) of the preceding sentence, the party intending to disclose such information shall so notify the party that provided such information in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

SECTION 7.08 Benefit Plans and Employee Matters.

(a) Parent hereby agrees that, for a period of one year immediately following the Effective Time, it shall, or it shall cause the Surviving Corporation or any applicable Financing Subsidiary to, (i) provide each Employee of the Company as of the Effective Time with at least the same level of base salary, cash incentive compensation and other cash variable compensation that was provided to each such Employee immediately prior to the Effective Time, and (ii) provide the Employees with employee benefits (other than equity-based compensation) that are no less favorable, determined in the aggregate on a Plan-by-Plan basis, than those provided to such Employees immediately prior to the Effective Time.  From and after the Effective Time, Parent shall cause the Surviving Corporation or any applicable Financing Subsidiary to honor, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company as in effect immediately prior to the Effective Time that are applicable to any current or former Employees or directors of the Company.

(b) Employees shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement (including vacation plans, programs and arrangements) established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each Employee may be eligible to participate on or after the Effective Time for service with the Company and any ERISA Affiliate through the Effective Time to the same extent recognized by the Company and any ERISA Affiliate under comparable Plans immediately prior to the Effective Time. Such plan, program or arrangement shall credit each such Employee for service accrued or deemed accrued on or prior to the Effective Time with the Company and any ERISA Affiliate; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

(c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent, the Surviving Corporation or any applicable Financing Subsidiary (“Parent Welfare Benefit Plans”) in which an Employee may be eligible to participate on or after the Effective Time, Parent shall use commercially reasonable efforts, subject to applicable Law, to (a) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Employee under any Parent Welfare Benefit Plan to the same extent waived under a comparable Plan, and (b) provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Employee under the Plans during the relevant plan year, up to and including the Effective Time.

(d) From and after the Effective Time, the Surviving Corporation or any applicable Financing Subsidiary shall, and Parent shall cause them to, honor, in accordance with their terms, all employment and severance agreements listed in Section 7.08(d) of the Company Disclosure Letter in effect immediately prior to the Effective Time that are applicable to any current or former Employees or directors of the Company.

SECTION 7.09 Advice of Changes.  The Company shall promptly advise Parent of any change or event (A) having or that would be reasonably expected to have a Material Adverse Effect or (B) that constitutes a breach of any of its representations, warranties or covenants contained in this Agreement that would reasonably be expected to result in a failure of a condition set forth in Section 8.02(a) or 8.02(b); provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Company (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

SECTION 7.10 Financing.

(a) Parent shall use commercially reasonable efforts to take, or cause Merger Sub to take, all actions and to do, or cause Merger Sub to do, all things reasonably necessary, proper or advisable to arrange, as soon as practicable after the date hereof, and to consummate, concurrently with the Closing, the Financing on the terms and conditions described in the Financing Commitments, including using commercially reasonable efforts to (i) maintain in effect the Financing Commitments, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing set forth in the Financing Commitments that are within their control (including by consummating the Equity Financing pursuant to the terms of the Equity Financing Commitments and by assisting in the syndication or marketing of the Debt Financing contemplated by the Debt Financing Commitments) and (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Commitments. Subject to the terms and conditions contained herein, at the Closing Parent shall draw down on the Financing Commitments if the conditions to the Financing Commitments are then satisfied.  If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent shall use commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent) in an amount sufficient to make the Required Payments.  Parent shall keep the Company reasonably apprised of material developments related to the Financing and shall provide to the Company (i) a copy of each material agreement related to the Financing promptly after such agreement is executed and delivered by the parties thereto and (ii) such other information as the Company may reasonably request in connection with the Financing.  For the avoidance of doubt, if the conditions set forth in Sections 8.01 and 8.02 of this Agreement are satisfied or waived, Parent and Merger Sub shall be obligated to consummate the Transactions on the terms contemplated by this Agreement regardless of whether the Equity Financing has been or can be obtained.

(b) The Company agrees to provide, and shall cause its officers, directors, employees, financial advisors, counsel, accountants and other representatives and Affiliates to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the Financing, including, without limitation, organizing certain new direct or indirect subsidiaries of the Company (the “Financing Subsidiaries”) and transferring thereto (the “Contribution”) certain assets and property of the Company (the “Contributed Assets”), and using its commercially reasonable efforts to obtain any required consents from the counterparties of certain contracts to the assignment of such contracts to the applicable Financing Subsidiary, in each case as specified in the Debt Financing Commitment.  Without limiting the generality of the foregoing, the Company and the Financing Subsidiaries (as applicable) shall comply with the covenants applicable to any of them set forth in, and shall use commercially reasonable efforts to cause to be satisfied all conditions to the obligations of Parent’s lenders to fund the Debt Financing set forth in, the Debt Financing Commitment, including, without limitation, the Debt Term Sheet, each as in effect as of the date hereof or as amended with the consent of the Company (not to be unreasonably withheld, delayed or conditioned).  The Company hereby consents to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the Financing so long as such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other Intellectual Property.  Prior to executing or filing any agreement, organizational document or other document in connection with the Contribution, the Company shall give Parent and its counsel a reasonable opportunity to review and reasonably approve the form of any such agreement, organizational document or other document prepared in connection with the Contribution.  If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, the Company shall provide such cooperation as may be reasonably requested by Parent and Merger Sub necessary for them to obtain alternative financing from alternative sources.

(c) At the request of Parent given at any time prior to the expiration of five business days after the execution and delivery of this Agreement, the Company will purchase an option, at a cost not to exceed $8,000,000, to enter into a pay fixed rate swap (the “Swap Option”) that grants the Company the right (but not the obligation) to enter into a pay fixed swap at the Effective Time with respect to amounts to be borrowed under the Debt Financing.  If Parent has not made such request to the Company by 10:00 a.m. Eastern Time on a business day, then the Company may purchase the Swap Option on the next business day.  Upon any Termination Date (as defined below), Parent will reimburse the Company for the premium paid to the counterparty to the Swap Option (plus all interest accrued under the Credit Agreement, dated as of May 27, 2005, as amended, among the Company, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, with respect to any amounts borrowed thereunder by the Company to finance the payment of such premium) and, upon such reimbursement, the Company will assign the Swap Option to Parent without recourse for no further charge or cost to Parent; provided, however, that, notwithstanding anything to the contrary contained herein, such reimbursement by Parent to the Company shall be in addition to amounts, if any, that Parent shall be obligated to pay to the Company pursuant to Section 9.02(ii) or Section 9.03(c).  If the Swap Option may not be so assigned for any reason, the Company will, following reimbursement by Parent, (i) hold the Swap Option in trust for the benefit of Parent, (ii) account to Parent with respect to all proceeds realized from the sale or other disposition or exercise of the Swap Option and (iii) deal with the Swap Option in accordance with the instructions received from Parent from time to time in writing.

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Merger.  The obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following conditions:

(a) Stockholder Approval.  This Agreement shall have been adopted and, to the extent required, the Transactions shall have been approved by the Requisite Stockholder Vote in accordance with the FBCA and the governing documents of the Company.

(b) HSR Act.  The applicable waiting period under the HSR Act shall have expired or been terminated.

(c) No Order.  No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

SECTION 8.02 Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following additional conditions at or prior to the Effective Time:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded).

(b) Agreements and Covenants.  The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

(c) Officer Certificate.  The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by any executive officer of the Company, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

(d) Maximum Dissenting Shares.  The holders of not more than 10% of the Company Common Stock outstanding immediately prior to the Effective Time shall have properly exercised appraisal rights with respect thereto to the extent available under, and in accordance with, applicable Law.

(e) Debt Financing Commitment.  The conditions set forth in the Debt Financing Commitment under the heading “Conditions” and in Annex II thereof shall have been satisfied or waived.

(f) Holdback Amount.  No portion of the Senior Holdback Amount or the Subordinated Holdback Amount shall be required to be held in a collateral account by the Indenture Trustee (as such terms are defined in the Debt Financing Commitment as in effect as of the date hereof) as of the Effective Time.

SECTION 8.03 Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the Effective Time:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time, provided, that the representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date.

(b) Agreements and Covenants.  Parent and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Effective Time.

(c) Officer Certificate.  Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by any executive officer of Parent, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

(d) Merger Consideration.  Parent shall have deposited with the Paying Agent, for the benefit of the holders of the Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Merger (the date of any such termination, the “Termination Date”) as follows:

(a) By mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Boards of Directors of Parent, Merger Sub and the Company; or

(b) By either Parent, Merger Sub or the Company, by written notice (which notice may be delivered no earlier than the day following the Outside Date), if the Effective Time shall not have occurred on or before May 31, 2008 (the “Outside Date”); provided, however, that, if the Deadline (as defined in the Debt Financing Commitment) is extended, the Outside Date shall be extended to the same date without any further action of the parties; provided, further, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date; or

(c) By either Parent, Merger Sub or the Company, by written notice, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or applicable Law that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Order to have been enacted, issued, promulgated, enforced or entered; or

(d) By written notice of Parent or Merger Sub if any of the following actions or events occur and whether or not they are permitted by the terms hereof:

(i) the Board withdraws, amends, modifies or changes its recommendation of the adoption of this Agreement in a manner adverse to Parent or Merger Sub or shall have resolved or publicly proposed to do so,

(ii) the Board shall have recommended to the stockholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

(iii) the Company fails publicly to reaffirm its recommendation of the Merger within seven (7) business days after the date any Acquisition Proposal or any material modification thereto is first publicly announced or otherwise becomes generally known to the public, or

(iv) the Company shall have materially breached its obligations under Section 7.03.

(e) By written notice of Parent or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would result in a failure of a condition set forth in Section 8.02(a) or 8.02(b) (a “Terminating Company Breach”); provided, that if such Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of such Terminating Company Breach through the exercise of its commercially reasonable efforts and for as long as the Company continues to exercise such commercially reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the earlier of the expiration of such 20-day period and the Outside Date;

(f) By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would result in a failure of a condition set forth in Section 8.03(a) or 8.03(b) (a “Terminating Parent Breach”); provided, that if such Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of such Terminating Parent Breach through the exercise of its commercially reasonable efforts and for as long as Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(f) until the earlier of the expiration of such 20-day period and the Outside Date; or

(g) By written notice of the Company in accordance with Section 7.03(d), if the Company shall have concurrently entered into a definitive agreement with respect to a Superior Proposal and paid the Termination Fee set forth in Section 9.03(b);

(h) By written notice of the Company if (i) (x) Parent shall have notified the Company that the Debt Financing cannot be consummated for any reason; provided, that Parent shall be obligated to give such notice to the Company within one business day after it makes such determination that the Debt Financing cannot be consummated and in no event later than the Outside Date, and (y) Parent has not secured commitments for alternative financing (as contemplated by Section 7.10) in an amount sufficient to make the Required Payments by no later than the earlier of 30 days after the date of such notice and the Outside Date; or (ii) the Debt Financing or any alternative financing contemplated by clause (y) above is not consummated by the Outside Date and, in the case of either clause (i) or (ii), such failure is either primarily caused by, or primarily results from, (A) any breach of Section 7.10 by Parent, Merger Sub, any of their respective Affiliates or any of their or their respective Affiliates’ Representatives, (B) the breach by any lender of its obligation to provide all or any part of the Debt Financing (it being understood that no such breach can occur unless all conditions set forth in the Debt Financing Commitment shall have been satisfied or have been waived by the relevant lenders) or (C) the failure of all or any part of the Equity Financing (or any substitute or replacement equity financing) to be obtained, other than due to the failure of any condition set forth in Sections 8.01 and 8.02 (other than the condition set forth in Section 8.02(e) to the extent the failure of such condition is due to the failure of any such equity financing to be obtained);

(i) By written notice of Parent, Merger Sub or the Company, if, at the Special Meeting (including any adjournment thereof), the Requisite Stockholder Vote is not obtained.

SECTION 9.02 Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto or any of their respective Affiliates or the directors, officers, employees, agents or Representatives of any of them, and all rights and obligations of each party hereto shall cease, except (i) as set forth in Section 7.10(c), this Section 9.02 and in Section 9.03 and Article X; (ii) in the case of a termination of this Agreement pursuant to Section 9.01(e) or 9.01(f) arising out of an inaccuracy in any representation as of the date hereof or a breach of any warranty or covenant, the breaching party shall reimburse the terminating party for its reasonable, documented Transaction Costs, up to a maximum amount of $5,000,000 (the “Expense Reimbursement Amount”), within ten (10) business days of receipt of a reasonably detailed accounting of such expenses, and the breaching party will not have any other liability hereunder except as provided in clause (iii) or in Section 9.03; and (iii) in the case of a willful breach of any representation, warranty or covenant, the parties hereto acknowledge and agree that the damages suffered or to be suffered by the Company, in the case of a willful breach of this Agreement by Parent or Merger Sub, or by Parent and Merger Sub, in the case of a willful breach of this Agreement by the Company, shall not be limited to the Expense Reimbursement Amount and may include the benefit of the bargain of the Merger to such party (and, in the case of the Company, its stockholders), adjusted to account for the time value of money.  Without limiting the foregoing, Sections 7.02(b), 7.06, 7.07, this Section 9.02, Section 9.03 and Article X shall survive the termination of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.03, nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 10.06 hereof in lieu of terminating this Agreement pursuant to Section 9.01.

SECTION 9.03 Fees and Expenses.

(a) Except as otherwise set forth in this Section 9.03, all Transaction Costs incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any of the Transactions is consummated.  As used in this Agreement, “Transaction Costs” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the preparation, printing, filing or mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions, and including any reimbursement by Parent pursuant to Section 7.10(c).

(b) The Company agrees that if this Agreement shall be terminated by

(i) Parent or Merger Sub pursuant to Section 9.01(d) (if Parent or Merger Sub is not then in material breach of any of its obligations, representations or warranties under this Agreement),

(ii) the Company pursuant to Section 9.01(g), or

(iii) Parent or Merger Sub (i) (x) pursuant to Section 9.01(b) and, at any time after the date of this Agreement but prior to the Outside Date, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the Board of the Company and not withdrawn or terminated, or (y) pursuant to Section 9.01(e) and, at any time after the date of this Agreement and prior to the Terminating Company Breach giving rise to the right of Parent or Merger Sub to terminate this Agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public or communicated to the senior management or the Board of the Company and not withdrawn or terminated or (z) pursuant to Section 9.01(i) and, at any time after the date of this Agreement and prior to the vote of the Company’s stockholders seeking approval of the Merger at the Special Meeting, an Acquisition Proposal shall have been publicly disclosed or otherwise become generally known to the public and not withdrawn or terminated, and (II), in any of cases (x), (y) and (z), within nine (9) months after the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not such Acquisition Proposal was made prior to termination of this Agreement or by the same person); provided that for the purposes of this Section 9.03(b)(iii) the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.01, except that the references to “20%” shall be deemed to be references to “more than 50%”:

then the Company shall pay Parent the Termination Fee in immediately available funds (x) within two business days after the Termination Date, in the case of clause (i), (y) concurrently with such termination, in the case of clause (ii) and (z) upon the earlier of entry into the definitive agreement with respect to, or consummation of, the Acquisition Proposal, in the case of clause (iii) (in the case of Section 9.03(b)(iii)(I)(y), with a credit for any Expense Reimbursement Amount previously paid as provided in Section 9.02(ii)).  If this Agreement shall be terminated by Parent or Merger Sub pursuant to Section 9.01(i) but the other conditions set forth in Section 9.03(b)(iii) for payment of the Termination Fee have not yet been satisfied, then the Company shall reimburse Parent for its reasonable, documented Transaction Costs, up to a maximum amount of $5,000,000, within ten (10) business days of receipt of a reasonably detailed accounting of such expenses, and, if such conditions are later satisfied, the Termination Fee shall be payable net of such Transaction Costs previously paid.  “Termination Fee” means $20,000,000; provided, however, that “Termination Fee” shall mean $15,000,000 if the Acquisition Proposal that results in the action or event that forms the basis for such termination is submitted by an Excluded Party (whether such Acquisition Proposal is submitted before or after the Go-Shop Period End Date) and the right to terminate this Agreement arises no later than March 29, 2008; provided, that, in any event, the Termination Fee shall be reduced by any Expense Reimbursement Amount paid pursuant to Section 9.02.  In no event shall payment of more than one Termination Fee be made.  Notwithstanding anything to the contrary contained in this Agreement:  (i) Parent’s right to receive the Termination Fee or Transaction Costs pursuant to this Section 9.03(b) shall be Parent’s sole and exclusive remedy against the Company or any of its Affiliates, stockholders, directors, officers, Employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Transactions to be consummated in circumstances giving rise to the obligation of the Company to pay the Termination Fee or Transaction Costs under this Section 9.03(b); (ii) the provisions of Section 10.06 shall be inapplicable in any circumstance giving rise to the obligation of the Company to pay the Termination Fee or Transaction Costs; and (iii) upon payment of all amounts that are required to be paid pursuant to this Section 9.03(b), none of the Company or any of its Affiliates, stockholders, directors, officers, Employees, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (other than any obligation to pay any amounts due pursuant to the second sentence of Section 9.03(d)).

(c) Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(h), then Parent shall pay the Company the Reverse Termination Fee in immediately available funds within two business days after the Termination Date.  “Reverse Termination Fee” means $15,000,000.  Notwithstanding anything to the contrary contained in this Agreement, but other than the reimbursement set forth in Section 7.10(c):  (i) the Company’s right to receive the Reverse Termination Fee pursuant to this Section 9.03(c) shall be the Company’s sole and exclusive remedy against Parent, Merger Sub or any of their Affiliates, stockholders, directors, officers, employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Transactions to be consummated in circumstances giving rise to the obligation of Parent to pay the Reverse Termination Fee under this Section 9.03(c); (ii) the provisions of Section 10.06 shall be inapplicable in any circumstance giving rise to the obligation of Parent to pay the Reverse Termination Fee; and (iii) upon payment of the Reverse Termination Fee that is required to be paid pursuant to this Section 9.03(c), none of Parent, Merger Sub or any of their Affiliates, stockholders, directors, officers, employees, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (other than any obligation to pay any amounts due pursuant to the second sentence of Section 9.03(d)).

(d) The parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement and that without these agreements, the other party would not enter into this Agreement.  If a party shall fail to pay any amount payable pursuant to Section 9.02(ii) or 9.03, as applicable, when due, the party failing to pay shall reimburse the other party for all costs and expenses actually incurred or accrued by such party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of such Section.

SECTION 9.04 Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise by Law require approval of the stockholders of the Company, without approval of such stockholders.  This Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

SECTION 9.05 Waiver.  At any time prior to the Effective Time, any party hereto may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations, Warranties andAgreements.  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles III and X and Sections 7.04 and 7.08 shall survive the Effective Time and those set forth in Sections 7.02(b), 7.06, 7.07, 7.10(c), 9.02 and 9.03 and Article X shall survive termination indefinitely.

SECTION 10.02 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to Parent or Merger Sub:

c/o Aurora Management Partners LLC
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA  90024
Attention:  Timothy J. Hart, Esq.
Facsimile:  (310) 277-5591

with a copy to:

Gibson Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071-3197
Attention:  Bruce D. Meyer
Facsimile:  (213) 229-7520

if to the Company:

NuCO2 Inc.
2800 SE Market Place
Stuart, Florida  34997
Attention:  Eric M. Wechsler, Esq.
Facsimile:  (772) 221-1690

with a copy to:

Olshan Grundman Frome
Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY   10022
Attention:  Steven Wolosky, Esq.
Facsimile:  (212) 451-2222

SECTION 10.03 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment.  This Agreement, the Guarantees and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

SECTION 10.05 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 7.04 and 7.08 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.06 Specific Performance.  Subject to the provisions of Section 9.03, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10.07 Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of New York without regard to the conflict of laws principles thereof, except to the extent that the provisions of Articles II and III of this Agreement are mandatorily governed by the FBCA.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County.  The parties hereto hereby (A) submit to the exclusive jurisdiction of any state or federal court located in New York County for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.07 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of New York other than for such purposes.

SECTION 10.08 Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions.  Each of the parties hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

SECTION 10.09 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

SECTION 10.10 Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NuCO2 ACQUISITION CORP.

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	V.P., Secretary and General Counsel

NuCO2 MERGER CO.

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	V.P., Secretary and General Counsel

NuCO2 INC.

By:	/s/ Michael E. DeDomenico
	Name:	Michael E. DeDomenico
	Title:	Chairman and Chief Executive Officer

ANNEX B

[HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. LETTERHEAD]

January 29, 2008

Board of Directors
NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida  34997

Dear Members of the Board of Directors:

We understand that NuCO2 Acquisition Corp. (the “Acquiror”), NuCO2 Merger Co., a wholly-owned subsidiary of the Acquiror (“Sub”), and NuCO2 Inc. (the “Company”), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Sub will be merged with the Company (the “Transaction”) and that, upon consummation of the Transaction, each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) will be converted into the right to receive $30.00 in cash (the “Consideration”).  “Excluded Persons” shall be defined as those holders of Company Common Stock who the Acquiror allows to retain an interest in the Company, receive an interest in the Acquiror, or otherwise participate in the Merger through some form of equity ownership.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock, other than the Excluded Persons, in the Transaction pursuant to the Merger Agreement is fair to them from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.            reviewed the following agreements and documents:

a.        the Agreement and Plan of Merger, dated as of January 29, 2008 (the “Merger Agreement”), among the Acquiror, Sub and the Company;

b.        the letter dated January 16, 2008 from Aurora Management Partners LLC (“Aurora”) to the Company relating to the offer by Aurora to purchase 100% of the capital stock of the Company;

c.        the letter dated January 16, 2008 from Aurora Equity Partners III L.P. (“Aurora Partners”), Aurora Overseas Equity Partners III, L.P. (“Aurora Overseas Partners”) and General Electric Pension Trust (collectively, the “Investors”) to the Acquiror relating to the Investors’ equity commitment for the Transaction;

d.        the letter dated January 15, 2008 from UBS Securities LLC (“UBS”) to the Acquiror relating to UBS’s commitment to underwrite certain debt securities described therein, including the Summary of Indicative Terms and Conditions for $355,000,000 Asset Backed Notes and $30,000,000 Equipment Revolver; and

e.        the Limited Guaranty, dated as of January 29, 2008, by Aurora Partners and Aurora Overseas Partners relating to the guaranty of obligations of the Acquiror and Sub under the Merger Agreement.

2.            reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

Board of Directors, NuCO2 Inc.

3.            reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company;

4.            spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.            compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.            considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.            reviewed the current and historical market prices and trading volume for Company Common Stock, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.            conducted such other financial studies, analyses and inquiries and considered such other information and factors as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information.  In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based.  We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.  We have not considered any aspect or implication of any transaction to which the Company or the Acquiror may be a party (other than as specifically described herein with respect to the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform in all material respects all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without material waiver thereof, and (d) the Transaction will be consummated in a timely manner in all material respects and in accordance with the terms described in the agreements and documents provided to us, without any material  amendments or modifications thereto.  We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all material respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have a material adverse effect on the Company or any expected benefits of the Transaction.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation.  We did not estimate, and express no opinion regarding, the liquidation value of any entity.  We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Board of Directors, NuCO2 Inc.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, businesses or operations of the Company, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Transaction.  This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our prior written consent.  This Opinion may be reproduced in full in any proxy statement filed by the Company with the Securities and Exchange Commission in connection with the Transaction if such inclusion in such filing is required by applicable law, but may not otherwise be disclosed, in whole or in part, without our prior written consent, except as otherwise provided in our engagement letter with the Company.  This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party.  This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to how such person or party should act or vote with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.  The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement.  In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction.

Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to the Company, the Acquiror or their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.  Such services may include providing an updated or new fairness opinion to the Board of Directors in the event that the terms of the Transaction are revised or, under certain circumstances, if the Company enters into another change of control transaction in lieu of the Transaction, in which events Houlihan Lokey would be entitled to receive additional compensation.  In addition, we have, at the request of the Board of Directors, provided the Board of Directors with an analysis relating to a hypothetical dividend recapitalization.  Houlihan Lokey and certain of its affiliates and certain of our and their respective employees, including individuals that participated in the preparation of this Opinion, may have committed to invest in private equity or other investment funds managed or advised by one or more affiliates of the Acquiror, and in portfolio companies of such funds, and may have co-invested with one or more affiliates of the Acquiror, and may do so in the future.  Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including without limitation formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, one or more affiliates of the Acquiror, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein) (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party, except as set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to any of the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including

Board of Directors, NuCO2 Inc.

without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (viii) the solvency, creditworthiness or fair value of the Company, the Acquiror or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise.  Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.  It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.  Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.  The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock, other than the Excluded Persons, in the Transaction pursuant to the Merger Agreement is fair to them from a financial point of view.

Very truly yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ANNEX C

FLORIDA BUSINESS CORPORATION ACT
SECTIONS 607.1301 THROUGH 607.1333

607.1301. Appraisal rights; definitions

The following definitions apply to Sections 607.1302-607-1333:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof.  For purposes of Section 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in Sections 607.1322-607-1333, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholders to appraisal

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a conversion of such corporation pursuant to Section 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under Sections 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under Section 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by Section 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to Section 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in Section 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

607.1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.  The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in Section 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1) If proposed corporate action described in Section 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter.  If the corporation concludes that appraisal rights are or may be available, a copy of Sections 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to Section 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective.  Such notice must be sent within 10 days after the corporate action became effective and include the materials described in Section 607.1322.

(3) If the proposed corporate action described in Section 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to Section 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in Section 607.1322.

607.1321. Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under Section 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under Section 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to Section 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under Section 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of Section 607.1321.  In the case of a merger under Section 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under Section 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of Sections 607.1301-607.1333.

607.1323. Perfection of rights; right to withdraw

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to Section 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to Section 607.1322(2)(b)2.  Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to Section 607.1322(2)(b)6.  A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1) If the shareholder states on the form provided in Section 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to Section 607.1322(2)(b)4 must notify the corporation on the form provided pursuant to Section 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in Section 607.1322(2)(b)2 waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to Section 607.1322(2)(b)4.

607.1330. Court action

(1) If a shareholder makes demand for payment under Section 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to Section 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located.  If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares.  The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive.  If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers shall have the powers described in the order appointing them or in any amendment to the order.  The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.  There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings.  Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with Sections 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to Section 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides.  The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of Section 607.06401.  In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section.  If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

NuCO2 INC.

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

As a shareholder of NuCO2 Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 7, 2008.

	Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY INTERNET OR PHONE

‚Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.‚

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.						Please mark your votes like this	☒

1.
To approve and adopt the Agreement and Plan of Merger, dated as of January 29, 2008 (the "merger agreement"), by and among NuCO2 Acquisition Corp. ("Parent"), NuCO2 Merger Co. ("Merger Sub") and NuCO2 Inc. (the "Company") and approve the merger of Merger Sub with and into the Company, as a result of which (a) the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Parent and (b) each share of the Company's common stock, other than shares held in the Company's treasury, by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent, or by the Company's shareholders who perfect their appraisal rights under Florida law, will be converted automatically into the right to receive $30.00 in cash, without interest.
					FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve the transfer of substantially all of the Company's assets to its newly-created, wholly owned subsidiaries.				FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to (a) approve and adopt the merger agreement and approve the merger or (b) approve the asset transfer.
					FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Signature		Signature		Date			, 2008.
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF NuCO2 INC. May 8, 2008 PROXY VOTING INSTRUCTIONS
‚ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ‚

PROXY
NuCO2 INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NuCO2 INC. (THE "COMPANY")
FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY
TO BE HELD AT 10:00 A.M., EASTERN TIME, ON THURSDAY, MAY 8, 2008

The undersigned hereby appoints Michael E. DeDomenico and Robert R. Galvin, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on March 7, 2008 at the Special Meeting of Shareholders of the Company to be held on Thursday, May 8, 2008 at 10:00 a.m., Eastern Time, at the Hutchinson Island Marriott Beach Resort and Marina, 555 N.E. Ocean Boulevard, Stuart, Florida, and at any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)